EXHIBIT 1.3

This document incorporates by reference the text of the accompanying Offer to Purchase and Circular dated August 25, 2006, Letter of Transmittal (as defined below) and Notice of Guaranteed Delivery (as defined below), as each may be amended, modified or supplemented from time to time, used in connection with the offer by Twin Star International Limited to purchase all of the outstanding common shares of Sterlite Gold Ltd. (the “Common Shares”) not already owned by Twin Star International Limited and its affiliates.

All references herein to Canadian dollars are designated with “C$” and to United States dollars are designated with “U.S.$”. On November [•], 2006, the noon spot rate of exchange as reported by the Bank of Canada was C$1.00 = U.S.$[•].

TWIN STAR INTERNATIONAL LIMITED

a wholly-owned subsidiary of

VEDANTA RESOURCES PLC

OFFER TO PURCHASE

all the outstanding Common Shares of

STERLITE GOLD LTD.

not already owned by Twin Star International Limited and its affiliates on the basis of C$0.258 in cash for each Common Share

November [•], 2006

NOTICE TO UNITED STATES SHAREHOLDERS

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION APPROVED OR DISAPPROVED OF THIS TRANSACTION, PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THESE DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMON SHARES ARE REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934 (THE “EXCHANGE ACT”) AND CURRENTLY TRADE ON THE TORONTO STOCK EXCHANGE AND, IN THE UNITED STATES, ON THE OVER-THE-COUNTER SECURITIES MARKET OPERATED BY PINK SHEETS, LLC. HOWEVER, DURING AT LEAST THE THREE YEAR AND SIX MONTH PERIODS FOR WHICH THE REQUIRED FINANCIAL STATEMENTS ARE INCLUDED IN THIS NOTICE, STERLITE GOLD LTD. (“STERLITE GOLD”, OR THE “COMPANY”) HAS NOT COMPLIED WITH THE PERIODIC FILING REQUIREMENTS UNDER THE EXCHANGE ACT AND HAS RECEIVED A NOTICE FROM THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION TO SUCH EFFECT. AS A RESULT, SHAREHOLDERS IN THE UNITED STATES (“UNITED STATES

SHAREHOLDERS”) HAVE NOT BEEN PROVIDED ALL INFORMATION REQUIRED BY UNITED STATES SECURITIES LAWS.  THE OFFEROR (AS DEFINED BELOW) IS PROVIDING THIS NOTICE (PREPARED IN ACCORDANCE WITH UNITED STATES LAW), INCLUDING CERTAIN FINANCIAL INFORMATION ACCOMPANIED BY A RECONCILIATION BETWEEN CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, TO UNITED STATES SHAREHOLDERS IN ORDER TO ASSIST THEM IN DETERMINING WHETHER OR NOT TO TENDER COMMON SHARES UNDER THE OFFER (AS DEFINED BELOW). WE URGE YOU TO CAREFULLY READ THE INFORMATION SET FORTH HEREIN AND IN THE OFFER TO PURCHASE AND CIRCULAR IN MAKING YOUR DECISION.

THE OFFER IS MADE FOR SECURITIES OF A CANADIAN ISSUER BY AN ISSUER THAT IS PERMITTED, UNDER A MULTIJURISDICTIONAL DISCLOSURE SYSTEM ADOPTED BY THE UNITED STATES, TO PREPARE THE OFFER TO PURCHASE AND CIRCULAR IN ACCORDANCE WITH THE DISCLOSURE REQUIREMENTS OF CANADA. SHAREHOLDERS SHOULD BE AWARE THAT SUCH REQUIREMENTS ARE DIFFERENT FROM THOSE OF THE UNITED STATES. THE FINANCIAL STATEMENTS INCLUDED HEREIN HAVE BEEN PREPARED IN ACCORDANCE WITH CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND THUS MAY NOT BE COMPARABLE TO FINANCIAL STATEMENTS OF UNITED STATES COMPANIES. A RECONCILIATION BETWEEN CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AS THEY RELATE TO THE COMPANY IS INCLUDED IN THIS DOCUMENT.

THE ENFORCEMENT BY UNITED STATES SHAREHOLDERS OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS MAY BE AFFECTED ADVERSELY BY THE FACT THAT THE COMPANY IS GOVERNED BY THE LAWS OF THE YUKON, THAT ALL OR A MAJORITY OF THE OFFICERS AND DIRECTORS OF THE COMPANY RESIDE OUTSIDE OF THE UNITED STATES, AND THAT ALL OR A SUBSTANTIAL PORTION OF THE ASSETS OF THE COMPANY, TWIN STAR INTERNATIONAL LIMITED (THE “OFFEROR”) AND VEDANTA RESOURCES PLC (“VEDANTA”) ARE LOCATED OUTSIDE THE UNITED STATES. UNITED STATES SHAREHOLDERS MAY NOT BE ABLE TO SUE A FOREIGN COMPANY OR ITS OFFICERS OR DIRECTORS IN A FOREIGN COURT FOR VIOLATIONS OF UNITED STATES FEDERAL SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A FOREIGN COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A UNITED STATES COURT’S JUDGMENT.

UNITED STATES SHAREHOLDERS SHOULD BE AWARE THAT THE ACQUISITION OF THE COMPANY’S COMMON SHARES DESCRIBED HEREIN MAY HAVE TAX CONSEQUENCES IN BOTH CANADA AND THE UNITED STATES. CERTAIN TAX CONSEQUENCES FOR SHAREHOLDERS WHO ARE RESIDENT IN, OR CITIZENS OF, THE UNITED STATES ARE

DESCRIBED IN THIS DOCUMENT UNDER “CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO UNITED STATES HOLDERS OF COMMON SHARES” AND “CANADIAN FEDERAL INCOME TAX CONSIDERATIONS”. UNITED STATES SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE ACQUISITION OF THEIR COMMON SHARES BY THE OFFEROR.

UNITED STATES SHAREHOLDERS SHOULD BE AWARE THAT THE OFFEROR, VEDANTA, OR THEIR RESPECTIVE AFFILIATES, DIRECTLY OR INDIRECTLY, MAY BID FOR OR MAKE PURCHASES IN CANADA OF COMMON SHARES DURING THE PERIOD OF THE OFFER, AS PERMITTED BY APPLICABLE LAW.

THE INDEPENDENT FORMAL VALUATION OF THE COMMON SHARES AT MAY 8, 2006, PREPARED BY PRICEWATERHOUSECOOPERS LLP (“PWC”) DATED JULY 19, 2006 (THE “PWC VALUATION”) IS BEING INCORPORATED HEREIN BY REFERENCE FOR THE PURPOSES OF COMPLYING WITH THE REQUIREMENTS OF RULE 13E-3 AND RELATED RULES UNDER THE EXCHANGE ACT. THE PWC VALUATION HAS NOT BEEN UPDATED BEYOND THE MAY 8, 2006 VALUATION DATE. THE PWC VALUATION WAS PREPARED FOR THE INDEPENDENT COMMITTEE OF THE BOARD OF DIRECTORS OF STERLITE GOLD (THE “INDEPENDENT COMMITTEE”) AND, AS INDICATED IN SECTION 3.1 OF THE PWC VALUATION, PWC DOES NOT INTEND THAT ANY PERSON OTHER THAN THE INDEPENDENT COMMITTEE RELY UPON THE PWC VALUATION. THE PWC VALUATION IS FURTHER SUBJECT TO THE RESTRICTIONS AND QUALIFICATIONS AS OUTLINED THEREIN.

UNITED STATES SHAREHOLDERS SHOULD NOTE THAT THE PWC VALUATION HAS BEEN PREPARED PURSUANT TO AND IN ACCORDANCE WITH CANADIAN SECURITIES LAW REQUIREMENTS INCLUDING ONTARIO SECURITIES COMMISSION RULE 61-501 - INSIDER BIDS, ISSUER BIDS, BUSINESS COMBINATIONS AND RELATED PARTY TRANSACTIONS AND POLICY STATEMENT Q-27 - PROTECTION OF MINORITY SECURITYHOLDERS IN THE COURSE OF CERTAIN TRANSACTIONS OF THE L’AUTORITÉ DES MARCHÉS FINANCIERS (QUEBEC). AS SUCH, THE PWC VALUATION MAY NOT AND IS NOT REQUIRED TO COMPLY WITH ANY REQUIREMENT APPLICABLE TO THE PREPARATION OF VALUATIONS IN THE UNITED STATES OR ANY OTHER JURISDICTION.

SUMMARY TERM SHEET

This Summary Term Sheet highlights certain important and material information about the Offer that is described in more detail in the Offer to Purchase and Circular and the letter of transmittal in the form accompanying this Notice (the “Letter of Transmittal”), however this Summary Term Sheet is intended to be an overview only. This Summary Term Sheet is qualified in its entirety by the detailed provisions contained in the Notice, Offer to Purchase, Circular and Letter of Transmittal, which include additional information about the Offer. Therefore, you are urged to carefully read the Notice, Offer to Purchase, Circular and Letter of Transmittal in their entirety. We have included cross-references in this Summary Term Sheet to other sections of the Notice, Offer to Purchase and Circular to direct you to the sections of the Notice, Offer to Purchase and Circular in which a more complete description of the topics covered in this Summary Term Sheet appear. Capitalized terms which are used but not defined in this Summary Term Sheet and in the following section entitled “Special Factors” have the meanings ascribed to them in the Offer to Purchase and Circular.

WHAT IS THE OFFER?

The Offeror, an indirect wholly-owned subsidiary of Vedanta, is offering to purchase all of the issued and outstanding Common Shares other than those already owned by the Offeror and its affiliates (the “Offer”). The Offeror is offering C$0.258 in cash for each Common Share not already owned by the Offeror or its affiliates. The Offeror made the Offer in Canada and other jurisdictions (excluding the United States) on August 25, 2006 and is now extending the Offer to United States Shareholders in accordance with applicable United States regulatory requirements. The following are some of the questions that you, as a United States Shareholder, may have and answers to those questions. For the purpose of this Summary Term Sheet, “we” and similar words refer to both the Offeror and Vedanta. We urge you to carefully read the Notice, Offer to Purchase, Circular and Letter of Transmittal because the information in this Summary Term Sheet is intended to be an overview only and additional important information is contained in the Notice, Offer to Purchase, Circular and Letter of Transmittal.

WHO IS OFFERING TO BUY MY COMMON SHARES?

Vedanta Resources plc and Twin Star International Limited. Vedanta is an LSE-listed corporation existing under the laws of the United Kingdom. The Offeror, an indirect wholly-owned subsidiary of Vedanta, exists under the laws of Mauritius. The Offeror is offering to purchase all of the issued and outstanding Common Shares not already owned by the Offeror and its affiliates.

As of November 20, 2006, we directly and indirectly own or control 219,620,300 Common Shares, representing approximately 82.8% of the issued and outstanding Common Shares.

Vedanta is a diversified metals and mining company. Vedanta produces mainly aluminum, copper, zinc and lead. Vedanta’s principal operations are located in India and it also has significant copper operations in Zambia and copper mining operations in Australia. The Offeror became an indirect wholly-owned subsidiary of Vedanta when Vedanta indirectly acquired all of the outstanding shares of the Offeror pursuant to the terms of the Share Purchase Agreement, which acquisition became effective on August 23, 2006. As of November 20, 2006, the Offeror has no assets or liabilities other than 219,620,300 Common Shares, an account receivable loan in the amount of U.S.$15,000,000, plus accrued and unpaid interest of U.S.$306,155 as at September 2006, payable by Sterlite Gold to the Offeror and an account payable loan in the same amount payable by the Offeror to Vedanta. See Section 1 of the Circular, “The Offeror and Vedanta”.

HOW MUCH ARE YOU OFFERING TO PAY AND WHAT IS THE FORM OF PAYMENT?

The Offeror is offering, upon the terms set forth in the Offer to Purchase, C$0.258 net to the seller in cash less any required withholding taxes and without interest in exchange for each Common Share held by you. The consideration offered is in cash. The price being offered represents a premium of 223% to the closing market price of the Common Shares on the TSX on June 12, 2006, the last trading day prior to Vedanta’s announcement of its intention to make the Offer and is close to the midpoint of the fair market value range indicated under the PwC Valuation. For more information on the trading of the Common Shares, see Section 16 of the Circular, “Information Concerning Securities of Sterlite Gold — Price Range and Trading Volume of Common Shares”. For more information on the PwC Valuation, see Section 8 of the Circular, “PwC Valuation”.

WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

If you are the owner of record of your Common Shares and you tender your Common Shares directly to the Depositary you will not have to pay any brokerage fees or commissions. If you own your Common Shares through a broker or other nominee and your broker or nominee tenders your Common Shares on your behalf, they may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply. See Section 19 of the Circular, “Depositary and Financial Advisor”.

HOW WILL UNITED STATES SHAREHOLDERS BE TAXED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES?

For United States federal income tax purposes, if a United States Holder (as defined below) tenders and sells Common Shares for cash pursuant to the Offer, such transaction will be treated as a sale or exchange of such Common Shares by such United States Holder. In such case, such United States Holder will recognize a gain or loss equal to the difference between the amount realized by such United States Holder (taking into account certain currency adjustments, as discussed below, and before any withholding tax) and such United States Holder’s adjusted tax basis in the Common Shares exchanged therefor. If the Company is a passive foreign investment company, then any such gain will be treated as ordinary income and may be subject to a special interest charge, as described further below. If the Company is not a passive foreign investment company, then any such gain or loss will be capital gain or loss if the Common Shares are held as a capital asset, and such capital gain or loss will be long-term capital gain or loss if the holding period of the Common Shares exceeds one year as of the date of the sale.
Special United States federal income tax rules apply to United States Holders owning shares of a passive foreign investment company, as described further below.

To prevent back-up United States federal income tax withholding on payments made to United States Holders with respect to the purchase price of Common Shares purchased pursuant to the Offer, each such United States Holder must provide the Depositary with such United States Holder’s correct taxpayer identification number and certify that such Shareholder is not subject to back-up United States federal income tax withholding by completing the Substitute Form W-9 included with the Letter of Transmittal or must otherwise establish an exemption and provide documentation as required. See Instruction 9 of the Letter of Transmittal.

The foregoing is a very brief summary of certain United States federal income tax consequences. See the section below entitled “Certain Material United States Federal Income Tax Consequences to United States Holders of Common Shares”. You are urged to consult your own tax advisor to determine the particular tax consequences to you of a sale of Common Shares pursuant to the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction.

HOW WILL UNITED STATES SHAREHOLDERS BE TAXED FOR CANADIAN FEDERAL INCOME TAX PURPOSES?

Generally, United States Shareholders who are non-residents of Canada for the purposes of the Tax Act will not be subject to tax in respect of any capital gain realized on the sale of Common Shares to the Offeror under the Offer, unless those shares constitute “taxable Canadian property” to such Shareholder within the meaning of the Tax Act and that gain is not otherwise exempt from tax under the Tax Act pursuant to an exemption contained in the income tax convention between Canada and the United States.

The foregoing is a very brief summary of certain Canadian federal income tax consequences. See the section below and Section 21 of the Circular, both entitled “Canadian Federal Income Tax Considerations” for a summary of the principal Canadian federal income tax considerations generally applicable to United States Shareholders. You are urged to consult your own tax advisor to determine the particular tax consequences to you of a sale of Common Shares pursuant to the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction

IS THE OFFER SUBJECT TO CONDITIONS?

No. The Offer is now unconditional. On October 2, 2006, the Offeror announced that all conditions to the Offer had been satisfied or waived. See Section 4 of the Offer to Purchase, “Conditions of the Offer”.

HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER TO THE OFFER?

You will have until 5:00 p.m. (Toronto time) on _________, 2006 (the “Expiry Time”) to tender your Common Shares to the Offer, unless the Offer is further extended. Further, if you cannot deliver everything that is required in order to make a valid tender by that time, you may be able to use a guaranteed delivery procedure, which is described in the Offer to Purchase. See Section 3 of the Offer to Purchase, “Manner of Acceptance”.

CAN THE OFFER BE EXTENDED?

We can elect at any time and from time to time to further extend the Offer. If we further extend the Offer, we will inform CIBC Mellon Trust Company, the Depositary for the Offer, of that fact and will make a public announcement of the extension not later than 9:00 a.m. (Toronto time) on the next Business Day after the day on which the Offer was scheduled to expire. See Section 5 of the Offer to Purchase “Extension, Variation or Change in the Offer”.

HOW DO I TENDER MY COMMON SHARES?

To accept the Offer you must deposit the certificate(s) representing your Common Shares in respect of which you are accepting the Offer together with a properly completed and duly executed Letter of Transmittal and any other relevant documents required by the instructions and rules set forth in the Letter of Transmittal to one of the offices of the Depositary specified in the Letter of Transmittal so as to be received by the Depositary prior to the time the Offer expires. Instructions are contained in the Letter of Transmittal which accompanies this Notice. See Section 3 of the Offer to Purchase, “Manner of Acceptance — Letter of Transmittal”.

If your Common Shares are held in street name (that is, registered in the name of a stock broker, investment dealer, bank, trust company or other nominee), please contact such stock broker, investment dealer, bank, trust company or other nominee to take the necessary steps to deposit such Common Shares under the Offer.

If you cannot get all required documents to the Depositary by the expiry of the Offer, you may nevertheless deposit your Common Shares validly under the Offer by having a broker, bank or other fiduciary who is a member of the Securities Transfer Agent Medallion Program (STAMP) or other Eligible Institution properly guarantee to the Depositary that the necessary documents will be received by the Depositary at its Toronto, Ontario office prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Time. However, the Depositary must receive the necessary documents within that three trading day period. See Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

You may also accept the Offer in the United States by following the procedures for book-entry transfer, provided that a confirmation of book-entry transfer of a Shareholder’s Common Shares (a “Book-Entry Confirmation”) into the Depositary’s account at the Depository Trust Company (“DTC”), together with an Agent’s Message (as defined below) in respect thereof or a properly completed and duly executed Letter of Transmittal and any other required documents, are received by the Depositary at its office in Toronto prior to the Expiry Time. The Depositary has established an account at DTC for the purpose of the Offer. Any financial institution that is a participant in DTC’s systems may cause DTC to make a book-entry transfer of a Shareholder’s Common Shares into the Depositary’s account in accordance with DTC’s procedures for such transfer. However, as noted above, although delivery of Common Shares may be effected through book-entry transfer at DTC, either a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of a Letter of Transmittal, and any other required documents, must, in any case, be received by the Depositary, at its office in Toronto prior to the Expiry Time. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Depositary.

The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the Depositary and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgement from the participant in DTC depositing the Common Shares which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal as if executed by such participant and that the Offeror may enforce such agreement against such participant.

If you are accepting the Offer through book-entry transfer you must make sure that such confirmation is received by the Depositary prior to the Expiry Time.

UNTIL WHAT TIME CAN I WITHDRAW PREVIOUSLY TENDERED SHARES?

You can withdraw previously tendered Common Shares:

(a)	at any time before your Common Shares have been taken up by the Offeror pursuant to the Offer;

(b)	if your Common Shares have not been paid for by the Offeror within three business days (within the meaning of the OSA) after having been taken up; or

(c)
at any time before the expiration of 10 days from the date upon which either: (i) a notice of change relating to a change which has occurred in the information contained in the Offer to Purchase and Circular or this Notice, as amended from time to time, that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror), in the event that such change occurs before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal in respect of the Offer; or (ii) a notice of variation concerning a variation in the terms of the Offer (other than a variation consisting solely of an increase in the consideration offered for the Common Shares where the Expiry Time is not extended for more than 10 days), is mailed, delivered or otherwise properly communicated (subject to abridgement or elimination of that period pursuant to such order or orders as may be granted by applicable courts or securities regulatory authorities), but only if such deposited Common Shares have not been taken up by the Offeror at the date of mailing of the notice.

See Section 7 of the Offer to Purchase, “Withdrawal of Deposited Common Shares”.

HOW DO I WITHDRAW PREVIOUSLY TENDERED COMMON SHARES?

To withdraw Common Shares that have been tendered you must deliver a properly completed and duly signed written notice of withdrawal, or a facsimile of one, with the required information to the Depositary while you still have the right to withdraw the Common Shares. See Section 7 of the Offer to Purchase, “Withdrawal of Deposited Common Shares”.

WHEN WOULD I RECEIVE PAYMENT FOR MY COMMON SHARES?

In accordance with and subject to applicable securities laws in Canada and the United States (“Applicable Securities Laws”) and the terms of the Offer, the Offeror will take up and pay for Common Shares validly deposited under the Offer within 10 days of the deposit of such Common Shares. The Offeror will become obligated to take up the Common Shares validly deposited under the Offer and not validly withdrawn as soon as practicable following the Expiry Time and to pay for the Common Shares taken up as soon as possible, but in any event not later than three business days (within the meaning of the OSA) after taking up the Common Shares, subject to Applicable Securities Laws. The Offeror will pay for Common Shares validly deposited under the Offer and not validly withdrawn by providing the Depositary, which will act as the agent of persons who have deposited Common Shares in acceptance of the Offer for the purposes of receiving payment from the Offeror, with sufficient funds for transmittal to depositing United States Shareholders. Settlement with each United States Shareholder who has validly deposited and not validly withdrawn Common Shares under the Offer will be made by the Depositary forwarding a cheque payable in Canadian funds to such United States Shareholder. See Section 6 of the Offer to Purchase, “Take Up of and Payment for Deposited Common Shares”.

WHAT DOES STERLITE GOLD’S BOARD OF DIRECTORS THINK OF THE OFFER?

The Board of Directors, on the recommendation of the Independent Committee, has unanimously determined that the Offer is fair to Shareholders (other than the Offeror and its affiliates) and in the best interests of Sterlite Gold and its Shareholders and has resolved unanimously to recommend to Shareholders that they tender their Common Shares to the Offer. See the accompanying Directors’ Circular.

Pursuant to the Support Agreement, Sterlite Gold has agreed to, among other things, support the Offer. See Section 9 of the Circular, “Agreements Relating to the Offer — Support Agreement”.

WHAT IS THE SUPPORT AGREEMENT?

On June 12, 2006, Vedanta and Sterlite Gold entered into the Support Agreement. On August 25, 2006, Vedanta assigned the Support Agreement to the Offeror in accordance with its terms. The Support Agreement sets forth the terms and conditions upon which the Offer is being made and upon which Sterlite Gold has agreed to support the Offer and cooperate with the Offeror to successfully complete the Offer. The Support Agreement contains, among other things, covenants of the Offeror relating to the making of the Offer; covenants of Sterlite Gold relating to steps to be taken to support the Offer; covenants of Sterlite Gold relating to the conduct of Sterlite Gold’s business pending the completion of the Offer; covenants of Sterlite Gold not to solicit any Acquisition Proposals; representations of Sterlite Gold and the Offeror; and provisions relating to the payment of a fee by Sterlite Gold to the Offeror in certain circumstances. See Section 9 of the Circular, “Agreements Relating to the Offer — Support Agreement”.

IS TWIN STAR INTERNATIONAL LIMITED ATTEMPTING TO ACQUIRE ALL OF STERLITE GOLD?

The Offeror is making the Offer to the Shareholders. If we complete the Offer but do not then own 100% of Sterlite Gold, we may acquire all remaining Common Shares not then owned by us through a second-step transaction as described below.

If, within 120 days after the date the Offer was made in Canada (the “date of the Offer”) or the period during which the Offer remains open for acceptance (whichever is shorter), the Offer has been accepted by Shareholders holding not less than 90% of the issued and outstanding Common Shares as at the Expiry Time, excluding Common Shares held at the date of the Offer by or on behalf of the Offeror, or an affiliate or an associate of the Offeror (each as defined in the YBCA), and the Offeror acquires such deposited Common Shares, the Offeror may, at its option and if permitted by Law, acquire the remainder of the Common Shares from those Shareholders not acquired in the Offer on the same terms as Common Shares were acquired under the Offer, pursuant to a Compulsory Acquisition in accordance with the provisions of the YBCA. If that statutory right of acquisition is not available or the Offeror chooses not to avail itself of such statutory right of acquisition, the Offeror may pursue a Subsequent Acquisition Transaction to acquire the remaining Common Shares not tendered to the Offer. The Offeror currently intends that the consideration offered under any such Subsequent Acquisition Transaction would be the same cash price or securities immediately redeemable for the same cash price as the price offered under the Offer. A Compulsory Acquisition would not require a Shareholder vote. Depending upon the nature and terms of the Subsequent Acquisition Transaction, the approval of at least 66 2/3% of the votes cast by holders of the outstanding Common Shares may be required at a meeting duly called and held for the purpose of approving the Subsequent Acquisition Transaction as well as a sufficient number of Common Shares to enable the Offeror to complete a “business combination” and a “going private transaction” in accordance with applicable Laws. See Section 17 of the Circular, “Acquisition of Common Shares Not Deposited”.

WILL I HAVE THE RIGHT TO HAVE MY COMMON SHARES APPRAISED?

If a Compulsory Acquisition occurs, a Shareholder may have the right to demand payment of the fair value of its Common Shares. If a Subsequent Acquisition Transaction occurs, a Shareholder may have the right to dissent in respect thereof and demand payment of the fair value of its Common Shares. The exercise of such rights of appraisal, if certain procedures are complied with by a Shareholder, could lead to a judicial determination of the fair value required to be paid to such Shareholder for its Common Shares. The fair value of the Common Shares so determined could be more or less than the amount paid per Common Share pursuant to such transaction or pursuant to the Offer. See Section 17 of the Circular, “Acquisition of Common Shares Not Deposited”.

FOLLOWING THE OFFER AND ANY SECOND STEP TRANSACTION, WILL STERLITE GOLD CONTINUE AS A PUBLIC COMPANY?

From the time that the Offeror began to take up Common Shares pursuant to the Offer, the liquidity and market value of the remaining Common Shares held by the public may have been and/or could in the future be adversely affected. The rules and regulations of the TSX establish certain criteria which, if not met, could lead to the delisting of the Common Shares from the TSX. Depending on the number of Common Shares purchased pursuant to the Offer, it is possible that the Common Shares would fail to meet the criteria for continued listing on the TSX. If this were to happen, the Common Shares could be delisted and that could, in turn, adversely affect the market or result in the lack of an established market for the Common Shares. See Section 16 of the Circular, “Information Concerning Securities of Sterlite Gold — Effect of the Offer on Market and Listings”.

WHAT IS THE MARKET VALUE OF MY SHARES AS OF A RECENT DATE?

The closing price of the Common Shares on the TSX on June 12, 2006, the last trading day prior to the announcement of Vedanta’s intention to make the Offer, was C$0.08. The closing price of the Common Shares on the TSX on November [ • ], 2006, the last trading day prior to the date that the Offer was extended to United States Shareholders, was C$ [ • ]. We urge you to obtain a recent quotation for Common Shares before deciding whether to tender your Common Shares.

WHAT FACTORS SHOULD I CONSIDER IN DECIDING WHETHER OR NOT TO ACCEPT THE OFFER?

United States Shareholders should consider the following factors in making their decision to accept or not accept the Offer:

•
The PwC Valuation concluded based upon and subject to the restrictions and qualifications, the scope of review, and the assumptions set out therein that the fair market value of Sterlite Gold at May 8, 2006 is in the range of C$0.245 to C$0.280 per Common Share. The price offered by the Offeror is close to the midpoint of the fair market value range indicated under the PwC Valuation.

•
The price offered by the Offeror represents a premium of 223% to the closing market price of the Common Shares on the TSX on June 12, 2006, the last trading day prior to Vedanta’s announcement of its intention to make the Offer.

•
The Board of Directors, on the recommendation of the Independent Committee, has unanimously determined that the Offer is fair to Shareholders (other than the Offeror and its affiliates) and in the best interests of Sterlite Gold and its Shareholders and has resolved unanimously to recommend to Shareholders that they tender their Common Shares to the Offer.

•
The Common Shares have limited trading activity. The average daily volume of the Common Shares for the twelve-month, six-month and three-month periods ended June 12, 2006 was 81,240, 93,127 and 94,963, respectively.

•
The Offer provides liquidity for the Common Shares and gives United States Shareholders the opportunity to fully monetize their investment in Sterlite Gold, without the payment of brokerage fees or commissions.

•	The Offer is comprised 100% of cash consideration which provides United States Shareholders with certainty of consideration.

The Board of Directors has identified additional factors Shareholders should consider in making their decision to accept or not accept the Offer. See the accompanying Directors’ Circular.

WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER?

You can contact CIBC Mellon Trust Company at its telephone numbers and locations set out on the back page of the Offer to Purchase and Circular. CIBC Mellon Trust Company is acting as Depositary for the Offer.

SPECIAL FACTORS

Background to and Reasons for the Offer

The Common Shares are registered under the Exchange Act and currently trade on the TSX and on the over-the-counter securities market operated by Pink Sheets, LLC. However, during at least the three year and six month periods for which the required financial statements are included in this Notice, the Company has failed to comply with the filing requirements under the Exchange Act and has received a notice from the United States Securities and Exchange Commission to such effect. These reports would have provided United States Shareholders with information about the Company’s business, financial condition, results of operations, compensation policies, and other matters. As a result of this failure to file periodic reports under the Exchange Act, United States Shareholders have had limited information about their investment. Such limitation may make it more difficult for a United States Shareholder to determine whether or not to tender Common Shares under the Offer. The Offeror is providing this Notice (prepared in accordance with United States law), including certain financial information accompanied by a reconciliation between Canadian generally accepted accounting principles and United States generally accepted accounting principles, to United States Shareholders in order to assist them in determining whether or not to tender their Common Shares under the Offer. We urge you to carefully read the information set forth herein and in the Offer to Purchase and Circular in making your decision.

Sterlite Gold appointed an investment bank in 2004 to assist with identifying and implementing strategic options for the development of the Phase III project at the Zod gold mine (the “Zod Mine”). It was ultimately determined by the investment bank and the Board of Directors that a sale of Sterlite Gold or of its assets would be the optimal way to realize the value of the project for Shareholders. Although a number of these parties expressed interest and various informal approaches have been received from these and other parties from time to time, no sale of Sterlite Gold or any of its assets has been concluded.

A formal offer was made on September 1, 2005 by a listed gold development company for the interest held by the Offeror in Sterlite Gold. The proposed offer was to be structured as an exempt bid under Ontario’s take-over bid rules, which limit the premium payable under such an offer to 15%. This offer was rejected by the Offeror as being inadequate given the potential of Sterlite Gold’s assets.

In December 2005, representatives of Vedanta and Sterlite Gold met to discuss a potential acquisition by Vedanta of Sterlite Gold. Representatives of Vedanta expressed their view that the Zod Mine has exploration and development potential and would thereby provide an opportunity for Vedanta to deploy its proven project development skills and also providing Vedanta with the expertise to take advantage of other gold opportunities, particularly in India.

On January 9, 2006, a confidentiality agreement was signed among the Offeror, Vedanta and Sterlite Gold. On January 22, 2006, the Board of Directors of Sterlite Gold determined that Mr. Dennis Marschall was the sole independent director of Sterlite Gold, for the purposes of Rule 61-501, and formed the Independent Committee to consider and make a recommendation to the Board of Directors with respect to any offer by Vedanta, as such an offer would constitute an “insider bid” under Applicable Securities Laws in Canada, as a result of (i) the Offeror and its affiliates then holding a controlling interest in Sterlite Gold, comprised of 146,039,658 Common Shares, and (ii) the common control then exercised by Volcan over Vedanta and Sterlite Gold, as the holder of a 54% direct controlling interest in Vedanta and an approximate 55% indirect interest in Sterlite Gold through its control of the Offeror.

Pursuant to an engagement letter dated February 10, 2006, the Independent Committee engaged PwC to provide a formal valuation of the Common Shares in accordance with Rule 61-501 and Policy Q-27. The Independent Committee also retained Fasken Martineau DuMoulin LLP, as its legal advisor.

On January 23, 2006, Vedanta engaged Ernst & Young LLP as its advisor in connection with the Offer and, on February 16, 2006, engaged HSBC as its financial advisor. Upon the delivery of a fairness opinion by Ernst & Young LLP, the United Kingdom Listing Authority (“UKLA”) was notified of the Offer on June 12, 2006.

On May 8, 2006, PwC presented to the Independent Committee the Original Valuation report and advised the Independent Committee that, based upon and subject to the restrictions and qualifications, the scope of review, and the assumptions set out therein, the fair market value of Sterlite Gold (as a whole), as at March 10, 2006 updated to May 8, 2006 for a subsequent event relating to the movement in applicable gold prices only, was between C$63.5 million to C$72.5 million or C$0.240 to C$0.275 per Common Share.

On May 10, 2006, the Independent Committee and representatives of Vedanta negotiated a purchase price of C$0.258 per Common Share which was at the mid-point of values set forth in the Original Valuation.

On May 18, 2006, having met with its advisers, the Independent Committee resolved that the Offer was fair to the Shareholders (other than the Offeror and its affiliates) and was in the best interests of Sterlite Gold and the Shareholders, accordingly, the Independent Committee resolved to recommend to the Board of Directors that it approve the Offer and negotiate and enter into the Support Agreement, and recommend to Shareholders that they tender their Common Shares to the Offer. In turn, on May 18, 2006, the Board of Directors, on the recommendation of the Independent Committee and after considering the terms of the draft Support Agreement and Offer, resolved that the Offer was fair to the Shareholders (other than the Offeror and its affiliates), was at the mid-point of the Original Valuation and was in the best interests of Sterlite Gold and its Shareholders (other than the Offeror and its affiliates) and, accordingly, those members of the Board of Directors entitled to vote resolved unanimously to approve the Offer, enter into the Support Agreement and recommend to Shareholders that they tender their Common Shares to the Offer. Anil Agarwal and Tarun Jain declared their interest and abstained from voting on the aforementioned resolutions.

Between May 18, 2006 and June 12, 2006, Vedanta and Sterlite Gold finalized the price and terms of the Offer and the Support Agreement as part of which it was agreed that Vedanta would offer to acquire an indirect 55.0% interest in Sterlite Gold through the acquisition of all of the shares of the Offeror and subsequently cause the Offeror, as its indirect wholly-owned subsidiary, to make the Offer.

After the close of the TSX and LSE on June 12, 2006, Vedanta and Sterlite Gold entered into the Support Agreement and Vedanta, Welter and Volcan entered into the Share Purchase Agreement. See Section 9 of the Circular, “Agreements Relating to the Offer — Support Agreement” and “Agreements Relating to the Offer — Share Purchase Agreement”.

Vedanta’s intention to make the Offer was publicly announced on June 13, 2006.

Pursuant to Rule 61-501, the Original Valuation passed its expiry date on July 8, 2006, and as a result, it was necessary for the Original Valuation to be updated. The Independent Committee commissioned PwC to completely update the Original Valuation to a May 8, 2006 valuation date. The updated PwC Valuation as at May 8, 2006 resulted in a C$0.005 increase per Common Share in the range of values for Sterlite Gold compared to the Original Valuation. On July 20, 2006, the Independent Committee and Sterlite Gold received the PwC Valuation which concluded that, based upon and subject to the restrictions and qualifications, the scope of review, and the assumptions set out in the PwC Valuation, the fair market value of Sterlite Gold as at May 8, 2006 was between C$65.7 million and C$74.8 million or between C$0.245 and C$0.280 per Common Share. In light of the PwC Valuation, Vedanta, the Offeror, the Independent Committee and the Board of Directors reviewed the Offer price previously negotiated and the other terms and conditions of the Offer and the Independent Committee and Board of Directors determined to continue to fully support and recommend the Offer. The price offered by the Offeror represents a premium of 223% to the closing market price of the Common Shares on the TSX on June 12, 2006, the last trading day prior to Vedanta’s announcement of its intention to make the Offer and is close to the mid-point of the fair market value range indicated under the PwC Valuation.

On August 23, 2006, pursuant to the Share Purchase Agreement, Vedanta, through its wholly-owned subsidiary, Welter, purchased all of the issued and outstanding shares of the Offeror from Volcan, the majority shareholder of Vedanta. Prior to and immediately following consummation of the transactions described in the Share Purchase Agreement, the Offeror owned 146,039,658 Common Shares. In accordance with the terms of the Share Purchase Agreement, Welter purchased the Offeror from Volcan for approximately C$37.68 million in cash, representing an imputed price of C$0.258 per underlying Common Share.

On August 25, 2006, in accordance with the terms of the Support Agreement, Vedanta, indirectly through the Offeror, launched the Offer in Canada. On September 30, 2006, the Offeror took up and accepted for payment 68,415,167 Common Shares pursuant to the terms of the Offer (the “Initial Take Up”), representing approximately 25.8% of the issued and outstanding Common Shares (on a fully-diluted basis). Subsequent to the Initial Take Up, 23,283 Common Shares were withdrawn, resulting in a total of 68,391,884 Common Shares being taken up and paid for by the Offeror. The Offeror paid for such Common Shares on October 4, 2006.

On September 30, 2006, by notice to the Depositary, the Offeror extended the then Expiry Time to 5:00 pm (Toronto time) on October 31, 2006. On October 31, 2006, the Offeror further extended the then Expiry Time to 5:00 pm (Toronto time) November 30, 2006. The Offeror so extended the then Expiry Time in order to, among other things, allow time for remaining Sterlite Gold Shareholders to deposit their Common Shares to the Offer and to allow time for the satisfaction of certain applicable United States regulatory requirements in order to permit the Offer to be extended to United States Shareholders.

In accordance with and subject to Applicable Securities Laws and the terms of the Offer, on October 2, 2006, the Offeror began taking up and paying for Common Shares validly deposited under the Offer within 10 days of the deposit of such Common Shares. As of November 20, 2006, the Offeror had taken up an additional 5,188,758 Common Shares, and after giving effect to the acquisition of such Common Shares by the Offeror and together with the Common Shares already owned by the Offeror, Vedanta then held, through the Offeror, approximately 82.8% of the outstanding Common Shares (on a fully-diluted basis).

On [ • ], 2006, the Offer was extended to United States Shareholders.

Reasons to Accept the Offer

United States Shareholders should consider the following factors in making their decision to accept or not accept the Offer:

•
The PwC Valuation concluded based upon and subject to the restrictions and qualifications, the scope of review, and the assumptions set out therein that the fair market value of Sterlite Gold as at May 8, 2006 is in the range of C$0.245 to C$0.280 per Common Share. The price offered by the Offeror is close to the mid-point of the fair market value range indicated under the PwC Valuation.

•
The price offered by the Offeror represents a premium of 223% to the closing market price of the Common Shares on the TSX on June 12, 2006, the last trading day prior to Vedanta’s announcement of its intention to make the Offer.

•
The Board of Directors, on the recommendation of the Independent Committee, has unanimously determined that the Offer is fair to Shareholders (other than the Offeror and its affiliates) and in the best interests of Sterlite Gold and its Shareholders and has resolved unanimously to recommend to Shareholders that they tender their Common Shares to the Offer.

•
The Common Shares have limited liquidity. The average daily volume of the Common Shares for the twelve-month, six-month and three-month periods ended June 12, 2006 was 81,240, 93,127 and 94,963, respectively.

•
The Offer provides liquidity for the Common Shares and gives United States Shareholders the opportunity to fully monetize their investment in Sterlite Gold, without the payment of brokerage fees or commissions.

•	The Offer is comprised 100% of cash consideration which provides United States Shareholders with certainty of consideration.

The Board of Directors has identified additional factors Shareholders should consider in making their decision to accept or not accept the Offer. See the accompanying Directors’ Circular.

Purposes of the Offer and Plans for the Company

The purpose of the Offer is to enable the Offeror to acquire beneficial ownership of all Common Shares not already owned by the Offeror. United States Shareholders are being given the opportunity to receive C$0.258 in cash, representing a premium of 223% to the closing market price of the Common Shares on the TSX on June 12, 2006, the last trading day prior to Vedanta’s announcement of its intention to make the Offer. On September 30, 2006, the Offeror completed the Initial Take Up. In accordance with and subject to Applicable Securities Laws and the terms of the Offer, the Offeror must take up and pay for any Common Shares validly deposited to the Offer and not validly withdrawn subsequent to the Initial Take Up within ten days of such deposit. On October 12, 2006, the Offeror took up an additional 100,000 Common Shares and subsequently paid for such Common Shares. On October 24, 2006, the Offeror took up an additional 148,533 Common Shares, which were paid by than October 27, 2006. On October 31, 2006, the Offeror took up an additional 5,727,090 Common Shares, of which 884,396 Common Shares were subsequently determined to be deficient, reslting in 4,842,694 Common Shares being taken up and paid for by November 3, 2006. On November 15, 2006, the Offeror took up an additional 97,531 Common Shares, which were paid for by November 16, 2006. The Offeror may acquire any Common Shares not acquired under the Offer by Compulsory Acquisition, if available, or to propose a Subsequent Acquisition Transaction. However, the Offeror reserves the right not to propose a Compulsory Acquisition or Subsequent Acquisition Transaction, or to propose other means of acquiring, directly or indirectly, all of the outstanding Common Shares in accordance with Applicable Securities Laws, including a Subsequent Acquisition Transaction on terms not described in the Offer to Purchase and Circular. See Section 17 of the Circular, “Acquisition of Common Shares Not Deposited”.

Following the completion of the Offer, the Offeror intends to conduct a review of Sterlite Gold and its subsidiaries, including an evaluation of their respective business plans, assets, operations and organizational and capital structure, with a view to determining how best to combine Sterlite Gold’s operations with those of Vedanta. For information concerning the Offeror’s current plans with respect to any Common Shares not acquired pursuant to the Offer, see Section 17 of the Circular, “Acquisition of Common Shares Not Deposited”.

Prior Valuations and Bona Fide Offers

Other than the Original Valuation, there have been no formal valuations prepared in respect of Sterlite Gold, the Common Shares or any material assets of Sterlite Gold during the two years preceding the date of the Offer to Purchase and Circular, the existence of which is known, after reasonable inquiry, to Sterlite Gold or to any director or senior officer of Sterlite Gold. The Original Valuation has been filed in the English language on SEDAR and is available at www.sedar.com.

In addition, other than as disclosed in the Directors’ Circular, there have been no bona fide prior offers that relate to the Common Shares or that are otherwise relevant to Sterlite Gold or the Offer during the two years preceding June 13, 2006.

Acquisition of Common Shares Not Deposited

Compulsory Acquisition

Part 16 of the YBCA permits an offeror to acquire the shares not tendered to an offer for shares of a particular class of shares of a corporation if, within 120 days after the date of the offer or the period during which the offer remains open for acceptance (whichever is shorter), the offer is accepted by the holders of not less than 90% of the shares to which the offer relates, other than shares held at the date of the offer by or on behalf of the offeror or its affiliates or associates (as such terms are defined in the YBCA).

If, within 120 days after the date of the Offer or the period during which the Offer remains open for acceptance (whichever is shorter), the Offer has been accepted by holders of not less than 90% of the issued and outstanding Common Shares, other than Common Shares held on the date of the Offer by or on behalf of the Offeror or its affiliates or associates (as such terms are defined in the YBCA), and the Offeror acquires such deposited Common Shares, the Offeror may acquire the remainder of the Common Shares on the same terms as such Common Shares were acquired under the Offer, pursuant to the provisions of Section 197(2) of the YBCA (a “Compulsory Acquisition”), provided such Compulsory Acquisition is permitted by applicable Law. If a Compulsory Acquisition cannot be effected, the Offeror may acquire Common Shares not tendered to the Offer pursuant to a Subsequent Acquisition Transaction, as discussed below under “Subsequent Acquisition Transaction”.

The following is a summary of the Compulsory Acquisition provisions of Part 16 of the YBCA. Part 16 of the YBCA is complex and may require strict adherence to notice and timing provisions, failing which rights thereunder may be lost or altered. In the event the Offeror acquires Common Shares not tendered to the Offer pursuant to Part 16 of the YBCA, United States Shareholders should review Part  16 of the YBCA for the full text of the relevant statutory provisions and United States Shareholders who wish to be better informed about those provisions of the YBCA should consult their legal advisors. See Section 21 of the Circular, “Canadian Federal Income Tax Considerations”.

To exercise such statutory right, the Offeror must give notice of prescribed content by registered mail (the “Offeror’s Notice”) to each Shareholder who did not accept the Offer (and to each person who subsequently acquires any such Common Shares) (in each case, a “Dissenting Offeree”) of such proposed acquisition on or before the earlier of 60 days from the Expiry Time and 180 days from the date of the Offer. Within 20 days of giving the Offeror’s Notice, the Offeror must pay or transfer to Sterlite Gold the consideration the Offeror would have had to pay to the Dissenting Offerees if they had elected to accept the Offer, to be held in trust for the Dissenting Offerees. In accordance with Section 199(1) of the YBCA, within 20 days after receipt of the Offeror’s Notice, each Dissenting Offeree must send the certificate(s) representing the Common Shares held by such Dissenting Offeree to Sterlite Gold, and may elect within 60 days after the date of the sending of the Offeror’s Notice either to transfer such Common Shares to the Offeror on the terms of the Offer or to demand payment of the fair value of such Common Shares held by such holder by so notifying the Offeror and by applying to the Supreme Court of Yukon to set such fair value. If a Dissenting Offeree has elected to demand payment of the fair value of such Common Shares, the Offeror may, within 20 days after paying or transferring to Sterlite Gold the consideration the Offeror would have had to pay the Dissenting Offerees if they had elected to accept the Offer, apply to the Supreme Court of Yukon to fix the fair value of such Common Shares of the Dissenting Offeree. A Dissenting Offeree who does not notify the Offeror and apply to the Supreme Court of Yukon to set the fair value of the Common Shares will be deemed to have elected to transfer such Common Shares to the Offeror on the terms of the Offer. Any judicial determination of the fair value of the Common Shares could be more or less than the amount paid pursuant to the Offer.

Subsequent Acquisition Transaction

If the foregoing statutory right of acquisition is not available or not exercised, the Offeror may consider other means of acquiring, directly or indirectly, all of the remaining Common Shares not acquired by the Offeror pursuant to the Offer in accordance with applicable Law, which may include, without limitation, an amalgamation, plan of arrangement, statutory arrangement, capital reorganization or consolidation or other transaction involving Sterlite Gold and the Offeror and/or one or more affiliates of the Offeror (a “Subsequent Acquisition Transaction”). The timing and details of any Subsequent Acquisition Transaction, including the timing of its implementation would necessarily depend on a variety of factors, including the number of Common Shares acquired pursuant to the Offer. There can be no assurance that any such transaction will be proposed or, if proposed, effected. In order to effect a Subsequent Acquisition Transaction, the Offeror may seek to cause a special meeting of Shareholders to be called to consider an amalgamation, share consolidation, statutory arrangement or other transaction involving the Offeror and/or one or more affiliates of the Offeror and Sterlite Gold for the purpose of Sterlite Gold becoming, directly or indirectly, a wholly-owned subsidiary of the Offeror or Vedanta or effecting an amalgamation or merger of Sterlite Gold’s business and assets with or into the Offeror or one or more affiliates of the Offeror. Depending upon the nature and terms of the Subsequent Acquisition Transaction, the approval of at least 66 2/3% of the votes cast by holders of the outstanding Common Shares may be required at a meeting duly called and held for the purpose of approving the Subsequent Acquisition Transaction as well as a sufficient number of Common Shares to enable the Offeror to complete a second stage business combination in accordance with applicable Laws. Where permitted by applicable Law, the Offeror would cause the Common Shares acquired under the Offer to be voted in favour of any such transaction. The Offeror currently intends that the consideration offered under any Subsequent Acquisition Transaction would be the same cash price or securities immediately redeemable for the same cash price as the price offered under the Offer. The tax consequences to a Shareholder of a Subsequent Acquisition Transaction may differ considerably from the tax consequences to such Shareholder having its Common Shares acquired pursuant to the Offer. See Section 21 of the Circular, “Canadian Federal Income Tax Considerations”.

Pursuant to the Support Agreement, Sterlite Gold has agreed to assist the Offeror in connection with such Subsequent Acquisition Transaction.

Each type of Subsequent Acquisition Transaction described above is governed by certain applicable Canadian corporate and securities laws (collectively, the “Regulations”), including Rule 61-501 and Policy Q-27, and would be a “business combination” within the meaning of Rule 61-501 and a “going private transaction” within the meaning of Policy Q-27. In certain circumstances, the provisions of Rule 61-501 and Policy Q-27 may also deem certain types of Subsequent Acquisition Transactions to be “related party transactions”. However, if the Subsequent Acquisition Transaction is “business combination” carried out in accordance with Rule 61-501 or an exemption therefrom or is a “going private transaction” carried out in accordance with Policy Q-27 or an exemption therefrom, the “related party transaction” provisions of Rule 61-501 and Policy Q-27 will not apply to the business combination or the going private transaction.

The Regulations provide that, unless exempted, a corporation proposing to carry out a business combination or going private transaction is required to prepare a valuation of the affected securities (and subject to certain exceptions, any non-cash consideration being offered therefore) and provide to the holders of the affected securities a summary of such valuation or the entire valuation. In connection therewith, the Offeror intends to rely on any exemption then available or to seek waivers pursuant to Rule 61-501 and Policy Q-27 from the OSC and the AMF, respectively, exempting Sterlite Gold, the Offeror or their affiliates, as appropriate, from the requirement to prepare a valuation in connection with any Subsequent Acquisition Transaction. An exemption is available under Rule 61-501 and Policy Q-27 for certain business combinations or going private transactions completed within 120 days after the expiry of a formal take-over bid where the consideration under such transaction is at least equal in value and is in the same form as that paid in the take-over bid, provided certain disclosure is given in the take-over bid disclosure documents. The Offeror expects that these exemptions will be available.

Depending on the nature and terms of the Subsequent Acquisition Transaction, the provisions of the YBCA may require the approval of at least 66 2/3% of the votes cast by holders of the outstanding Common Shares at a meeting duly called and held for the purpose of approving the Subsequent Acquisition Transaction. Rule 61-501 and Policy Q-27 also require that, in addition to any other required security holder approval, in order to complete a business combination or going private transaction, the approval of a majority of the votes cast by “minority” shareholders of each class of affected securities be obtained, unless an exemption is available or exemptive relief is granted by the OSC and the AMF. If, however, following the Offer, the Offeror and its affiliates are the registered holders of 90% or more of the Common Shares at the time the Subsequent Acquisition Transaction is initiated, the requirement for minority approval would not apply to the transaction if a statutory right to dissent and seek fair value or substantially equivalent enforceable right is made available to minority shareholders.

In relation to any Subsequent Acquisition Transaction, the “minority” shareholders will be, subject to any available exemption or exemptive relief granted by the OSC and the AMF as required, all Shareholders other than the Offeror, any “interested party” (as defined in Rule 61-501 and Policy Q-27), any “related party” of the Offeror or of any “interested party” (for the purpose of Rule 61-501), including the directors and senior officers of the Offeror, an associate, affiliate or an insider of the Offeror or any of their directors or senior officers, and any person or company acting jointly or in concert with any of the foregoing. However, Rule 61-501 and Policy Q-27 also provide that the Offeror may treat the Common Shares acquired pursuant to the Offer as “minority” shares and to vote them, or to consider them voted, in favour of a Subsequent Acquisition Transaction that is a business combination or a going private transaction if, among other things, the consideration per security in the Subsequent Acquisition Transaction is at least equal in value to and in the same form as the consideration paid under the Offer and the Shareholder that tendered the Common Shares was not (a) acting jointly or in concert with the Offeror in respect of the Offer, (b) a direct or indirect party to any connected transaction to the Offer or (c) entitled to receive, directly or indirectly, in connection with the Offer consideration per security that was not identical in amount and form to the entitlement of Shareholders or a collateral benefit. The Offeror currently intends that the consideration offered for Common Shares under any Subsequent Acquisition Transaction proposed by it would be the same consideration offered under the Offer and the Offeror intends to cause Common Shares acquired under the Offer to be voted in favour of any such transaction and, where permitted by Rule 61-501 and Policy Q-27, to be counted as part of any minority approval required in connection with any such transaction. Pursuant to applicable regulatory requirements, the votes attached to the 146,039,658 Common Shares held by the Offeror at the date the Offer was made in Canada, would be excluded in determining whether minority approval for a Subsequent Acquisition Transaction had been obtained for the purposes of Rule 61-501 and Policy Q-27.

If the Offeror decides not to effect a Compulsory Acquisition or propose a Subsequent Acquisition Transaction involving Sterlite Gold, or proposes a Subsequent Acquisition Transaction but cannot promptly obtain any required approval or exemptive relief, the Offeror will evaluate its other alternatives. Such alternatives could include, to the extent permitted by applicable Law, purchasing additional Common Shares in the open market, in privately negotiated transactions, in another take-over bid or exchange offer or otherwise, or from Sterlite Gold, or taking no further action to acquire additional Common Shares. Any additional purchases of Common Shares could be at a price greater than, equal to or less than the price to be paid for Common Shares under the Offer and could be for cash and/or securities or other consideration. Alternatively, the Offeror may sell or otherwise dispose of any or all Common Shares acquired pursuant to the Offer or otherwise. Such transactions may be effected on terms and at prices then determined by the Offeror, which may vary from the terms and the price paid for Common Shares under the Offer.

Any such Subsequent Acquisition Transaction may also result in persons who are then Shareholders having the right to dissent in respect thereof and demand payment of the fair value of their Common Shares. The exercise of such right of dissent, if certain procedures are complied with by any such holder, could lead to a judicial determination of fair value required to be paid to such dissenting Shareholder for its Common Shares. The fair value so determined could be more or less than the amount paid per Common Share pursuant to such transaction or pursuant to the Offer.

The details of any such Subsequent Acquisition Transaction, including the timing of its implementation and the consideration to be received by the minority holders of Common Shares, would necessarily be subject to a number of considerations, including the number of Common Shares acquired pursuant to the Offer.

United States Shareholders should consult their legal advisors for a determination of their legal rights with respect to any Subsequent Acquisition Transaction. United States Shareholders should also see Section 21 of the Circular, “Canadian Federal Income Tax Considerations” for a discussion of the principal Canadian federal tax considerations generally applicable to United States Shareholders who are not resident in Canada in the event of a Subsequent Acquisition Transaction.

Certain judicial decisions may be considered relevant to any business combination or going private transaction that may be proposed or effected subsequent to the expiry of the Offer. Canadian courts have, in a few instances prior to the adoption of Rule 61-501 and Policy Q-27, granted preliminary injunctions to prohibit transactions involving certain business combinations or going private transactions. The trend in both legislation and Canadian jurisprudence has been towards permitting business combinations or going private transactions to proceed, subject to evidence of procedural and substantive fairness in the treatment of minority shareholders. United States Shareholders should consult their legal advisors for a determination of their legal rights.

Effect of the Offer on Market and Listings

From the time that the Offeror began to take up Common Shares pursuant to the Offer, the liquidity and market value of the remaining Common Shares held by the public may have been and/or could in the future be adversely affected. The rules and regulations of the TSX establish certain criteria which, if not met, could lead to the delisting of the Common Shares from the TSX. Among such criteria are the number of Shareholders and the number and aggregate market value of Common Shares publicly held. Depending on the number of Common Shares purchased pursuant to the Offer, it is possible that the Common Shares would fail to meet the criteria for continued listing on the TSX. If this were to happen, the Common Shares could be delisted and that could, in turn, adversely affect the market or result in the lack of an established market for the Common Shares.

Requirements of an Insider Bid

The Offer is an “insider bid” for the purposes of Rule 61-501 and Policy Q-27 by virtue of the Offeror holding at the date the Offer was made in Canada a 55% controlling interest in Sterlite Gold comprised of 146,039,658 Common Shares. As well, Volcan controls Vedanta and Sterlite Gold through Volcan’s approximately 54% direct controlling interest in Vedanta. Previously, Volcan had a 100% interest in the Offeror, which was sold to Vedanta pursuant to the terms of the Share Purchase Agreement. See Section 9 of the Circular, “Agreements Relating to the Offer — Share Purchase Agreement”.

Rule 61-501 and Policy Q-27 require that (a) unless an exemption is available, a formal valuation of the securities that are the subject of the insider bid be obtained at the Offeror’s expense and prepared by an independent valuator chosen by an independent committee of Sterlite Gold, (b) an independent committee supervise the preparation of the formal valuation and (c) the formal valuation be filed with the applicable securities regulators and summarized or included in the Offeror’s take-over bid circular. See Section 8 of the Circular, “PwC Valuation”.

Rule 61-501 and Policy Q-27 also require that every “prior valuation” (as defined in Rule 61-501 and Policy Q-27) of Sterlite Gold, its material assets or its securities made in the 24 months preceding the date of the Offer, that is known after reasonable inquiry to the Offeror, Vedanta or their respective directors and senior officers, be disclosed in the Circular. No such prior valuation made in the 24 months preceding the date of the Offer is known, after reasonable inquiry, to the Offeror, Vedanta or their respective directors or senior officers, other than the Original Valuation. See Section 8 of the Circular, “PwC Valuation — Prior Valuations”.

Independent Committee of the Board of Directors of the Company

On January 22, 2006, the Board of Directors established a committee comprised of a director of Sterlite Gold determined to be independent of Vedanta, its associates and affiliates to, among other matters, retain a financial advisor to prepare a formal valuation of the Common Shares in accordance with Rule 61-501 and Policy Q-27, in connection with a possible offer by Vedanta.

The Independent Committee is composed of Mr. Dennis Marschall who is “independent” for the purposes of Rule 61-501 and Policy Q-27. The Independent Committee retained PwC as its financial advisor to prepare a formal valuation of the Common Shares.

Mandate

The Independent Committee’s mandate is to: (a) retain independent legal counsel to advise the Independent Committee; (b) retain a financial advisor independent of Vedanta and its associates and affiliates to prepare a formal valuation of the Common Shares in accordance with Rule 61-501 and Policy Q-27; (c) supervise the preparation of the PwC Valuation; and (d) take such other actions as the Independent Committee considers necessary or desirable in order to carry out its mandate.

Deliberations and Recommendations of the Independent Committee

In considering whether the Offer is in the best interests of Sterlite Gold and its Shareholders, the Independent Committee considered various factors it believed to be relevant including the following:

•
The PwC Valuation concluded based upon and subject to the restrictions and qualifications, the scope of review, and the assumptions set out therein that the fair market value of Sterlite Gold as at May 8, 2006 is in the range of C$0.245 to C$0.280 per Common Share. The price offered by the Offeror is close to the mid-point of the fair market value range indicated under the PwC Valuation.

•
The price offered by the Offeror represents a 223% premium to the closing market price of the Common Shares on the TSX on June 12, 2006, the last trading day prior to Vedanta’s announcement of its intention to make the Offer.

•
The Common Shares have limited liquidity. The Offer provides liquidity for the Common Shares and gives Shareholders the opportunity to fully monetize their investment in Sterlite Gold, without the payment of brokerage fees or commissions.

•	The low likelihood of a competing offer emerging for equal or greater consideration than is offered under the Offer.

•
The terms and conditions of the Support Agreement, including the provision in the Support Agreement that permits the Board of Directors in certain circumstances to respond, if required in the discharge of its fiduciary duties, to a superior offer, subject to the payment of a break fee and certain other conditions.

•	The Offer is comprised 100% of cash consideration which provides Shareholders with certainty of consideration.

In view of the wide variety of factors considered by the Independent Committee, the Independent Committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. Based on the totality of the information presented to and considered by it, the Independent Committee resolved that the Offer is fair to Shareholders

(other than the Offeror and its affiliates) and is in the best interests of Sterlite Gold and its Shareholders and accordingly resolved to approve the Offer and recommend to Shareholders that they tender their Common Shares to the Offer.

The Independent Committee retained Fasken Martineau DuMoulin LLP as legal counsel and to act on behalf of the unaffiliated Shareholders for the purposes of negotiating the terms of the Offer and supervising the preparation of the PwC Valuation.

PwC Valuation

THE PWC VALUATION IS BEING INCORPORATED BY REFERENCE FOR THE PURPOSES OF COMPLYING WITH THE REQUIREMENTS OF RULE 13E-3 AND RELATED RULES UNDER THE EXCHANGE ACT. THE PWC VALUATION HAS NOT BEEN UPDATED BEYOND THE MAY 8, 2006 VALUATION DATE. THE PWC VALUATION WAS PREPARED FOR THE INDEPENDENT COMMITTEE AND, AS INDICATED IN SECTION 3.1 OF THE PWC VALUATION, PWC DOES NOT INTEND THAT ANY PERSON OTHER THAN THE INDEPENDENT COMMITTEE RELY UPON THE PWC VALUATION. THE PWC VALUATION IS FURTHER SUBJECT TO THE RESTRICTIONS AND QUALIFICATIONS AS OUTLINED THEREIN.

UNITED STATES SHAREHOLDERS SHOULD NOTE THAT THE PWC VALUATION HAS BEEN PREPARED PURSUANT TO AND IN ACCORDANCE WITH CANADIAN SECURITIES LAW REQUIREMENTS INCLUDING ONTARIO SECURITIES COMMISSION RULE 61-501 - INSIDER BIDS, ISSUER BIDS, BUSINESS COMBINATIONS AND RELATED PARTY TRANSACTIONS AND POLICY STATEMENT Q-27 - PROTECTION OF MINORITY SECURITYHOLDERS IN THE COURSE OF CERTAIN TRANSACTIONS OF THE L’AUTORITÉ DES MARCHÉS FINANCIERS (QUEBEC). AS SUCH, THE PWC VALUATION MAY NOT AND IS NOT REQUIRED TO COMPLY WITH ANY REQUIREMENT APPLICABLE TO THE PREPARATION OF VALUATIONS IN THE UNITED STATES OR ANY OTHER JURISDICTION.

Engagement of PwC

In the context of the Offer, the Independent Committee asked PwC to prepare and deliver a formal valuation of the Common Shares in accordance with the requirements of Rule 61-501 and Policy Q-27. PwC was retained by the Independent Committee pursuant to an engagement letter dated February 10, 2006. The aggregate fee received by PwC for completing the Original Valuation and the PwC Valuation was C$260,000, exclusive of taxes and expenses. PwC was also entitled to recover reasonable costs and expenses incurred in the preparation of the PwC Valuation. Pursuant to the requirements of Rule 61-501 and Policy Q-27, such amounts will be paid by Vedanta. The remuneration of PwC is not contingent, in whole or in part, on whether the Offer or any other transaction is commenced or completed or on the conclusions reached in the PwC Valuation.

PwC has represented to the Independent Committee that it is independent of all interested parties in the transaction and qualified to prepare a valuation of the Common Shares. Based on this representation and the Independent Committee’s assessment of information provided to it by PwC as to PwC’s qualifications and independence, the Independent Committee determined PwC to be qualified and independent for the purposes of Rule 61-501 and Policy Q-27.

Valuation Conclusion

Based upon and subject to the restrictions and qualifications, scope of review and assumptions set forth in the PwC Valuation, PwC concluded that, as at May 8, 2006, the fair market value of Sterlite Gold is in the range of C$65.7 million to C$74.8 million (between C$0.245 and C$0.280 per Common Share).

The full text of the PwC Valuation is attached as Exhibit A to the Circular, which United States Shareholders are urged to read carefully and in its entirety. The PwC Valuation, among other things, sets forth the restrictions and qualifications, assumptions made, procedures followed, matters considered and the scope of the review undertaken by PwC. The PwC Valuation and the Original Valuation is available for inspection and copying at the principal executive offices of Sterlite Gold during its regular business hours by any interested United States Shareholder or its representative who has been designated in writing. A copy of the PwC Valuation and/or the Original Valuation will be sent to any United States Shareholder upon request for a nominal charge sufficient to cover printing and postage.

Prior Valuations

PwC understands, after reasonable enquiry, that other than the Original Valuation, Sterlite Gold has not commissioned any prior valuation (as defined in Rule 61-501 and Policy Q-27) of Sterlite Gold or the Common Shares, as a whole, or of the individual operating businesses or assets within Sterlite Gold, within the 24 months preceding the date of the PwC Valuation.

Certain Material United States Federal Income Tax Consequences to United States Holders of Common Shares

The following general summary (exclusive of statements attributed to the Company) describes certain United States federal income tax consequences generally applicable to United States Holders (as used and defined in this subsection) who tender and sell Common Shares to the Offeror pursuant to the Offer. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), final and proposed United States Treasury regulations, administrative rulings, and court decisions, all as in effect as of the date hereof and all of which are subject to differing interpretations and/or change at any time (possibly with retroactive effect).

This summary is not a complete description of all of the United States federal income tax consequences applicable to United States Holders participating in the Offer and, in particular, does not address United States federal income tax considerations applicable to United States Shareholders that are subject to special treatment under United States federal income tax law (including, for example: financial institutions; regulated investment companies; dealers in securities or currencies; traders that mark to market; United States Shareholders that hold their Common Shares as part of a hedge, straddle or conversion transaction; insurance companies; tax-exempt entities; United States Shareholders that have owned or are deemed to have owned 10% or more of the total combined voting power of all classes of stock of the Company at any time during the five-year period ending on the date the United States Shareholder sells the Common Shares pursuant to the Offer; United States Shareholders who acquired their Common Shares in connection with a stock option plan or in any other compensatory transaction, United States Shareholders subject to the alternative minimum tax; United States Shareholders that have a “functional currency” other than the United States dollar; and United States Shareholders that do not hold the Common Shares as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code). United States Shareholders that are subject to special treatment or that are not United States Holders may be subject to different tax consequences, including different information reporting and withholding consequences, and should consult their own tax advisers.

In addition, this summary does not discuss any aspect of United States state and local tax laws or non-United States tax laws that may be applicable to any United States Shareholder, or any United States federal tax considerations other than United States federal income tax considerations.

This summary is of a general nature only. It is not intended to constitute, and should not be construed to constitute, legal or tax advice to any particular United States Holders. United States Holders should consult their own tax advisers as to the tax consequences in their particular circumstances.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, EACH UNITED STATES SHAREHOLDER IS HEREBY NOTIFIED THAT (A) ANY DISCUSSION OF UNITED STATES FEDERAL INCOME TAX ISSUES IN THE NOTICE OR THE CIRCULAR IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY THE UNITED STATES SHAREHOLDER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE UNITED STATES SHAREHOLDER UNDER THE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE OFFEROR IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE OFFEROR OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN OR THEREIN; AND (C) THE UNITED STATES SHAREHOLDER SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Except as otherwise set forth below, and subject to the qualifications noted above, the following discussion is limited to the United States federal income tax consequences relevant to a United States Holder. For purposes of this summary, a “United States Holder” is a United States Shareholder that is:

(a) an individual who is a citizen or resident of the United States for federal income tax purposes;

(b) a corporation (or other entity taxed as a corporation) created or organized under the laws of the United States or a political subdivision thereof;

(c) an estate the income of which (other than income that is effectively connected with a United States trade or business) is subject to United States federal income taxation regardless of source; or

(d) a trust if (1)(A) a United States court is able to exercise primary supervision over the trust’s administration, and (B) one or more U.S. Persons, as defined under Section 7701(a)(30) of the Code, have authority to control all of the trust’s substantial decisions, or (2) the trust has made a valid election to be treated as a U.S. Person for United States federal income tax purposes.

The tax treatment of a partner in a partnership may depend on both the partnership’s and the partner’s status. Partnerships tendering Common Shares and persons holding beneficial interests in Common Shares through a partnership are urged to consult their own tax advisers.

United States Holders Who Tender Common Shares Pursuant to the Offer

For United States federal income tax purposes, if a United States Holder tenders and sells Common Shares for cash pursuant to the Offer, such transaction will be treated as a sale or exchange of the Common Shares by such United States Holder. In such case, such United States Holder will recognize gain or loss equal to the difference between the amount realized by such United States Holder (taking into account certain currency adjustments, as discussed below, and before any withholding tax) and such United States Holder’s adjusted tax basis in the Common Shares exchanged therefore. If the Company is a passive foreign investment company, then any such gain will be treated as ordinary income and may be subject to a special interest charge, as described below. If the Company is not a passive foreign investment company, then any such gain or loss will be capital gain or loss if the Common Shares are held as a capital asset, and such capital gain or loss will be long-term capital gain or loss if the holding period of the Common Shares exceeds one year as of the date of the sale.

Passive Foreign Investment Company. Special United States federal income tax rules apply to United States Holders owning shares of a passive foreign investment company (a “PFIC”).

A non-United States corporation generally will be classified as a PFIC for United States federal income tax purposes in any taxable year in which, after applying relevant look-through rules with respect to the income and assets of subsidiaries, either at least 75% of its gross income is “passive income”, or on average at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. For this purpose, passive income generally includes, among other things, dividends, interest, certain rents and royalties and gains from the disposition of passive assets.

If the Company is classified as a PFIC for any taxable year during which a United States Holder holds Common Shares, the Company will continue to be treated as a PFIC with respect to such United States Holder in all succeeding years, regardless of whether the Company continues to meet the income or asset test described above.

If the Company is treated as a PFIC, then unless a United States Holder has a valid “mark to market” election in effect with respect to the Common Shares, or has made a valid “qualified electing fund” election with respect to the Company, then the entire amount of any gain realized by a United States Holder upon the sale or other disposition of such United States Holder’s Common Shares will be treated as ordinary income rather than as capital gain. Further, such gain must be allocated ratably to each day of the United States Holder’s holding period in respect of the Common Shares, and to the extent that any portion of such gain is allocated to a taxable year prior to the year of the disposition, the gain will be subject to an interest charge at the rate applicable to deficiencies in income taxes.

United States Holders are urged to consult their tax advisers concerning the United States federal income tax consequences of holding Common Shares if the Company is a PFIC.

Currency Translation

In the case of a United States Holder using the cash method of accounting (a “cash basis United States Holder”) who receives payment in Canadian dollars, the amount realized from the tender and sale of Common Shares for Canadian dollars pursuant to the Offer will be equal to the United States dollar value of such Canadian dollars determined at the spot Canadian dollar/United States dollar rate on the date payment is made to the Depositary. The amount realized in the case of a cash basis United States Holder who elects to receive United States dollars will equal the amount received by such United States Holder in United States dollars. In the case of a United States Holder using the accrual method of accounting (an “accrual basis United States Holder”), the amount realized for United States federal income tax purposes will equal the United States dollar value of the Canadian dollars to which such United States Holder becomes entitled on the date its Common Shares are accepted for purchase by the Company, determined at the relevant spot exchange rate in effect on that date. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date a United States Holder determines its amount realized for United States federal income tax purposes to the date such payment is converted into United States dollars will be treated as ordinary income or loss.

United States Backup Withholding and Information Reporting

A United States Holder that does not appropriately complete the Substitute Form W-9 as included in the accompanying Letter of Transmittal may be subject to United States “backup withholding tax” (currently at a rate of 28%) with respect to payments made to them. The amount of backup withholding tax will be allowed as a credit against such United States Holder’s United States federal income tax liability and, if backup withholding tax results in an overpayment of United States federal income taxes, may entitle such United States Holder to a refund or credit provided that the required information is furnished to the IRS.

THE FOREGOING GENERAL SUMMARY IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS WITH RESPECT TO UNITED STATES SHAREHOLDERS PARTICIPATING IN THE OFFER, AND IT DOES NOT DESCRIBE ANY OTHER UNITED STATES FEDERAL, ANY UNITED STATES STATE AND LOCAL, OR ANY NON-U.S. TAX CONSIDERATIONS. AS INDICATED, THE SUMMARY IS NOT INTENDED TO CONSTITUTE TAX ADVICE TO ANY PARTICULAR UNITED STATES SHAREHOLDERS, AND UNITED STATES SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE OFFER TO THEM, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF UNITED STATES FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX LAWS, AND THE EFFECT OF ANY PROPOSED CHANGES IN APPLICABLE TAX LAWS.

Canadian Federal Income Tax Considerations

The following is a summary of the principal income tax considerations under the Tax Act generally applicable on the disposition of Common Shares pursuant to the Offer, a Compulsory Acquisition, or a Subsequent Acquisition Transaction, to United States Shareholders who at all relevant times, for purposes of the Tax Act and any applicable income tax convention, is not resident in Canada, nor deemed to be a resident in Canada, and does not use or hold, and is not deemed to use or hold, Common Shares in connection with carrying on a business in Canada (“Non-Resident Shareholder”). The Tax Act contains provisions relevant to a non-resident insurer for whom Common Shares are “designated insurance property” which this summary does not take into account. Nor does this summary take into account the tax implications applicable to a Non-Resident Shareholder who was formerly a resident of Canada and owned any Common Shares at the time that the Shareholder ceased to reside in Canada. This summary is restricted to Non-Resident Shareholders who, for the purposes of the Tax Act and at all relevant times, hold their Common Shares as capital property, did not acquire the Common Shares pursuant to the stock option plan of the Company dated June 25, 1998 and deal at arm’s length and are not affiliated with the Offeror and the Company. Common Shares will generally be considered to be capital property to a Shareholder, unless the Shareholder either holds such shares in the course of carrying on a business or has acquired such shares in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary is based upon the current provisions of the Tax Act, the regulations thereunder, and the published administrative practices and policies of the CRA publicly available prior to the date hereof. This summary also takes into account the proposed amendments to the Tax Act and the regulations thereunder, that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted substantially as proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in the Law or in the administrative practices and policies of the CRA, whether by way of legislative, judicial or governmental action or decision, nor does it take into account provincial, territorial or foreign tax legislation or considerations.

The following summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Shareholder. Non-Resident Shareholders are advised and expected to consult with their own tax advisors for advice regarding the income tax consequences to them of disposing of their Common Shares pursuant to the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction having regard to their own particular circumstances and any other consequences to them of such transactions under Canadian federal, provincial, territorial or local tax laws and under foreign tax laws.

Disposition of Common Shares Pursuant to the Offer and a Compulsory Acquisition

Provided that the Common Shares do not constitute “taxable Canadian property” to a Non-Resident Shareholder, the Non-Resident Shareholder will not be subject to tax under the Tax Act on any capital gain realized on the disposition of Common Shares pursuant to the Offer, a Compulsory Acquisition or the exercise of dissent rights under a Compulsory Acquisition.

Generally, Common Shares will not constitute “taxable Canadian property” to a Non-Resident Shareholder at a particular time, provided that (a) such Common Shares are listed on a prescribed stock exchange (which currently includes the TSX) at that time, and (b) the Non-Resident Shareholder, persons with whom the Non-Resident Shareholder does not deal at arm’s length, or the Non-Resident Shareholder together with such persons have not owned 25% or more of the shares of any class or series of the Company at any time within the five years immediately preceding that time. Common Shares may also be deemed to constitute taxable Canadian property in certain circumstances under the Tax Act. See “Delisting of Common Shares Following Completion of Offer” below, in the case where Common Shares are delisted prior to a Compulsory Acquisition.

Even if the Common Shares are taxable Canadian property to a Non-Resident Shareholder, any taxable capital gain resulting from the disposition of the Common Shares pursuant to the Offer, a Compulsory Acquisition or the exercise of dissent rights under a Compulsory Acquisition may not result in any Canadian tax payable, if the Common Shares constitute “treaty-protected property”. Common Shares will generally be “treaty-protected property” of a Non-Resident Shareholder at a particular time, if the gain from the disposition of Common Shares would, because of an applicable income tax convention with another country, be exempt from tax under Part I of the Tax Act. Under the Canada-United States Income Tax Convention (1980) (“Tax Treaty”), a Shareholder that is a resident of the United States for the purposes of the Tax Act and the Tax Treaty (“U.S. Resident Shareholder”) will be exempt from tax in Canada in respect of a gain realized on the disposition of the Common Shares, unless the value of such shares is derived principally from real property situated in Canada. A Non-Resident Shareholder that disposes of “taxable Canadian property” must file a Canadian income tax return for the year, even if, as a result of the application of a tax convention or because there is no gain, there is no Canadian tax payable.

Any interest paid to a Non-Resident Shareholder who exercises his or her right to dissent in respect of a Compulsory Acquisition will be subject to Canadian withholding tax under the Tax Act at the rate of 25%, unless the rate is reduced under the provisions of an applicable income tax convention. Under the Tax Treaty, the withholding tax rate on interest paid to a U.S. Resident Shareholder is generally reduced to 10%.

Disposition of Common Shares Pursuant to a Subsequent Acquisition Transaction

As described above under the heading “Acquisition of Common Shares Not Deposited - Subsequent Acquisition Transaction”, the Offeror reserves the right to use all reasonable efforts to acquire the balance of Common Shares not acquired pursuant to the Offer or by Compulsory Acquisition. The tax treatment of a Subsequent Acquisition Transaction to a Non-Resident Shareholder will depend upon the exact manner in which the Subsequent Acquisition Transaction is carried out, and may be substantially the same as, or materially different from, those described above. See “Delisting of Common Shares Following Completion of Offer” below, in the case where Common Shares are delisted prior to a Subsequent Acquisition Transaction.

A Non-Resident Shareholder may realize a capital gain (or a capital loss) and/or a deemed dividend on the disposition of Common Shares pursuant to a Subsequent Acquisition Transaction. For a description of the tax treatment of capital gains and capital losses to a Non-Resident Shareholder, see “Disposition of Common Shares Pursuant to the Offer and a Compulsory Acquisition” above. Dividends paid or deemed to be paid to a Non-Resident Shareholder will be subject to Canadian withholding tax under the Tax Act at a rate of 25%, unless the rate is reduced under the provisions of an applicable income tax convention. Under the Tax Treaty, the withholding tax rate is generally reduced to 15% for dividends paid to a U.S. Resident Shareholder, unless the U.S. Resident Shareholder is a corporation and owns at least 10% of the voting stock of the Company, in which case the withholding tax rate is generally reduced to 5%.

Any interest paid to a Non-Resident Shareholder who exercises his or her right to dissent in respect of a Subsequent Acquisition Transaction will be subject to Canadian withholding tax under the Tax Act at the rate of 25%, unless the rate is reduced under the provisions of an applicable income tax convention. Under the Tax Treaty, the withholding tax rate on interest paid to a U.S. Resident Shareholder is generally reduced to 10%.

Delisting of Common Shares Following Completion of the Offer

As described above under the heading “Effect of the Offer on the Market and Listings”, the Common Shares may cease to be listed on the TSX. Non-Resident Shareholders are cautioned that if the Common Shares are not listed on a prescribed stock exchange (which includes the TSX) at the time they are disposed of:

(a)	Common Shares will generally be taxable Canadian property for the Non-Resident Shareholders;

(b)
the Non-Resident Shareholders may be subject to income tax under the Tax Act in respect of any capital gain realized on such disposition (unless the Common Shares constitute “treaty-protected property”, as described above); and

(c)
the notification and withholding provisions of section 116 of the Tax Act (and the corresponding provisions of any applicable provincial tax legislation) will apply to the Non-Resident Shareholder, in which case the Offeror is entitled, pursuant to the Tax Act and any applicable provincial tax legislation, to deduct or withhold an amount from any payment made to the Non-Resident Shareholder in respect of the Offer.

A Non-Resident Shareholder that disposes of “taxable Canadian property” must file a Canadian income tax return for the year, even if, as a result of the application of a tax convention or because there is no gain, there is no Canadian tax payable.

Price Range and Trading Volume of Common Shares

The Common Shares are listed and posted for trading on the TSX under the symbol “SGD”. The following table summarizes the high and low price ranges and aggregate volume of trading of the Common Shares on the TSX for the periods indicated, according to published sources.

Period	High	Low	Volume
2004
3rd Quarter	C$0.18	C$0.08	3,967,268
4th Quarter	C$0.23	C$0.13	8,440,004
2005
1st Quarter	C$0.19	C$0.08	5,859,030
2nd Quarter	C$0.11	C$0.06	3,527,429
3rd Quarter	C$0.10	C$0.04	4,694,349
4th Quarter	C$0.08	C$0.06	1,799,083
2006
1st Quarter	C$0.16	C$0.08	5,649,972
2nd Quarter	C$0.24	C$0.08	19,425,628
3rd Quarter	C$0.26	C$0.24	9,334,649

Expenses of the Offer

The Offeror estimates that if it acquires all of the Common Shares pursuant to the Offer, the total amount it will require to pay the related fees and expenses of the Offer will be approximately US$2,507,500. Such fees and expenses will be paid from cash on hand as described in Section 10 in the Circular “Source of Funds”.

Expense	Paid by the Purchaser Group	Paid by the Company
Filing Fees	US$16,500.00	nil
Financial Advisor’s Fees and Expenses	US$1,215,000.00	US$245,000.00
Legal Fees and Expenses	US$878,000.00	US$105,000.00
Accounting Fees and Expenses	US$213,000.00	nil
Depository and Solicitation Fees	US$30,000.00	nil
Printing and Mailing Costs	US$50,000.00	nil
Miscellaneous	US$105,000.00	US$40,000.00
Total:	US$2,507,500.00	US$390,000.00

FINANCIAL INFORMATION

Report of the Registered Public Accounting Firm
To the Shareholders of
Sterlite Gold Ltd.

We have audited the accompanying consolidated balance sheets of Sterlite Gold Ltd. (the “Company”) as at December 31, 2005 and 2004 and the consolidated statements of operations and deficit and cash flows in the three year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform an audit of the Company’s internal control over financial reporting.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2005 and 2004 and the results of its operations and its cash flows for the three-year period ended December 31, 2005 in accordance with Canadian generally accepted accounting principles.

Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences are presented in Note 24 to the consolidated financial statements.

Toronto, Canada	/S/ Grant Thornton LLP
September 25, 2006, except for Notes 1, 8, 9b, 19b and 24b, for which the date is November 10, 2006	Chartered Accountants

Comments by Auditor for U.S. Readers on Canada-U.S. Reporting Difference
In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there are restatements of the Company’s comparative financial statements, such as the changes described in Note 23 to the consolidated financial statements. Our report to the shareholders dated September 25, 2006, except for Notes 1, 8, 9b, 19b and 24b, for which the date is November 10, 2006, is expressed in accordance with Canadian reporting standards which do not permit a reference to such events in the auditor’s report when these are adequately disclosed in the financial statements.

Toronto, Canada	/S/ Grant Thornton LLP
November 10, 2006	Chartered Accountants

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Consolidated Balance Sheets December 31 (Thousands of United States Dollars)
	2005	2004

Assets
Current
Cash and cash equivalents	$50	$2,162
Receivables (Note 3)	1,275	2,077
Gold and ore inventory (Note 4)	883	2,292
Mining supplies	1,909	2,510
	4,117	9,041

Investment in and receivable from StrataGold (Note 5)	5,544	5,359
Mining properties (Notes 6 and 23)	7,168	8,270
Plant and equipment (Notes 7 and 23)	4,273	7,924

	$21,102	$30,594

Liabilities
Current
Accounts payable and accrued liabilities	$3,649	$2,541
Related party debt (Note 8)	671	671
Bank loans (Note 9)	2,678	675
Current term portion of equipment loan (Note 10)	422	522
	7,420	4,409

Long term portion of equipment loan (Note 10)	—	279
Reclamation costs (Note 11)	768	488
	8,188	5,176

Shareholders’ Equity
Capital stock (Note 12)	116,537	116,537
Contributed surplus (Note 13)	7	7
Deficit (Note 23)	(103,630)	(91,126)
	12,914	25,418

	$21,102	$30,594

Nature of operations and going concern (Note 1)
Contingencies and legal matters (Note 21)
Commitment (Note 22)

On behalf of the Board

(Signed) Anil Agarwal Director

(Signed) Tarun Jain Director
See accompanying notes to the consolidated financial statements

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Consolidated Statements of Operations and Deficit Years ended December 31 (Thousands of United States Dollars)
	2005		2004	2003

Revenue
Gold sales		$20,061	$26,523	$21,303

Costs and expenses
Operating		21,879	18,632	17,798
Depreciation, amortization and impairment
(Notes 6, 7 and 23)		6,330	6,766	7,338
Corporate, general and administration		4,623	3,986	4,144
Foreign exchange (loss) gain		(144)	(24)	7
Stock option expense		—	—	12
Interest on equipment loan		65	102	75
Interest on short term debt		206	88	34
		32,959	29,550	29,408

Loss before other income and interest		(12,898)	(3,027)	(8,105)

Gain on sale of assets (Note 5)		7	8,158	—
Other income and interest (Note 19)		387	550	224

Net (loss) earnings (Note 16)		$(12,504)	$5,681	$(7,881)

Net (loss) earnings per common share
-basic and diluted (Note 14)		$(0.05)	$0.02	$(0.03)

Deficit at beginning of the year,
as originally reported	$	(89,982)	$(95,718)	$(88,218)

Restatement of prior periods (Note 23)		(1,144)	(1,089)	(708)

As restated		(91,126)	(96,807)	(88,926)

Net (loss) earnings		(12,504)	5,681	(7,881)

Deficit at end of the year		$(103,630)	$(91,126)	$(96,807)

See accompanying notes to the consolidated financial statements

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Consolidated Statements of Cash Flows Years ended December 31 (Thousands of United States Dollars)
	2005	2004	2003

Increase (decrease) in cash and cash equivalents
Operating activities
Net (loss) earnings	$(12,504)	$5,681	$(7,881)
Items not involving the use of cash and cash equivalents
Gain on sale of equipment and other assets	(7)	—	—
Gain on sale of properties	—	(8,158)	—
Depreciation, amortization and impairment	6,330	6,766	7,338
Stock option expense	—	—	12
Reclamation costs	280	156	91
	(5,901)	4,445	(440)

Net changes in non-cash working capital
Receivables	617	(570)	2,440
Gold and ore inventory	1,409	(1,406)	342
Mining supplies	601	180	(202)
Accounts payable and accrued liabilities	1,108	(590)	276
	(2,166)	2,059	2,416
Financing activities
Issue of common shares	—	20	—
Repayment of equipment loans	(379)	(565)	(473)
Short term loans net of repayment	2,003	(620)	1,295
	1,624	(1,165)	822
Investing activities
Net proceeds from sale of equipment
and other assets	7	—	—
Net proceeds from sale of properties	—	2,983	—
Loan advanced	(1,500)	—	—
Repayment of loan	1,500	—	—
Additions to plant and equipment	(120)	(177)	(3,779)
Additions to mining properties	(1,456)	(3,194)	(956)
	(1,569)	(388)	(4,735)
(Decrease) increase in cash and cash equivalents	(2,111)	506	(1,497)
Cash and cash equivalents at beginning of the year	2,162	1,656	3,153
Cash and cash equivalents at end of the year	$51	$2,162	$1,656

Supplementary cash flow information
Interest paid	$271	$190	$109
Cash and cash equivalents at end of year consist of:
Cash	$51	$2,162	$1,619
Term deposit	—	—	37
	$51	$2,162	$1,656
Non-cash financing and investing items as follows
Equipment acquired under installment loans	—	—	$1,838
Unpaid amounts for transaction costs relating
to sale of properties	—	$184	—
Investment in and receivable from StrataGold	—	$5,359	—

See accompanying notes to the consolidated financial statements

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Notes to the Consolidated Financial Statements December 31, 2005, 2004 and 2003 (Tabular Amounts in Thousands of United States Dollars)

1.  Nature of operations and going concern

Sterlite Gold Ltd. (“SGD” or the “Company”) is a publicly held company, engaged in the mining, exploration and development of resource properties. The name of the Company was changed, effective June 17, 2002, from First Dynasty Mines Ltd. to Sterlite Gold Ltd. SGD is continued under the Yukon Business Corporations Act and its common shares are listed on the Toronto Stock Exchange (the “TSX”).

The Company’s principal operations are located in the Republic of Armenia through an Armenian company, Ararat Gold Recovery Company LLC (“AGRC”). The principal assets of AGRC are the Zod gold mine, the Meghradzor gold mine and the Ararat plant which was initially constructed to process gold from mine tailings near Ararat and is subsequently being used to process ore from the Zod and Meghradzor mines. The Ararat mine tailings were substantially depleted of gold resources in 2003. Since then, AGRC has continued to retreat the previously processed tailings and will continue to do so until such time that it is no longer economic or when the facility is moved to Zod. The Company started pre-stripping at Zod in January 2006 as part of the expansion project Phase III. The Company estimates that pre-stripping of waste will continue until the third quarter of 2008. The Company will be processing all non refractory ore mined from Zod at the Ararat plant and all refractory ore will be stockpiled until the Company has received the required approvals from the Government of Armenia with regards to its plant location. Any ore processed from Zod during this time period will not be significant.

The Company initiated studies in the last quarter of 2004 to complete detailed open pit design, plant engineering, metallurgical test work, and permitting with regard to expanding the present mining operations at Zod and constructing a processing plant at the Zod site. Micon International Co. Limited (Micon), an independent third party, has managed the Zod mining expansion study in association with AGRC. The Company on the basis of the pre-feasibility study on the Phase III project for the Zod mine has decided to move the Ararat Plant (which is 269 kilometers from Zod) to the extent possible to the Zod mine site. This move can be implemented successfully subject to availability of financial resources. The Company estimates that a minimum capital expenditure of $87 million will be required to execute the Phase III project including the move and will take a minimum of 24 months to complete. The Company is committed to undertake the move once environmental clearance is provided by the Government of Armenia. During the last quarter of 2004, the Company submitted to the Government of Armenia for approval the first Environmental Impact Assessment (“EIA”) for Phase III at the Zod site. The Government has initially rejected the submission citing concerns with regard to the location of the plant, given its proximity to Lake Sevan, the main source of drinking water in Armenia. The Company is currently in negotiations with certain Armenian Government agencies to get EIA approval with modifications and is awaiting the Government’s response.

If the required approvals are received, the Company will proceed with the construction of a pressure oxidization plant at the Zod site. Given the delays in the start of the Phase III project at the Zod site, as an alternative to expedite the processing of ore mined from Zod, the Company is considering the option of refurbishing the existing plant at Ararat. This refurbishment would include the installation of a pressure oxidation plant at Ararat which would expedite the Phase III project; however, this alternative would result in an increase in transportation costs.

A portion of the Zod Mine lies in close proximity to Armenia’s border with Azerbaijan. Azeri authorities have claimed that part of the Zod Mine is located on its territory and therefore part of the Zod mineral deposit belongs to Azerbaijan. Armenian authorities have disputed this claim and there has been no conclusive determination (or adjudication) of this issue. This issue has arisen because a portion of the Armenia-Azerbaijan border near Zod appears to have never been clearly demarcated (even during the Soviet era), and naturally without clarity on the border there cannot be clarity on rights to the associated mineral deposit.

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Notes to the Consolidated Financial Statements December 31, 2005, 2004 and 2003 (Tabular Amounts in Thousands of United States Dollars)

1.	Nature of operations and going concern (continued)

The Company operates in Armenia, a former Soviet Republic that is making the transition from a state-controlled economy to a market economy. Although the political and economic environment in Armenia has been stable in recent years, there is a risk that this situation could deteriorate and adversely affect the Company’s operations.

The business of mining for minerals involves a high degree of risk. Accordingly, the cash flow and profitability of the Company could be materially affected by the quantities of gold mineral reserves and future gold production levels, market price of gold, future operating costs, foreign currency exchange rates and its ability to raise financing if necessary. The underlying value of the Company’s mineral properties, plant and equipment and certain of the mining supplies is dependent upon the existence and economic recovery of reserves in the future and the ability of the Company to raise long-term financing to complete the development of the properties.

The Company does not have sufficient cash to fund the development of Zod Phase III and therefore will require additional financing to develop Zod Phase III. Management is of the opinion that additional financing is available and will be sourced in time to allow the Company to continue its planned activities in the normal course, as detailed below.

In addition, the Project may be subject to sovereign risk, including political and economic stability, and environmental concerns that could prevent or delay the receipt of permits required to proceed with the construction of the processing plant and development of Phase III. These factors may adversely affect the investment and may result in the impairment or loss of all or part of the Company’s investment.

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business for the foreseeable future. The Company incurred a net loss of $12,504,000 for the year to December 31, 2005 (year to December 31, 2004 - net earnings of $5,681,000) and as at December 31, 2005 has incurred cumulative losses of $103,630,000.

On August 23, 2006, pursuant to a share purchase agreement, Vedanta Resources plc (“Vedanta”), purchased all of the issued and outstanding shares of Twinstar International Limited (“Twinstar”), a company owning 55.1% of the shares of the Company, through its wholly owned subsidiary Welter Trading Limited. Vedanta is a major diversified mining and metals group listed on the London Stock Exchange.

Vedanta closed further transactions for the purchase of SGD common shares, through its wholly owned subsidiary Twinstar, between September 30, 2006 and October 31, 2006 to be the beneficial owner of common shares of the Company representing approximately 83% of the outstanding share capital on a fully-diluted basis providing Vedanta with control over the financial and operating policy decisions of SGD.

Vedanta, the Company’s ultimate parent, has provided the Company with representation that it will provide the necessary support and assistance for the Company to generate sufficient cash flow to meet its obligations on a timely basis to June 30, 2007.

These consolidated financial statements do not give effect to any adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements. If the "going concern" assumption were not appropriate for these consolidated financial statements, then adjustments would be necessary in the carrying values of assets and liabilities, the reported revenues and expenses and the balance sheet classifications used.

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Notes to the Consolidated Financial Statements December 31, 2005, 2004 and 2003 (Tabular Amounts in Thousands of United States Dollars)

2.  Summary of significant accounting policies

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada and include the accounts of the Company and its subsidiaries. These principles are also in conformity, in all material respects, with accounting principles generally accepted in the United States, except as described in Note 24.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries as follows:

Ararat Gold Recovery Company LLC (AGRC)
AGRC Services Ltd.
First Dynasty Mines Armenia Limited (FDMA)
Myanmar First Dynasty Mines Ltd.

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of estimates during the reporting period included estimated useful lives of capital assets, mine life, recoverability of deferred exploration expenditures, valuation of future tax assets, impairment of capital assets and reclamation costs. Although these estimates are based on management’s best knowledge of current events and actions, actual results ultimately may differ from those estimates.

Foreign currency translation

The functional currency of the Company is the United States Dollar as the majority of the Company’s transactions are denominated in United States Dollar. The Company has adopted the United States Dollar as its reporting currency. The operations of subsidiaries are considered to be of an integrated nature.

Monetary assets and liabilities denominated in other currencies are translated at period end rates of exchange. Revenue and expenses denominated in other currencies are translated at the rate of exchange in effect on the dates on which such items are recognized in earnings. Translation adjustments are included in the determination of earnings.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, balance with banks and highly liquid temporary money market instruments with original maturities of three months or less, and are not subject to significant risk from changes in interest rates.

Gold inventory, ore inventory and mining supplies

Gold inventory is valued at the lower of production cost and net realizable value. Net realizable value is determined using the ruling metal exchange price, adjusted for expected downward trends and reduced by estimated expenses.

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Notes to the Consolidated Financial Statements December 31, 2005, 2004 and 2003 (Tabular Amounts in Thousands of United States Dollars)

2.  Summary of significant accounting policies (continued)

Ore inventory is valued at the lower of mining cost and net realizable value. Net realizable value is determined by evaluating the gold content in the ore using the ruling metal exchange price, adjusted for expected downward trends and reduced by estimated processing and selling expenses.

Mining supplies are valued at the lower of cost and replacement cost. Cost is determined using the weighted average basis, after considering any write-downs for redundant and slow moving items.

Mining properties

Mining development costs are carried at cost less accumulated amortization and impairment. Expenditures incurred to evaluate and develop new ore bodies and to establish or expand productive capacity are capitalized until commercial levels of production are achieved, at which point the costs are amortized.

Amortization commences when a property is placed into commercial production, and is calculated using unit of production method over the expected economic life of mine.

Plant and equipment

Plant and equipment are recorded at cost. Depreciation is calculated once the asset is placed in service, using the straight-line method over their estimated useful lives as follows:

Class of property, plant and equipment	Useful life	Rate
	(Years)	(%)

Building	20	5
Office furniture and equipment	5	20
Motor vehicles	5	20
Plant and machinery	5	20

Expenditures for major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred. When property is retired or otherwise disposed of the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Revenue recognition

Revenue is derived from the sale of dore bars. Dore bars are shipped directly from the production site to the purchaser for refining.

Revenue is recognized when the significant risks and rewards of ownership have been transferred to the purchaser of the dore bars, which is upon shipment.

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Notes to the Consolidated Financial Statements December 31, 2005, 2004 and 2003 (Tabular Amounts in Thousands of United States Dollars)

2.  Summary of significant accounting policies (continued)

Stock-based compensation

The Company has adopted the policy of recognizing compensation expense upon the granting of stock options to officers, directors and consultants based on the estimated fair value at the grant date prospectively for stock-based compensation awards granted after January 1, 2003.

Income taxes

Income taxes are calculated using the asset and liability method of tax accounting. Under this method, current income taxes are recognized for the estimated income taxes payable for the current period. Future income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and on unclaimed losses carried forward and are measured using the substantively enacted tax rates that will be in effect when the differences are expected to reverse or losses are expected to be utilized. A valuation allowance is recognized to the extent that the recoverability of future income tax assets are not considered more likely than not.

Investments

Investments are valued at lower of cost and market value.

Earnings (loss) per common share

Basic earnings (loss) per common share is calculated based on the weighted average number of common shares outstanding for the period. Diluted earnings per common share consider the potential exercise of convertible instruments using the treasury-based method.

Reclamation obligations (Asset Retirement Obligations)

The fair value of the liability for an asset retirement obligation is recorded when it is incurred and the corresponding increase to the asset is depreciated over the life of the asset. The liability is increased over time to reflect an accretion element considered in the initial measurement at fair value.

Impairment of long-lived assets

Long-lived assets and intangibles to be held and used by the Company are reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If changes in circumstances indicate that the carrying amount of an asset that an entity expects to hold and use may not be recoverable, future cash flows expected to result from the use of the asset and its disposition must be estimated. Recoverable amount is considered as the greater of net selling price and value in use. If the undiscounted value of the future cash flows is less than the carrying amount of the asset, impairment is recognized. An impairment loss is measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Notes to the Consolidated Financial Statements December 31, 2005, 2004 and 2003 (Tabular Amounts in Thousands of United States Dollars)

3.           Receivables
	2005	2004

Trade receivables	$261	$918
Advances and prepayments	260	537
Value Added Tax receivables	753	621
Other receivables	1	1

	$1,275	$2,077

Trade receivables are composed of balances due from Commerzbank International S.A. (which is the only customer of the Company). Directors of the Company believe that the trade receivables do not contain any credit risk and, accordingly, allowances for doubtful debts have not been provided as of December 31, 2005 (allowances were also not provided as of December 31, 2004).

The fair value of trade and other receivables approximate the carrying amounts.

4.          Gold and ore inventory
	2005	2004

Gold	$800	$1,903
Ore	83	389

	$883	$2,292

5.  Investment in and receivable from StrataGold Corporation

The Dublin Gulch and Clear Creek properties, which were registered to New Millennium Mining Ltd. (“NMML”), located in the Yukon Territory, Canada, were sold in December 2004. Under the terms of the agreement, the Company sold both the properties for $8,359,467 to StrataGold Corporation (“StrataGold”) and incurred $200,968 in professional fees. As the Company had previously written off the carrying values of these properties, a net gain of $8,158,499 was recorded in 2004 on this transaction. Sale proceeds have been received in the form of cash of $3,000,000, 5,000,000 shares of StrataGold valued at $2,359,467 and the balance of $3,000,000 will be received no later than December 2007 either in cash or shares of StrataGold at the option of StrataGold. The balance of $3,000,000 was received in full along with the accrued interest of $235,644 in April 2006. At December 31, 2005, 5,000,000 shares are shown at a cost of $2,359,467 (2004: $2,359,467). As on December 31, 2005 the fair market value of these shares is $3,303,020 (2004:$2,825,328). This value is arrived by considering prevailing market rate on December 31, 2005 of Canadian $0.77 per share and conversion rate of $1.1656 Canadian for $1 United States. Interest is accrued at LIBOR+2% on the receivable of $3,000,000. Total value of interest accrued on this balance is $184,596.

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Notes to the Consolidated Financial Statements December 31, 2005, 2004 and 2003 (Tabular Amounts in Thousands of United States Dollars)

6.  Mining properties - Armenia

The Zod gold mine is located in the Vardenis Region of eastern Armenia, and the Meghradzor gold mine is located in the Hrazdan district near Yerevan, Armenia. Mining activities commenced on a small scale at the Zod mine during the first quarter of 2002 to reconfirm mining costs, grade and recovery. A 26-month Phase II mining plan for the Zod mine was prepared and implemented in April 2003 and was continued until the end of 2005. The Company, based on drilling results, prepared a pre feasibility report for mining the ore from Zod gold mine (“Phase III”). Exploration costs relating to Phase III have not been amortized since commercial production has not commenced. The Company has started pre-stripping related to Phase III and effective January 1, 2006 all the activities at Zod are now related to Phase III.

Under gold mines exploitation agreements with the Armenian Ministry of Environmental Protection, during 2005 AGRC was subject to quarterly royalty payments of 1% of the value of revenue generated from these properties. In 2004 and 2003 AGRC was subject to quarterly royalty payments of 1.5% of the value of gold produced on these properties.

In the case of the Meghradzor gold mine, the Company has prepared a detailed mining and operational plan and operations resumed in February 2001.

Carrying values	2005	2004

Cost
Zod	$7,261	$7,261
Meghradzor	2,537	2,537
Zod Phase III exploration expenditures	5,837	4,381
	15,635	14,179
Accumulated amortization and impairment
Zod	6,548	4,372
Meghradzor (including impairment of $265,000 (2004: $Nil)	1,919	1,537
	8,467	5,909
Net carrying value
Zod	713	2,889
Meghradzor	618	1,000
Zod Phase III exploration expenditures	5,837	4,381

	$7,168	$8,270

At December 31, 2005, given the change in the nature of the operations as described above and in Note 1, the Company conducted a review of the carrying value of the mining properties and recorded an impairment of $265,000 ($Nil in 2004). For purposes of recognition and measurement of an impairment loss, long-lived assets have been grouped to form an asset group, at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets groups.

Management has used present value of future cash flows to calculate the fair value of each cash generating unit.

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Notes to the Consolidated Financial Statements December 31, 2005, 2004 and 2003 (Tabular Amounts in Thousands of United States Dollars)

7.           Plant and equipment - Armenia
	2005	2004

Cost
Plant and equipment	$28,398	$27,959
Buildings	1,580	1,580
Motor vehicles, furniture and fixtures	1,350	1,326
Equipment under construction	—	369
	31,328	31,234
Accumulated depreciation and impairment
Plant and equipment (including impairment of $444,000
(2004: $537,000))	25,137	21,542
Buildings	629	539
Motor vehicles, furniture and fixtures (including impairment
of $91,000 (2004: $ 87,000))	1,289	1,229
	27,055	23,310
Net carrying value
Plant and equipment	3,261	6,417
Buildings	951	1,041
Motor vehicles, furniture and fixtures	61	97
Equipment under construction	—	369

	$4,273	$7,924

As a result in the change in nature of operations at the end of 2005 as described in Note 1, the Company conducted a review of the physical condition and value in use of its long-lived tangible assets and recorded an impairment of $535,000. During 2004 a review of the assets resulted in recognition of impairment of $624,000 related to equipment no longer in use. For purposes of recognition and measurement of an impairment loss, long-lived assets have been grouped to form an asset group, at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets groups.

Management has used present value of future cash flows to calculate the fair value of each cash generating unit.

8.           Related party debt

The debt to Twinstar International Limited (“Twinstar”) is due on demand; non-interest bearing and security is provided by a first ranking general security interest over the Company’s assets. As at October 31, 2006, Twinstar is the Company’s immediate parent owning approximately 83% of the shares of the Company. Under the Scheme of Arrangement of Twinstar sanctioned on July 17, 2006 by the Supreme Court of Mauritius, this payable of $671,000 has been transferred to Twin Star Investment Ltd. (“TIVL”). TIVL is related to the Company through common control.

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Notes to the Consolidated Financial Statements December 31, 2005, 2004 and 2003 (Tabular Amounts in Thousands of United States Dollars)

9.  Bank loans

a)  The Company’s subsidiary AGRC has a credit facility limit of $1.9 million (2004 $1.4 million) from HSBC Armenia. As security for this credit facility which bears interest at 12%, AGRC has provided a pledge over machinery and a floating charge over inventory of up to $1.9 million and a letter of guarantee of $1.9 million provided by the Company. At December 31, 2005, the Company utilized $1.9 million (December 31, 2004 - $0.67 million) of this credit facility, which was repaid subsequent to year-end. This credit facility expired in June, 2006 and was not renewed. In addition to this credit facility AGRC obtained an unsecured short term loan of $0.3 million at an interest rate of 12% per annum from HSBC Armenia which was outstanding at December 31, 2005. The due date of this loan was January, 2006 and AGRC repaid the loan on the due date.

During 2005 AGRC has also entered into a loan agreement for a line of credit in the amount of $1.2 million with Converse Bank Armenia for a period of five years. As security AGRC has provided a pledge over specific machinery and equipment at the Ararat plant up to an amount of $1.2 million. At December 31, 2005 AGRC has obtained a short term loan of $0.50 million at an interest rate of 12% per annum under this loan agreement which is repayable in two installments of $0.25 million in January 2006 and the balance in February 2006. Subsequent to year end AGRC has fulfilled its commitment under the loan agreement and repaid the above amounts due to Converse Bank Armenia.

b)  On September 1, 2006, AGRC borrowed $1 million from Converse Bank Armenia to finance operations and the development of Zod.  Interest on this loan is at 12% and the loan matures on December 1, 2006. This loan of $1 million was repaid in October, 2006.

10.         Equipment loan
	2005	2004

Equipment loan	$422	$801
Less: current portion	422	522

Long term portion	$—	$279

This equipment loan is secured by a letter of guarantee provided by the Company. The loan bears interest of 8.7% and is repayable in equal quarterly installments of principal and interest of $143,881 maturing in April 2006.

Principal repayment over the next year is as follows:

2006	$422

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Notes to the Consolidated Financial Statements December 31, 2005, 2004 and 2003 (Tabular Amounts in Thousands of United States Dollars)

11.        Reclamation obligations (Asset Retirement Obligations)

The Company recorded $768,000 (2004: $488,000) of retirement obligations related to the Zod and Meghradzor mines and the Ararat tailing dam expected to be incurred over a period of three to nine years. The increase during the year is comprised of $38,000 due to accretion and $242,000 related to a change in the amount and timing of future cash flows.

The key assumptions on which the carrying amount of the asset retirement obligations are based, are as follows:

(i)
the total undiscounted amount of the estimated cash flows required to settle the obligations is $1,070,000 (2004: $770,000). At December 31, 2005 the undiscounted amount increased by $300,000 as the Company estimated that there will be increased costs of $280,000 related to the Ararat closure and $20,000 related to the Zod closure.

(ii)
the weighted average expected timing of payment of the cash flows required to settle the obligations is five years (2004: seven years). Based on a pre-feasibility study prepared for Zod, the mine life for Zod has been revised to nine years in 2005 (from thirteen in 2004).

(iii)	the weighted average credit-adjusted risk-free rate at which the estimated cash flows have been discounted is 7.7%.

12.        Capital stock

Authorized:

The authorized capital of the Company consists of an unlimited number of common shares without par value.

Issued and outstanding	Shares	Amount

Outstanding at December 31, 2004	265,290,997	$116,537
Issued during fiscal 2005	—	—

Outstanding at December 31, 2005	265,290,997	$116,537

13.        Stock option plan and contributed surplus

The Company has an Employee Stock Option Plan (“the Plan”) duly approved by Toronto Stock Exchange. In fiscal 2003 the Company granted options to acquire 450,000 common shares of the Company. According to the Plan, the option exercise price is to be calculated on a weighted average basis of five days market price. These options were granted at an exercise price of CAD $0.12 per share. In fiscal 2004, 200,000 of these options were exercised and the remaining 250,000 expired in June, 2005. There are no stock options outstanding as at December 31, 2005.

The fair value computation and contributed surplus recorded for fiscal 2003 in respect of these options granted in 2003 was $11,628. Upon the exercise of 200,000 options in 2004, contributed surplus was reduced and capital stock increased by $5,168.

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Notes to the Consolidated Financial Statements December 31, 2005, 2004 and 2003 (Tabular Amounts in Thousands of United States Dollars)

13.        Stock option plan and contributed surplus (continued)

The fair value was determined at the date of grant using the Black-Scholes option pricing model with the following assumptions:

Risk free interest rate	-	3%
Volatility factor	-	50%
Expected life	-	2 years

14.        Per share amounts

The weighted average number of common shares outstanding in 2005, 2004 and 2003 used in computing basic per share amounts were 265,290,997, 265,107,664 and 265,090,997, respectively. The potential exercise of the outstanding stock options on the diluted earnings per share calculation in fiscal 2004 is insignificant.

15.        Geographic information

The Company’s operations consist of the development and exploitation of mineral resource properties in Armenia. The following table provides a geographical breakdown of the Company’s assets.

	2005	2004
Assets
Armenia	$15,546	$23,246
Canada	5,551	7,347
Other	5	1

	$21,102	$30,594

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Notes to the Consolidated Financial Statements December 31, 2005, 2004 and 2003 (Tabular Amounts in Thousands of United States Dollars)

16.        Income taxes

The following table reconciles the expected income tax expense (recovery) at the Canadian statutory income tax rate to the amounts recognized in the consolidated statements of operations.

	2005	2004	2003

Net (loss) earnings per the consolidated statements of operations	$(12,504)	$5,681	$(7,881)

Expected income tax (recovery) expense at statutory rate	$(4,516)	$2,052	$(2,886)
Non-taxable expense (income)	329	(113)	253
Effect of difference between Canadian and Armenian tax rates	1,821	637	1,845
Unrecognized benefit from utilization of resource pool of NMML	—	(2,946)	—
Change in rate (see below)	(1,216)	—	—
Decrease in tax pools and losses of NMML as a result of amalgamation (see below)	1,524	—	—
Expiry of losses of SGD	1,196	—	—
Other	53	—	—
Valuation allowance	809	370	788
Income tax expense (recovery) recognized	$—	$—	$—

The following table reflects future income tax assets at December 31, 2005, 2004 and 2003.

	2005	2004	2003
Excess of unclaimed resource pools over carrying
values of exploration properties of NMML	$—	$1,352	$3,906
Non-capital losses of SGD	903	1,971	4,279
Non-capital losses of NMML	—	172	209
Non-capital losses of AGRC	4,932	1,634	1,057
Other	92	—	—
Excess of tax value over carrying value of property, plant and equipment and mining property of AGRC	612	601	963
	6,539	5,730	10,414
Valuation allowance	6,539	5,730	10,414
Future income taxes recognized	$—	$—	$—

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Notes to the Consolidated Financial Statements December 31, 2005, 2004 and 2003 (Tabular Amounts in Thousands of United States Dollars)

16.        Income taxes (continued)

The income tax rate at which timing differences are anticipated to be realized in Armenia has been changed from 10% to 20%, effective 2005. This change reflects a change in the anticipated realization rate of these assets. The company will enjoy a 50% reduction in their income taxes in Armenia until fiscal 2009.

Certain prior year figures in the above tables have been adjusted to be consistent with the basis of presentation for 2005.

At December 31, 2005, SGD had unclaimed non-capital losses carried forward of Cdn $2,916,000 The losses generated from the business of acquiring and managing operating subsidiaries are subject to restriction because of the acquisition of control by Twinstar International Limited and can only be utilized against future income from this or a similar type of business.

At December 31, 2005, AGRC had unclaimed resource pools of $8,583,000, unclaimed undepreciated capital costs of $5,920,000 and unclaimed non-capital losses of $29,754,000.

The non-capital losses expire as follows:

		SGD
Year	AGRC	($ Cdn)

2006	$—	$1,221
2007	671	408
2008	9,517	474
2009	6,152	—
2010	13,414	259
2014	—	224
2015	—	330

	$29,754	$2,916

The Company amalgamated with NMML under the provisions of Section 186 of the Yukon Business Corporation Act, effective January 1, 2005. The shares of NMML shall be cancelled without any repayment of capital in respect of those shares. The name of the amalgamated Corporation will continue as Sterlite Gold Ltd.

17.        Financial instruments and exposure to risks

The amounts recorded for cash and cash equivalents, receivables and accounts payable and accrued liabilities approximate fair value based on the short term nature of these instruments.

The carrying value of the shares of StrataGold is less than its fair value. Fair value of these shares is $3,303,020. This value is arrived by considering the prevailing market rate on December 31, 2005 of Canadian $0.77 per share and conversion rate of $1.1656 Canadian for $1 United States and approximates their fair value based on the trading price.

The carrying value of the receivable from StrataGold approximates fair value as the interest rate on this receivable approximates market.

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Notes to the Consolidated Financial Statements December 31, 2005, 2004 and 2003 (Tabular Amounts in Thousands of United States Dollars)

17.        Financial instruments and exposure to risks (continued)

The carrying value of bank indebtedness and the equipment loan are considered to approximate fair value as management believes that the interest rates for these loans approximate market terms and rates.

The fair value of the related party debt has not been determined as it is not practical to determine its fair value.

The Company’s operations are principally located in the Republic of Armenia and therefore, certain of the Company’s transactions are denominated in Armenian Drams. As a result the Company is exposed to foreign currency exchange risk. The Company’s policy is to remain unhedged against foreign exchange risk.

18.        Environmental matters

Management is of the opinion that the Company has met the Armenian Government’s requirements concerning environmental matters, and therefore believes that the Company does not have any current material environmental liabilities.

However, environmental legislation in Armenia is relatively new and potential changes in the legislation and the interpretation may give rise to material environmental liabilities in the future.

19.        Related party transactions

a)      In addition to the related party debt disclosed in Note 8, a subsidiary, FDMA, was charged $243,000 in 2005 (2004: $Nil; 2003: $500,000) by Sterlite Industries (India) Ltd. ("Sterlite India") for technical, managerial and administrative services provided by Sterlite India personnel under a management consultancy agreement. In fiscal year 2005 FDMA paid to Sterlite India $Nil (2004 :$125,000) for amounts owed for services rendered in 2002 and reversed the $500,000 payable relating to services rendered in 2003). This resulted in the amount payable by FDMA to Sterlite India at December 31, 2005, of $243,000 (2004: $Nil; 2003: $625,000). Under the original arrangement, the Company was billed a fixed amount representing an estimate of the costs that would be incurred. The reversal of the $500,000 payable represents the subsequent adjustment of the payable by both parties to reflect the change in the estimated payable to actual cost.  In 2004, no services were rendered by Sterlite India. Sterlite India is related to the Company through common control.

During the year 2005 the Company entered into a share service agreement with Vedanta Resources plc (“Vedanta”). The fee charged under this agreement was $12,525. The fee was outstanding as at December 31, 2005 and was included in current liabilities. As of August 23, 2006 Vedanta is the Company’s ultimate parent company.

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Notes to the Consolidated Financial Statements December 31, 2005, 2004 and 2003 (Tabular Amounts in Thousands of United States Dollars)

19.        Related party transactions (continued)

During the year 2005 the $131,346 payable to Copper Mines of Tasmania (“CMT“) on account of hedging services provided on a short term basis in fiscal 2003 was reversed thus recognizing other income of $131,346. The reversal of the $131,346 payable represents the subsequent adjustment of the payable by both parties to reflect the change in the estimated payable to actual. Accounts payable includes $Nil (2004: $131,346; 2003: $191,309) to CMT. CMT is related to the Company through common control.

The Company has secured a demand credit facility from Twinstar International Limited on January 23, 2006 for an aggregate principal amount of up to $10 million. The loans to be made available under this facility will be used for expansion of the Company’s Zod operations in Armenia and other general corporate purposes of the Company and its subsidiaries. As at September 25, 2006 the Company has a balance outstanding in the amount of $10 million under this facility. This facility bears interest at the rate of libor+1%, without set off of deductions and withholdings.

b) The aggregate principal amount provided under the demand credit facility from Twinstar International Limited has been increased to $20 million as at September 22, 2006. During October, 2006 the Company received an amount of $5 million under this facility, bringing the total amount outstanding under the line to $15 million at November 10, 2006.

The related party transactions were in the normal course of operations and were measured at the exchange amounts.

20.        Indemnities

The Company has agreed to indemnify its directors and officers, and certain of its employees in accordance with its by-laws.

21.        Contingencies and legal matters

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company and its legal counsel evaluate the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. If the assessment of a contingency suggests that a loss is probable, and the amount can be reliably estimated, then a loss is recorded. When a contingent loss is not probable but is reasonably possible, or is probable but the amount of loss cannot be reliably estimated, details of the contingent loss are disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the Company discloses the nature of the guarantee. Legal fees incurred in connection with pending legal proceedings are expensed as incurred.

The Ministry of Nature Protection of the Government of Armenia carried out an audit for the fiscal years 2001 to 2003 of sub soil utilization and served an act of findings which assessed AGRC to pay additional royalties on 2,338 Kgs of gold. AGRC appealed to the court. During the court hearings AGRC and Ministry of Nature Protection entered into a reconciliation agreement and agreed on an amount of $212,000 that would be paid by AGRC for royalties on an additional 594 Kgs and related penalties. This payment was made and expensed in December 2005.

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Notes to the Consolidated Financial Statements December 31, 2005, 2004 and 2003 (Tabular Amounts in Thousands of United States Dollars)

21.        Contingencies and legal matters (continued)

A similar audit for the period of January 1, 2004 to June 30, 2005 was carried out during 2005. The findings were not accepted by AGRC and the matter was appealed to the court. The court took decision in favour of AGRC and no additional royalty was payable by AGRC. However, the Ministry of Nature Protection of the Government of Armenia conducted a subsequent audit for the period 2004, 2005 and the first quarter of 2006. The results of the subsequent audit were not accepted by AGRC and the matter is being appealed to the court. The determination of the quantity of gold subject to royalties is subject to interpretation; accordingly the results of such an audit cannot be determined at this time. The Company has provided an accrual for additional royalties estimated based on the final assessment for the period of 2001 to 2003.

22.        Commitment

Subsequent to year end AGRC entered into an agreement to lease premises until 2016, with a right to terminate the lease after 3 years. The lessor has the right to terminate the lease after 5 years. The annual rent of premises consists of a minimum rent for each of the next 10 years of $50,000 per annum.

23.        Prior period adjustment

During the year ended December 31, 2005 the Company determined that the depreciation on capital assets had been translated at current exchange rates rather than historical rates. As well it was determined that the depletion rate used to calculate amortization on the Zod mining property did not include the full cost of the property. The adjustments for these items have been recorded on a retroactive basis with restatement of comparative financial statements.

As a result of the above changes depreciation decreased by $340,000 in 2004 (increased by $361,000 in 2003) and accumulated amortization as at December 31, 2003 increased by $828,000 (increased by $467,000 as at December 31, 2002). Amortization of mining properties increased $395,000 ($20,000 in 2003) and accumulated amortization as at December 31, 2003 increased by $261,000 ($241,000 as at December 31, 2002). This resulted in an increase in the opening deficit for 2004 of $1,089,000 (increase of $708,000 in 2003).

The decrease in earnings for the year ended December 31 2004 and the increase in loss for the year ended December 31, 2003 did not result in a change to the earnings (loss) per share for 2004 and 2003.

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Notes to the Consolidated Financial Statements December 31, 2005, 2004 and 2003 (Tabular Amounts in Thousands of United States Dollars)

24.        Reconciliation with United States generally accepted accounting principles

The consolidated financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) which are different in some respects from those applicable in the United States of America ("U.S. GAAP") and from practices prescribed by the United States Securities and Exchange Commission (“SEC”).

CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended December 31	2005	2004	2003

Net (loss) earnings as reported in the consolidated
financial statements under Canadian GAAP:	$(12,504)	$5,681	$(7,881)
Adjustments relating to (expense) income:
Exploration expenditures (a)	(1,456)	(3,194)	(956)
Asset retirement obligations (c)	(77)	76	9
Net (loss) earnings under U.S. GAAP	$(14,037)	$2,563	$(8,828)

Net (loss) earnings per share under U.S. GAAP
Basic and diluted	$(0.05)	$0.01	$(0.03)

Comprehensive (loss) income
Net (loss) earnings under U.S. GAAP	$(14,037)	$2,563	$(8,828)
Unrealized gain on available for sale securities (d)	478	466	—
Comprehensive (loss) income under U.S. GAAP	$(13,559)	$3,029	$(8,828)

CONSOLIDATED BALANCE SHEETS
December 31	2005	2004

Shareholders’ equity as reported under Canadian GAAP:	$12,914	$25,418
Adjustments relating to (decrease) increase:
Long term receivable (d)	3,185	3,000
Investment in StrataGold (d)	(2,241)	(2,534)
Mining properties (a),(c)	(5,829)	(4,296)
Shareholders’ equity as under U.S. GAAP	$8,029	$21,588

The following table indicates the restated amounts for the items in the Balance Sheets of the Company that would be affected had the financial statements been prepared in accordance with U.S. GAAP.

December 31	2005	2004

Long term receivable (d)	$3,185	$3,000
Investment in StrataGold (d)	3,303	2,825
Mining properties (a),(c)	1,339	3,974

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Notes to the Consolidated Financial Statements December 31, 2005, 2004 and 2003 (Tabular Amounts in Thousands of United States Dollars)

24.        Reconciliation with United States generally accepted accounting principles (continued)

CONSOLIDATED STATEMENT OF CASH FLOWS
Years ended December 31	2005	2004	2003

Operating activities
Cash used under Canadian GAAP:	$(2,166)	$2,059	$2,416
Increased loss, decreased earnings due to mineral exploration costs expensed under U.S. GAAP	(1,533)	(3,118)	(947)
Non-cash items included in mineral exploration costs expensed:
Amortization, impairment and accretion	77	(76)	(9)
Cash (used) provided from operating activities under
U.S. GAAP	$(3,622)	$(1,135)	$1,460

Investing activities
Cash (used) provided under Canadian GAAP	$(1,569)	$(388)	$(4,735)
Additions to mining properties, expensed for U.S. GAAP purposes	1,456	3,194	956
Cash (used) provided in investing activities under U.S. GAAP	$(113)	$2,806	$(3,779)

a)           Mining properties and exploration expenditures

Under Canadian GAAP, the Company’s expenditures incurred to evaluate and develop new ore bodies and to establish or expand productive capacity are capitalized until commercial levels of production are achieved, at which point expenditures are amortized. Amortization commences when a property is placed into commercial production, and is calculated using the unit of production method over the expected economic life of mine.

Under U.S. GAAP, exploration expenditures during the exploration stage prior to determination of the existence of commercially mineable ore bodies are required to be expensed as incurred.

Consequently, under U.S. GAAP, the Company expenses mineral exploration costs for non-producing properties as incurred. When it is determined that a mining property can be economically developed as a result of established proven and probable reserves, subsequent exploration and development costs of the property are capitalized. The establishment of proven and probable reserves is based on the results of feasibility studies, which indicate whether a property is economically feasible. Upon commencement of the commercial production of a development project, these costs are transferred to the appropriate asset category and amortized to income using the unit-of-production method.

Payments related to the acquisition of land and mineral rights are capitalized as mining properties at cost. Such costs are amortized to income over the period of production, using the unit-of-production method.

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Notes to the Consolidated Financial Statements December 31, 2005, 2004 and 2003 (Tabular Amounts in Thousands of United States Dollars)

24.        Reconciliation with United States generally accepted accounting principles (continued)

b)          Going concern

Under U.S. GAAP, the Company would not be required to have a going concern opinion as the Company has received representation, as noted in Note 1, that any cash shortfalls of the Company within one year from the date of the financial statements would be funded by Vedanta Resources plc.

c)           Asset retirement obligations

The Company adopted CICA 3110, “Asset Retirement Obligations” under Canadian GAAP effective January 1, 2004. On transition no asset was recognized under Canadian GAAP as the value was immaterial. For U.S. GAAP, the Company adopted SFAS No. 143, “Accounting for Asset Retirement Obligations” as at January 1, 2003. This resulted in the recognition of an asset retirement obligation, related mining property asset and a cumulative adjustment in the year of adoption. The different periods of adoption resulted in a difference in the accretion charge recognized in the respective periods of adoption.

Due to differences in asset bases for Canadian and U.S. GAAP detailed above, the annual amortization charge differs and following a review of the carrying value of the mining properties at December 31, 2005, an additional impairment charge was recognised under U.S. GAAP.

d)           Investment in StrataGold Corporation

Under U.S. GAAP, securities classified as ‘available for sale’ would be recorded at fair value in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities”. Unrealized gains and losses are recorded in other comprehensive income which is a separate component of shareholders’ equity. Canadian GAAP requires these investments to be recorded at cost, net of any impairment in value. Under Canadian GAAP the Company has not recorded any unrealized gains or losses on this investment. The investment under Canadian GAAP included a cash receivable which has been reclassified as a long term receivable under U.S. GAAP.

e)           Comprehensive income

U.S. GAAP requires the Company to present comprehensive income or loss in accordance with SFAS No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and presenting of comprehensive income or loss, its components and accumulated balances. Comprehensive income comprises net income or loss and other comprehensive income (OCI) which comprises all charges to shareholders’ equity except those resulting from investments by owners and distributions to owners. There is currently no requirement to disclose comprehensive income under Canadian GAAP.

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Notes to the Consolidated Financial Statements December 31, 2005, 2004 and 2003 (Tabular Amounts in Thousands of United States Dollars)

24.        Reconciliation with United States generally accepted accounting principles (continued)

f)           Recent accounting pronouncements

In December 2004, the FASB issued Statement No. 123 (revised 2004), Share-Based Payment, or SFAS No. 123R, which is a revision of SFAS No. 123, and supersedes APB Opinion 25. SFAS 123R requires all share-based payments to employees and directors, including grants of stock options, to be recognized in the statement of operations based on their fair values, beginning with the first annual period after June 15, 2005, with early adoption encouraged. The pro forma disclosures previously permitted under SFAS No. 123 will no longer be an alternative to financial statement recognition.

Under SFAS 123R, the Company must determine the transition method to be used at the date of adoption. The transition methods include modified prospective and modified retrospective adoption alternative. Under the modified retrospective method, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The modified prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS 123R, while the modified retrospective method would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company plans to adopt SFAS 123R using the modified-prospective method.

The Company adopted the fair-value-based method of accounting for share-based payments effective January 1, 2003, using the “modified prospective method” described in FASB Statement No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. Currently, the Company uses the Black-Scholes-Merton formula to estimate the value of stock options granted to employees and expects to continue to use this acceptable option valuation model upon the required adoption of SFAS 123R on January 1, 2006. There are no stock option awards outstanding as at December 31, 2005. The company does not anticipate that adoption of SFAS 123R will have a material impact on its results of operations or its financial position.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB No. 29, Accounting for Nonmonetary Transactions. SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of FASB No. 153 is not expected to have a material impact on the Company’s financial statements.

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, ‘‘Accounting Changes and Error Corrections.’’ This statement replaces APB 20 cumulative effect accounting with retroactive restatement of comparative financial statements. It applies to all voluntary changes in accounting principle and defines ’’retrospective application’’ to differentiate it from restatements due to incorrect accounting. The provisions of this statement are effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this accounting principle is not expected to have a significant impact on the financial statements of the Company.

Sterlite Gold Ltd. 2005 Annual Financial Statements

Sterlite Gold Ltd. Notes to the Consolidated Financial Statements December 31, 2005, 2004 and 2003 (Tabular Amounts in Thousands of United States Dollars)

24.        Reconciliation with United States generally accepted accounting principles (continued)

In March 2005, the EITF issued EITF 04-6, "Accounting for Stripping Costs in the Mining Industry". The consensus indicated that costs of removing overburden and waste materials ("stripping costs") incurred during the production phase of a mine, represent variable production costs and should be considered a component of mineral inventory cost subject to the guidance in Chapter 4 of Accounting Research Bulletin No. 43, "Restatement and Revision of Accounting Research Bulletins". EITF 04-6 is effective for fiscal years beginning after December 15, 2005 and upon adoption, can be applied by either retroactively restating prior periods or using a cumulative catch-up adjustment. The Company commenced stripping activities at Zod III in January 2006 but as of the second quarter of FY2006 the project has not entered the production phase. The adoption of this accounting principle is not expected to have a significant impact on the financial statements of the Company.

In June 2006, the FASB issued FASB Interpretation No. 48 (‘‘FIN 48’’), ‘‘Accounting for Uncertainty in Income Taxes.’’ FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a Company’s financial statements in accordance with SFAS No. 109, ‘‘Accounting for Income Taxes.’’ This Interpretation defines the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 is effective for fiscal years beginning after December 15, 2006. The impact of adopting FIN 48 on the Company’s financial position or results of operations, if any, has not yet been determined.

25.        2004 and 2003 consolidated financial statements

The 2004 and 2003 consolidated financial statements have been reclassified, where necessary, to conform to the 2005 financial statement presentation.

Sterlite Gold Ltd.
Interim Consolidated Balance Sheets
June 30 (Unaudited and expressed in thousands of United States Dollars)
	June 30,	December 31,
	2006	2005

Assets
Current
Cash and cash equivalents	$3,393	$50
Receivables (Note 3)	1,545	1,275
Gold and ore inventory (Note 4)	1,180	883
Mining supplies	1,432	1,909
	7,550	4,117

Investment in and receivable from StrataGold (Note 5)	2,359	5,544
Mining properties (Notes 6 and 17)	13,262	7,168
Plant and equipment (Notes 7 and 17)	3,249	4,273

	$26,420	$21,102

Liabilities
Current
Accounts payable and accrued liabilities	$3,082	$3,649
Related party debt (Note 8)	10,815	671
Bank loans (Note 9)	—	2,678
Current term portion of equipment loans (Note 10)	—	422
	13,897	7,420

Reclamation costs	1,616	768
	15,513	8,188

Shareholders’ Equity
Capital stock (Note 11)	116,537	116,537
Contributed surplus	7	7
Deficit (Note 17)	(105,637)	(103,630)
	10,907	12,914

	$26,420	$21,102

Nature of operations and going concern (Note 2)
Contingencies and legal matters (Note 15)
Commitments (Note 16)

On behalf of the Board

(Signed) Anil Agarwal Director

(Signed) Tarun Jain Director

See accompanying notes to the interim consolidated financial statements

Sterlite Gold Ltd.
Interim Consolidated Statements of Operations and Deficit
June 30 (Unaudited and expressed in thousands of United States Dollars)
	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005

Revenue
Gold sales	$2,052	2,992	$3,283	$8,320

Costs and expenses
Operating	1,832	4,516	3,430	10,512
Depreciation, amortization and impairment
(Notes 6, 7 and 17)	203	891	432	1,987
Corporate, general and administration	814	766	1,440	1,515
Foreign exchange (gain) loss	(9)	29	(11)	11
Interest on short term debt	157	59	189	72
	2,997	6,261	5,480	14,097

Loss before other income and interest	(945)	(3,269)	(2,197)	(5,777)

Other income and interest	121	48	190	108

Net loss	$(824)	$(3,221)	$(2,007)	$(5,669)

Net loss per common share
-basic and diluted	$(0.00)	$(0.01)	$(0.01)	$(0.02)

Deficit at beginning of the period,
as originally reported	$(104,813)	$(92,430)	$(103,630)	$(89,982)

Restatement of prior periods (Note 17)	—	(1,144)	—	(1,144)

As restated	(104,813)	(93,574)	(103,630)	(91,126)

Net loss	(824)	(3,221)	(2,007)	(5,669)

Deficit at end of the period	$(105,637)	$(96,795)	$(105,637)	$(96,795)

See accompanying notes to the interim consolidated financial statements

Sterlite Gold Ltd.
Interim Consolidated Statements of Cash Flows
June 30 (Unaudited and expressed in thousands of United States Dollars)
	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005

Increase (decrease) in cash and cash equivalents

Operating activities
Net loss	$(824)	$(3,221)	$(2,007)	$(5,669)
Items not involving the use of cash and
cash equivalents
Interest income from StrataGold	—	(44)	(51)	(100)
Gain on disposal of equipment and
other assets	(86)	—	(86)	—
Depreciation, amortization and impairment	203	891	432	1,987
Reclamation costs	10	10	19	32
	(697)	(2,364)	(1,693)	(3,750)

Net changes in non-cash working capital (Note 18)	(208)	818	(787)	1,312
	(905)	(1,546)	(2,480)	(2,438)
Financing activities
Loan from Twinstar International Limited	5,000	—	10,000	—
Repayment of equipment loans	(143)	13	(422)	(113)
Advances (repayment) of short
term loans, net	(1,845)	1,514	(2,678)	1,426
	3,012	1,527	6,900	1,313
Investing activities
Net proceeds from sale of equipment
and other assets	177	—	177	—
Net proceeds from receivable from
StrataGold	3,236	—	3,236	—
Additions to plant and equipment	(10)	(33)	(60)	(77)
Additions to mining properties	(2,458)	(509)	(4,704)	(905)
Net changes in non-cash working capital (Note 18)	284	—	274	—
	1,229	(542)	(1,077)	(982)

Increase (decrease) in cash and
cash equivalents	3,336	(561)	3,343	(2,107)
Cash and cash equivalents at
beginning of the period	57	616	50	2,162
Cash and cash equivalents at
end of the period	$3,393	$55	$3,393	$55

Interest paid	$45	$59	$123	$72

Supplemental disclosure (Note 18)

See accompanying notes to the interim consolidated financial statements

Sterlite Gold Ltd.
Notes to the Interim Consolidated Financial Statements
June 30, 2006 and December 31, 2005 (Tabular Amounts in Thousands of United States Dollars)
(Unaudited)

1.   Basis of presentation

The accompanying interim consolidated financial statements are prepared by management in accordance with Canadian generally accepted accounting principles. A reconciliation of amounts presented in accordance with United States generally accepted accounting principles is detailed in note 19. Selected information and disclosures required in notes to annual financial statements has been condensed or omitted. These interim consolidated financial statements should be read in conjunction with the Company’s audited annual consolidated financial statements and notes for the year ended December 31, 2005. The interim consolidated financial statements have been prepared following the same accounting policies and methods of computation as the annual consolidated financial statements for the year ended December 31, 2005.

2.  Nature of operations and going concern

Sterlite Gold Ltd. (“SGD” or the “Company”) is a publicly held company, engaged in the mining, exploration and development of resource properties. The name of the Company was changed, effective June 17, 2002, from First Dynasty Mines Ltd. to Sterlite Gold Ltd. SGD is continued under the Yukon Business Corporations Act and its common shares are listed on the Toronto Stock Exchange (the “TSX”).

The Company’s principal operations are located in the Republic of Armenia through an Armenian company, Ararat Gold Recovery Company LLC (“AGRC”). The principal assets of AGRC are the Zod gold mine, the Meghradzor gold mine and the Ararat plant which was initially constructed to process gold from mine tailings near Ararat and is subsequently being used to process ore from the Zod and Meghradzor mines. The Ararat mine tailings were substantially depleted of gold resources in 2003. Since then, AGRC has continued to retreat the previously processed tailings and will continue to do so until such time that it is no longer economic or when the facility is moved to Zod.

The Company started pre-stripping at Zod in January 2006 as part of the expansion project Phase III. The Company estimates that pre-stripping of waste will continue until the third quarter of 2008. The Company will be processing all non refractory ore mined from Zod at the Ararat plant and all refractory ore will be stockpiled until the Company has received the required approvals from the Government of Armenia with regards to its plant location. Any ore processed from Zod during this time period will not be significant.

The Company initiated studies in the last quarter of 2004 to complete detailed open pit design, plant engineering, metallurgical test work, and permitting with regard to expanding the present mining operations at Zod and constructing a processing plant at the Zod site. Micon International Co. Limited (Micon), an independent third party, has managed the Zod mining expansion study in association with AGRC. The Company on the basis of the pre-feasibility study on the Phase III project for the Zod mine has decided to move the Ararat Plant (which is 269 kilometers from Zod) to the extent possible to the Zod mine site. This move can be implemented successfully subject to availability of financial resources. The Company estimates that a minimum capital expenditure of $87 million will be required to execute the Phase III project including the move and will take a minimum of 24 months to complete once the Company receives the required approvals from the Government of Armenia with regards to its plant location. The Company is committed to undertake the move once environmental clearance is provided by the Government of Armenia. During the last quarter of 2004, the Company submitted to the Government of Armenia for approval the first Environmental Impact Assessment (“EIA”) for Phase III at the Zod site. The Government has initially rejected the submission citing concerns with regard to the location of the plant, given its proximity to Lake Sevan, the main source of drinking water in Armenia. The Company is currently in negotiations with certain Armenian Government agencies to get EIA approval with modifications and is awaiting the Government’s response.

Sterlite Gold Ltd.
Notes to the Interim Consolidated Financial Statements
June 30, 2006 and December 31, 2005 (Tabular Amounts in Thousands of United States Dollars)
(Unaudited)

2.  Nature of operations and going concern (continued)

If the required approvals are received, the Company will proceed with the construction of a pressure oxidization plant at the Zod site. Given the delays in the start of the Phase III project at the Zod site, as an alternative to expedite the processing of ore mined from Zod, the Company is considering the option of refurbishing the existing plant at Ararat. This refurbishment would include the installation of a pressure oxidation plant at Ararat which would expedite the Phase III project; however, this alternative would result in an increase in transportation costs.

A portion of the Zod Mine lies in close proximity to Armenia’s border with Azerbaijan. Azeri authorities have claimed that part of the Zod Mine is located on its territory and therefore part of the Zod mineral deposit belongs to Azerbaijan. Armenian authorities have disputed this claim and there has been no conclusive determination (or adjudication) of this issue. This issue has arisen because a portion of the Armenia-Azerbaijan border near Zod appears to have never been clearly demarcated (even during the Soviet era), and naturally without clarity on the border there cannot be clarity on rights to the associated mineral deposit.

The Company operates in Armenia, a former Soviet Republic that is making the transition from a state-controlled economy to a market economy. Although the political and economic environment in Armenia has been stable in recent years, there is a risk that this situation could deteriorate and adversely affect the Company’s operations.

The business of mining for minerals involves a high degree of risk. Accordingly, the cash flow and profitability of the Company could be materially affected by the quantities of gold mineral reserves and future gold production levels, market price of gold, future operating costs, foreign currency exchange rates and its ability to raise financing if necessary. The underlying value of the Company’s mineral properties, plant and equipment and certain of the mining supplies is dependent upon the existence and economic recovery of reserves in the future and the ability of the Company to raise long-term financing to complete the development of the properties.

The Company does not have sufficient cash to fund the development of Zod Phase III and therefore will require additional financing to develop Zod Phase III. Management is of the opinion that additional financing is available and will be sourced in time to allow the Company to continue its planned activities in the normal course, as detailed below.

In addition, the Project may be subject to sovereign risk, including political and economic stability, and environmental concerns that could prevent or delay the receipt of permits required to proceed with the construction of the processing plant and development of Phase III. These factors may adversely affect the investment and may result in the impairment or loss of all or part of the Company’s investment.

These interim consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business for the foreseeable future. The Company incurred a net loss of $2,007,000 for the six month period ended June 30, 2006 ($5,669,000 for the six month period ended June 30, 2005) and as at June 30, 2006 has incurred cumulative losses of $105,637,000.

On August 23, 2006, pursuant to a share purchase agreement, Vedanta Resources plc (“Vedanta”), purchased all of the issued and outstanding shares of Twinstar International Limited (“Twinstar”), a company owning 55.1% of the shares of the Company, through its wholly owned subsidiary Welter Trading Limited. Vedanta is a major diversified mining and metals group listed on the London Stock Exchange.

Sterlite Gold Ltd.
Notes to the Interim Consolidated Financial Statements
June 30, 2006 and December 31, 2005 (Tabular Amounts in Thousands of United States Dollars)
(Unaudited)

2.  Nature of operations and going concern (continued)

Vedanta closed further transactions for the purchase SGD common shares, through its wholly owned subsidiary Twinstar, between September 30, 2006 and October 31, 2006 to be the beneficial owner of common shares of the Company representing approximately 83% of the outstanding share capital on a fully-diluted basis providing Vedanta with control over the financial and operating policy decisions of SGD.

Vedanta, the Company’s ultimate parent, has provided the Company with representation that it will provide the necessary support and assistance for the Company to generate sufficient cash flow to meet its obligations on a timely basis to June 30, 2007.

These interim consolidated financial statements do not give effect to any adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying interim consolidated financial statements. If the "going concern" assumption were not appropriate for these interim consolidated financial statements, then adjustments would be necessary in the carrying values of assets and liabilities, the reported revenues and expenses and the balance sheet classifications used.

3. Receivables	At June 30,	At December 31,
	2006	2005

Trade receivables	$6	$261
Advances and prepayments	533	260
Value Added Tax receivables	994	753
Other receivables	12	1

	$1,545	$1,275

4. Gold and ore inventory	At June 30,	At December 31,
	2006	2005

Gold	$1,169	$800
Ore	11	83

	$1,180	$883

Sterlite Gold Ltd.
Notes to the Interim Consolidated Financial Statements
June 30, 2006 and December 31, 2005 (Tabular Amounts in Thousands of United States Dollars)
(Unaudited)

5.           Investment in and receivable from StrataGold Corporation

The Dublin Gulch and Clear Creek properties, which were registered to New Millennium Mining Ltd. (“NMML”), located in the Yukon Territory, Canada, were sold in December 2004. Under the terms of the agreement, the Company sold both the properties for $8,359,467 to StrataGold Corporation (“StrataGold”) and incurred $200,968 in professional fees. As the Company had previously written off the carrying values of these properties, a net gain of $8,158,499 was recorded in the fourth quarter of 2004 on this transaction. Sale proceeds have been received in the form of cash of $3,000,000, 5,000,000 shares of StrataGold valued at $2,359,467 and the balance of $3,000,000, which was received in full along with interested accrued of $235,644 in April 2006. At June 30, 2006, 5,000,000 shares are shown at a cost of $2,359,467 (2005: $2,359,467). As at June 30, 2006 the fair market value of these shares was $5,919,282 (2005:$3,303,020). This value is arrived by considering prevailing market rate on June 30, 2006 of Canadian $1.32 per share and conversion rate of $1.11150 Canadian dollars for $1 United States.

6.           Mining properties - Armenia

The Zod gold mine is located in the Vardenis Region of eastern Armenia, and the Meghradzor gold mine is located in the Hrazdan district near Yerevan, Armenia. Mining activities commenced on a small scale at the Zod mine during the first quarter of 2002 to reconfirm mining costs, grade and recovery. A 26-month Phase II mining plan for the Zod mine was prepared and implemented in April 2003 and was continued until the end of 2005. The Company based on drilling results prepared a pre feasibility report for mining the ore from Zod gold mine (“Phase III”). Exploration costs relating to Phase III have not been amortized since commercial production has not commenced. The Company has started pre-stripping related to Phase III and effective January 1, 2006 all the activities at Zod are now related to Phase III.

The Company estimates that pre-stripping of waste will continue until third quarter of 2008. Hence the pre-stripping costs incurred during the six months of 2006 are capitalized under Zod Phase III. Any revenue realized from the processing of incidental non refractory ore have been recorded as a reduction of the pre-stripping costs.

Under gold mines exploitation agreements with the Armenian Ministry of Environmental Protection, during 2006, AGRC is subject to quarterly royalty payments of 1.5% of the value of gold produced on these properties. In 2005 AGRC was subject to quarterly royalty payments of 1% of the value of revenue generated from these properties.

Sterlite Gold Ltd.
Notes to the Interim Consolidated Financial Statements
June 30, 2006 and December 31, 2005 (Tabular Amounts in Thousands of United States Dollars)
(Unaudited)

6.  Mining properties - Armenia (continued)

Additions to the Zod mining property are as follows:
	Three Months Ended June 30, 2006	Six Months Ended June 30, 2006	Year Ended Dec. 31, 2005	Year Ended Dec. 31, 2004

Balance - beginning of period	$16,460	$13,098	$11,642	$8,448

Additions:
Exploration expenditures	172	172	1,456	3,194
Operating expenses related to removal of waste	1,837	3,367	—	—
General and administrative expenses	326	919	—	—
Depreciation and amortisation	292	598	—	—
Mine reclamation costs	19	829	—	—
Ore processing expenses	195	195	—	—
Revenue	(368)	(368)	—	—
Other	296	419	—	—
	2,769	6,131	1,456	3,194
Balance - end of period	$19,229	$19,229	$13,098	$11,642

In the case of the Meghradzor gold mine, the Company has prepared a detailed mining and operational plan and operations resumed in February 2001.

Carrying values	At June 30,	At December 31,
	2006	2005

Cost
Zod	$19,229	$13,098
Meghradzor	2,537	2,537
	21,766	15,635
Accumulated amortization and impairment
Zod	6,548	6,548
Meghradzor (including impairment of $265,000)	1,956	1,919
	8,504	8,467
Net carrying value
Zod	12,681	6,550
Meghradzor	581	618

	$13,262	$7,168

Sterlite Gold Ltd.
Notes to the Interim Consolidated Financial Statements
June 30, 2006 and December 31, 2005 (Tabular Amounts in Thousands of United States Dollars)
(Unaudited)

7. Plant and equipment - Armenia	At June 30,	At December 31,
	2006	2005

Cost
Plant and equipment	$28,181	$28,398
Buildings	1,580	1,580
Motor vehicles, furniture and fixtures	1,365	1,350
	31,126	31,328
Accumulated depreciation and impairment
Plant and equipment (including impairment of $ 444,000
(2005:$444,000))	25,883	25,137
Buildings	674	629
Motor vehicles, furniture and fixtures (including impairment
of $ 91,000 (2005: $ 91,000))	1,320	1,289
	27,877	27,055
Net carrying value
Plant and equipment	2,298	3,261
Buildings	906	951
Motor vehicles, furniture and fixtures	45	61

	$3,249	$4,273

8.           Related party debt

a)           The debt to Twinstar International Limited (“Twinstar”) amounting to $671,000 is due on demand; non-interest bearing and security is provided by a first ranking general security interest over the Company’s assets. Twinstar owns 55.1% of the shares of the Company. Under the Scheme of Arrangement of Twinstar sanctioned on July 17, 2006 by the Supreme Court of Mauritius, this payable of $671,000 has been transferred to Twin Star Investment Ltd. (“TIVL”). TIVL is related to the Company through common control.

The Company has secured a demand credit facility from Twinstar on January 23, 2006 for an aggregate principal amount of up to $10 million. This facility bears interest at the rate of libor+1% without off set of deductions and withholdings. The loans to be made available under this facility will be used for expansion of the Company’s Zod operations in Armenia and other general corporate purposes of the Company and its subsidiaries. As at June 30, 2006 the Company has a balance outstanding in the amount of $10 million under this facility. The interest payable at June 30, 2006 under this loan agreement is $144,000.

b)           The aggregate principal amount provided under the demand credit facility from Twinstar International Limited has been increased to $20 million as at September 22, 2006. During October, 2006 the Company received an amount of $5 million under this facility, bringing the total amount outstanding under the line to $15 million at November 10, 2006.

Sterlite Gold Ltd.
Notes to the Interim Consolidated Financial Statements
June 30, 2006 and December 31, 2005 (Tabular Amounts in Thousands of United States Dollars)
(Unaudited)

9.  Bank Loans

The Company’s subsidiary AGRC had a credit facility limit of Nil (2005 $1.9 million) from HSBC Armenia. As security for this credit facility which bears interest at 12%, AGRC provided a pledge over machinery and a floating charge over inventory of up to $1.9 million and a letter of guarantee of $1.9 million provided by the Company. During the three months ended June 30, 2006, the credit facility expired and was not renewed. In addition to this credit facility AGRC had an unsecured short term loan of $ 0.3 million at an interest rate of 12% per annum from HSBC Armenia which was outstanding at December 31, 2005. The due date of this loan was January, 2006 and AGRC repaid the loan on the due date.

During 2005 AGRC entered into a loan agreement for a line of credit in the amount of $1.2 million with Converse Bank Armenia for a period of five years. As security AGRC has provided a pledge over specific machinery and equipment at the Ararat plant up to an amount of $1.2 million. During the second quarter of 2006, the Company obtained a loan in the amount of $0.5 million under this agreement, at an interest rate of 12% per annum which was repaid on August 21, 2006.

At December 31, 2005 AGRC obtained a short term loan of $0.50 million at an interest rate of 12% per annum under this loan agreement which was repaid in two installments of $0.25 million in January 2006 and the balance in February 2006.

On September 1, 2006, AGRC borrowed $1 million from Converse Bank Armenia to finance operations and the development of Zod.  Interest on this loan is at 12% and the loan matures on December 1, 2006. This loan of $1 million was repaid in October, 2006.

10.         Equipment loan
	At June 30,	At December 31,
	2006	2005

Equipment loan	$—	$422
Less: current portion	—	422

Long term portion	$—	$—

This equipment loan was repaid in April 2006.

11.        Capital stock

Authorized:

The authorized capital of the Company consists of an unlimited number of common shares without par value.

Issued and outstanding	Shares	Amount

Outstanding at December 31, 2005	265,290,997	$116,537
Issued during 2006	—	—

Outstanding at June 30, 2006	265,290,997	$116,537

Sterlite Gold Ltd.
Notes to the Interim Consolidated Financial Statements
June 30, 2006 and December 31, 2005 (Tabular Amounts in Thousands of United States Dollars)
(Unaudited)

12.        Geographic information

The Company’s operations consist of the development and exploitation of mineral resource properties in Armenia. The following table provides a geographical breakdown of the Company’s assets.

	At June 30,	At December 31,
	2006	2005

Assets
Armenia	$20,771	$15,546
Canada	5,644	5,551
Other	5	5

	$26,420	$21,102

13.        Financial instruments and exposure to risks

The amounts recorded for cash and cash equivalents, receivables and accounts payable and accrued liabilities approximate fair value based on the short term nature of these instruments.

The carrying value of the shares of StrataGold is less than its fair value. Fair market value of these shares is $5,919,282. This value is arrived by considering prevailing market rate on June 30, 2006 of Canadian $1.32 per share and conversion rate of $1.1115 Canadian dollars for $1 United States.

The carrying value of the receivable from StrataGold approximates fair value as the interest rate on this receivable approximates market.

The carrying value of bank indebtedness and the equipment loan are considered to approximate fair value as management believes that the interest rates for these loans approximate market terms and rates.

The fair value of the related party debt has not been determined as it is not practical to determine its fair value.

The Company’s operations are principally located in the Republic of Armenia and therefore, certain of the Company’s transactions are denominated in Armenian Drams. As a result the Company is exposed to foreign currency exchange risk. The Company’s policy is to remain unhedged against foreign exchange risk.

Sterlite Gold Ltd.
Notes to the Interim Consolidated Financial Statements
June 30, 2006 and December 31, 2005 (Tabular Amounts in Thousands of United States Dollars)
(Unaudited)

14.         Related party transactions

In addition to the related party debt disclosed in Note 8, a subsidiary, First Dynasty Mines Armenia (FDMA), was charged Nil (2005: Nil) during the three months ended June 30, 2006 and $81,000 (2005: Nil) for the six months ended June 30, 2006 by Sterlite Industries (India) Ltd. (“Sterlite India”) for technical, managerial and administrative services provided by Sterlite India personnel under a management consultancy agreement. The amount payable by FDMA to Sterlite India on June 30, 2006, was $324,000 (December 31, 2005: $243,000). Sterlite India is related to the Company through common control.

The Company has a shared service agreement with Vedanta Resources Plc (“Vedanta”). The fee charged under this agreement was $4,175 (2005: Nil) for the three months ended June 30, 2006 and $8,350 (2005: Nil) for the six months ended June 30, 2006. The fee outstanding as at June 30, 2006 was $20,875 (December 31, 2005: $12,525) and is included in current liabilities. As of August 23, 2006, Vedanta is the Company’s ultimate parent company.

The related party transactions were in the normal course of operations and were measured at the exchange amounts.

15.        Contingencies and Legal matters

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company and its legal counsel evaluate the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. If the assessment of a contingency suggests that a loss is probable, and the amount can be reliably estimated, then a loss is recorded. When a contingent loss is not probable but is reasonably possible, or is probable but the amount of loss cannot be reliably estimated, then details of the contingent loss are disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case we disclose the nature of the guarantee. Legal fees incurred in connection with pending legal proceedings are expensed as incurred.

The Ministry of Nature Protection of the Government of Armenia carried out an audit for the fiscal years 2001 to 2003 of sub soil utilization and served an act of findings which assessed AGRC to pay additional royalties on 2,338 Kgs of gold. AGRC appealed to the court. During the court hearings AGRC and Ministry of Nature Protection entered into a reconciliation agreement and agreed on an amount of $212,000 that would be paid by AGRC for royalties on an additional 594 Kgs and related penalties. This payment was made and expensed in December 2005.

A similar audit for the period of January 1, 2004 to June 30, 2005 was carried out during 2005. The findings were not accepted by AGRC and the matter was appealed to the court. The court took decision in favour of AGRC and no additional royalty was payable by AGRC. However, the Ministry of Nature Protection of Government of Armenia conducted a subsequent audit for the period 2004, 2005 and the first quarter of 2006. The results of this subsequent audit were not accepted by AGRC and the matter is being appealed to the court. The determination of the quantity of gold subject to royalties is subject to interpretation; accordingly the results of such an audit cannot be determined at this time. The Company has provided an accrual for additional royalties estimated based on the final assessment for the period of 2001 to 2003.

Sterlite Gold Ltd.
Notes to the Interim Consolidated Financial Statements
June 30, 2006 and December 31, 2005 (Tabular Amounts in Thousands of United States Dollars)
(Unaudited)

16.        Commitments

The Company has entered into an agreement to lease premises until 2016, with a right to terminate the lease after 3 years. The lessor has the right to terminate the lease after 5 years. The annual rent of premises consists of a minimum rent for each of the next 10 years of $50,000 per annum.

17.        Prior period adjustment

During the year ended December 31, 2005 the Company determined that the depreciation on capital assets had been translated at current exchange rates rather than historical rates. As well it was determined that the depletion rate used to calculate amortization on the Zod mining property did not include the full cost of the property. The adjustments for these items have been recorded on a retroactive basis with restatement of comparative financial statements.

As a result of the above changes depreciation decreased by $146,000 for the three months ended June 30, 2005, decreased by $292,000 for the six months ended June 30, 2005 and accumulated depreciation as at December 31, 2004 increased by $488,000. Amortization of mining properties increased by $25,206 for the three months ended June 30, 2005 and $81,769 for the six months ended June 30, 2005 and accumulated amortization as at December 31, 2004 increased $656,000. This resulted in an increase in the opening deficit for 2005 of $1,144,000.

18.        Supplemental cash flow information

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005
Net changes in non-cash working capital:
Operating activities
Gold and ore inventory	$(523)	$(546)	$(297)	$800
Receivables	(297)	921	(19)	(62)
Mining supplies	(27)	215	56	207
Accounts payable and accrued liabilities	526	228	(671)	367
Interest payable	113	—	144	—
	$(208)	$818	$(787)	$1,312
Investing activities
Receivables	$198	$—	$(251)	$—
Mining supplies	242	—	421	—
Accounts payable and accrued liabilities	(156)	—	104	—
	$284	$—	$274	$—
Non-cash transactions:
Asset retirement obligation	$19	$10	$829	$32
Amortization of exploration and mining equipment capitalized to exploration properties	$292	$—	$598	$—

Sterlite Gold Ltd.
Notes to the Interim Consolidated Financial Statements
June 30, 2006 and December 31, 2005 (Tabular Amounts in Thousands of United States Dollars)
(Unaudited)

19.        Reconciliation with United States generally accepted accounting principles

The consolidated financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) which are different in some respects from those applicable in the United States of America (“U.S. GAAP”) and from practices prescribed by the United States Securities and Exchange Commission (“SEC”).

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005
Revenue as reported in the consolidated financial statements under Canadian GAAP:	$2,052	$2,992	$3,283	$8,320
Deferred revenue (a)	368	—	368	—
Revenue under U.S. GAAP	$2,420	$2,992	$3,651	$8,320

Net loss as reported in the consolidated financial statements under Canadian GAAP:	$(824)	$(3,221)	$(2,007)	$(5,669)
Adjustments relating to (expense) / income:
Deferred revenue (a)	368	—	368	—
Deferred stripping costs (a)	(2,770)	—	(6,132)	—
Ore processing costs (a)	(195)	—	(195)	—
Exploration expenditures (b)	(172)	(509)	(172)	(905)
Amortization of mining properties (c)	(1)	(7)	(1)	(12)
Net loss under U.S. GAAP	$(3,594)	$(3,737)	$(8,139)	$(6,586)

Net loss per share under U.S. GAAP:
Basic and diluted	$(0.01)	$(0.01)	$(0.03)	$(0.02)

Comprehensive Loss

Net loss under U.S. GAAP	$(3,594)	$(3,737)	$(8,139)	$(6,586)
Unrealised gain (loss) on available for sale securities (d)	1,208	(303)	2,616	(1,197)
Comprehensive loss under U.S. GAAP	$(2,386)	$(4,040)	$(5,523)	$(7,783)

Sterlite Gold Ltd.
Notes to the Interim Consolidated Financial Statements
June 30, 2006 and December 31, 2005 (Tabular Amounts in Thousands of United States Dollars)
(Unaudited)

19.        Reconciliation with United States generally accepted accounting principles (continued)

CONSOLIDATED BALANCE SHEETS
	June 30, 2006	December 31, 2005

Shareholders’ equity as reported under Canadian GAAP :	$10,907	$12,914
Adjustments relating to (decrease) increase:
Investment in StrataGold (d)	3,560	(2,241)
Long term receivable (d)	—	3,185
Mining properties:
Deferred stripping costs (a)	(5,959)	—
Exploration costs and asset retirement obligation (b),(c)	(6,002)	(5,829)
Shareholders’ equity under U.S. GAAP	$2,506	$8,029

The following table indicates the restated amounts for the items in the Balance Sheets of the Company that would be affected had the financial statements been prepared in accordance with U.S. GAAP.

CONSOLIDATED BALANCE SHEETS
	June 30, 2006	December 31, 2005
Long term receivable (d)	$—	$3,185
Investment in StrataGold (d)	5,919	3,303
Mining properties (a),(b)	1,301	1,339

Sterlite Gold Ltd.
Notes to the Interim Consolidated Financial Statements
June 30, 2006 and December 31, 2005 (Tabular Amounts in Thousands of United States Dollars)
(Unaudited)

19.         Reconciliation with United States generally accepted accounting principles (continued)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005
Operating activities
Cash used under Canadian GAAP:	$(905)	$(1,546)	$(2,480)	$(2,438)
Increased loss due to mineral exploration and stripping costs expensed under U.S. GAAP	(2,770)	(516)	(6,131)	(917)
Non-cash items included in mineral exploration and stripping costs expensed for U.S. GAAP:
Depreciation and amortization	293	7	598	12
Mine reclamation costs	19	—	829	—
Net changes in non-cash working capital	284	—	274	—
Cash used in operating activities under U.S. GAAP	$(3,079)	$(2,055)	$(6,910)	$(3,343)

Investing activities
Cash provided (used) under Canadian GAAP:	$1,229	$(542)	$(1,077)	$(982)
Additions to mining properties, expensed for U.S. GAAP purposes	2,458	509	4,704	905
Net changes in non-cash working capital	(284)	—	(274)	—
Cash provided (used) in investing activities under U.S. GAAP	$3,403	$(33)	$3,353	$(77)

a)           Deferred stripping costs

Under Canadian GAAP, stripping costs have been recognized as expenditures incurred in a pre-operating period and deferred, along with the related revenues in accordance with EIC 27 “Revenues and Expenditures during the Pre-operating Period”. These costs will be amortized from the period that the Company is ready to commence commercial operations.

The Company adopted Emerging Issues Task Force Issue No.04-06 (“EITF 04-06”), “Accounting for Stripping Costs Incurred during Production in the Mining Industry” under U.S. GAAP effective January 1, 2006. EITF 04-6 requires stripping costs incurred during the production phase of a mine to be considered as variable production costs that should be included in the costs of the inventory produced (that is, extracted) during the period that the stripping costs are incurred. The consensus does not address the accounting for stripping costs incurred during the pre-production phase of a mine. The consensus requires application through recognition of a cumulative effect adjustment to opening retained earnings in the period of adoption, with no charge to current earnings for prior periods.

Sterlite Gold Ltd.
Notes to the Interim Consolidated Financial Statements
June 30, 2006 and December 31, 2005 (Tabular Amounts in Thousands of United States Dollars)
(Unaudited)

19.        Reconciliation with United States generally accepted accounting principles (continued)

a)          Deferred stripping costs (continued)

The Company commenced pre-stripping in respect of Zod Phase III from January 1, 2006. Adoption of EITF 04-06 had no impact on the Company’s opening retained earnings at January 1, 2006 as no pre-stripping costs have been incurred or capitalized in prior periods. In addition, the extraction of only de minimis saleable mineral has occurred to date in conjunction with the removal of overburden or waste material for the purpose of obtaining access to an ore body, and therefore the production phase of Zod Phase III has not yet commenced. Deferred stripping costs and associated revenues recognized under Canadian GAAP have been recognized in the net loss under U.S. GAAP during the six month period ended June 30, 2006 in accordance with the policy described at b) below.

Certain cash flows relating to capitalized costs are recognized as relating to investing activities under Canadian GAAP. These cash flows have been reclassified as operating cash flows under U.S. GAAP to reflect the treatment of the related costs under U.S. GAAP.

b)           Mining properties and exploration expenditures

Under Canadian GAAP, the Company’s expenditures incurred to evaluate and develop new ore bodies and to establish or expand productive capacity are capitalized until commercial levels of production are achieved, at which point expenditures are amortized. Amortization commences when a property is placed into commercial production, and is calculated using the unit of production method over the expected economic life of mine.

Under U.S. GAAP exploration expenditures during the exploration stage prior to determination of the existence of commercially mineable ore bodies are required to be expensed as incurred.

Consequently, under U.S. GAAP, the Company expenses mineral exploration costs for non-producing properties as incurred. When it is determined that a mining property can be economically developed as a result of established proven and probable reserves, subsequent exploration and development costs of the property are capitalized. The establishment of proven and probable reserves is based on the results of feasibility studies, which indicate whether a property is economically feasible. Upon commencement of the commercial production of a development project, these costs are transferred to the appropriate asset category and amortized to income using the unit-of-production method.

Payments related to the acquisition of land and mineral rights are capitalized as mining properties at cost. Such costs are amortized to income over the period of production, using the unit-of-production method.

Sterlite Gold Ltd.
Notes to the Interim Consolidated Financial Statements
June 30, 2006 and December 31, 2005 (Tabular Amounts in Thousands of United States Dollars)
(Unaudited)

19.        Reconciliation with United States generally accepted accounting principles (continued)

c)          Asset retirement obligations

The Company adopted CICA 3110, “Asset Retirement Obligations” under Canadian GAAP effective January 1, 2004. On transition no asset was recognized under Canadian GAAP as the value was immaterial. For U.S. GAAP, the Company adopted SFAS No. 143, “Accounting for Asset Retirement Obligations” as at January 1, 2003. This resulted in the recognition of an asset retirement obligation, related mining property asset and a cumulative adjustment in the year of adoption. The different periods of adoption resulted in a difference in the accretion charge recognized in the respective periods of adoption.

Due to differences in asset bases for Canadian and U.S. GAAP detailed above, the annual amortization charge differs and following a review of the carrying value of the mining properties at December 31, 2005, an additional impairment charge was recognized under U.S. GAAP.

d)           Investment in StrataGold Corporation

Under U.S. GAAP, securities classified as ‘available for sale’ would be recorded at fair value in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities”. Unrealized gains and losses are recorded in other comprehensive income which is a separate component of shareholders’ equity. Canadian GAAP requires these investments to be recorded at cost, net of any impairment in value. Under Canadian GAAP the Company has not recorded any unrealized gains or losses on this investment. The investment under Canadian GAAP included a cash receivable which has been reclassified as a long term receivable under U.S. GAAP.

e)           Comprehensive income

U.S. GAAP requires the Company to present comprehensive income or loss in accordance with SFAS No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and presenting of comprehensive income or loss, its components and accumulated balances. Comprehensive income comprises net income or loss and other comprehensive income (OCI) which comprises all charges to shareholders’ equity except those resulting from investments by owners and distributions to owners. There is currently no requirement to disclose comprehensive income under Canadian GAAP.

Sterlite Gold Ltd.
Notes to the Interim Consolidated Financial Statements
June 30, 2006 and December 31, 2005 (Tabular Amounts in Thousands of United States Dollars)
(Unaudited)

19.         Reconciliation with United States generally accepted accounting principles (continued)

f)            Recent accounting pronouncements

On January 1, 2006, the Company adopted Financial Accounting Standards Board Statement (‘‘FASB’’), Statement No. 123R, ‘‘Share-Based Payment’’ (‘‘SFAS 123R’’). SFAS 123R requires the Company to measure all share-based payment awards, including those with employees, granted and cancelled after, or that were unvested as of, January 1, 2006 at fair value. Under SFAS 123R, the fair value of stock options and other equity-based compensation must be recognized as expense in the statements of operations over the requisite service period of each award.

The Company adopted SFAS 123R using the modified prospective method of transition. Prior to January 1, 2006 the Company applied the fair-value-based method of accounting for share-based payments under Statement of Financial Accounting Standards No. 123, ‘‘Accounting for Stock-Based Compensation,’’ (‘‘SFAS 123’’) using the Black-Scholes-Merton formula to estimate the value of stock options granted to employees. There were no stock option awards outstanding as at January 1, 2006 and no stock option awards have been granted in the six months to June 30, 2006. The adoption of this accounting principle has not had a significant impact on the financial statements of the Company.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB No. 29, Accounting for Nonmonetary Transactions. SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company adopted this accounting principle effective January 1, 2006. The adoption of this accounting principle has not had a significant impact on the financial statements of the Company.

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, ‘‘Accounting Changes and Error Corrections.’’ This statement replaces APB 20 cumulative effect accounting with retroactive restatement of comparative financial statements. It applies to all voluntary changes in accounting principle and defines ‘‘retrospective application’’ to differentiate it from restatements due to incorrect accounting. The provisions of this statement are effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted this accounting principle effective January 1, 2006. The adoption of this accounting principle has not had a significant impact on the financial statements of the Company.

In March 2005, the EITF issued EITF 04-6, ‘‘Accounting for Stripping Costs in the Mining Industry’’. The consensus indicated that costs of removing overburden and waste materials (‘‘stripping costs’’) incurred during the production phase of a mine, represent variable production costs and should be considered a component of mineral inventory cost subject to the guidance in Chapter 4 of Accounting Research Bulletin No. 43, ‘‘Restatement and Revision of Accounting Research Bulletins’’. EITF 04-6 is effective for fiscal years beginning after December 15, 2005. EITF 04-6 was adopted by the Company effective January 1, 2006 and has not had a significant impact on the financial statements of the Company.

Sterlite Gold Ltd.
Notes to the Interim Consolidated Financial Statements
June 30, 2006 and December 31, 2005 (Tabular Amounts in Thousands of United States Dollars)
(Unaudited)

19.        Reconciliation with United States generally accepted accounting principles (continued)

f)           Recent accounting pronouncements (continued)

In June 2006, the FASB issued FASB Interpretation No. 48 (‘‘FIN 48’’), ‘‘Accounting for Uncertainty in Income Taxes.’’ FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a Company’s financial statements in accordance with SFAS No. 109, ‘‘Accounting for Income Taxes.’’ This Interpretation defines the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 is effective for fiscal years beginning after December 15, 2006. The impact of adopting FIN 48 on the Company’s financial position or results of operations, if any, has not yet been determined.

APPENDIX A

This Appendix A provides certain background information about Twin Star International Limited, Vedanta Resources plc, Welter Trading Limited and Volcan Investments Limited (referred to collectively herein as the “Purchaser Group”), which information is required to be disclosed by United States securities laws.

1) The name, business address and business telephone for each member of the Purchaser Group are as follows:

Vedanta Resources plc
Attn: Deepak Kumar
16 Berkeley Street
London, UK W1J 8DZ
Telephone: 0044 207 499 5900

Welter Trading Limited
Attn: Alexis Tsielpis
28 Oktovriou, 205 Louloupis Court, 1st Floor
P.C. 3035, Limassol, Cyprus
Telephone: 00357 25 871000

Volcan Investments Limited
Attn: Mr. E. Isaac Collie
Loyalist Plaza, Don Mackey Boulevard
P.O. Box AB-20377
Marsh Harbour
Island of Abaco
Bahamas
Telephone: 00242 367 2568

Twin Star International Limited
Attn: Santanand Sooskie
10 Frère Felix de Valois Street
Port Louis, Mauritus
Telephone: 00230 202 3000

2) The name, business address and business telephone number for each director and executive officer of each member of the Purchaser Group are as follows:

Vedanta Resources plc

Directors:	Naresh Chandra
Sector C-4/4053
Vasant Kuni

New Delhi, India 110 070
Telephone: 0044 207 499 5900

Aman Mehta
4/7 Shanti Niketan
New Delhi, India 110 021
Telephone: 0044 207 499 5900

Shailendra Kumar Tamotia
N2/58 IRC Village, Nayapalli
Bhubaneshwar, India 751 015
Telephone: 0044 207 499 5900

Euan Macdonald
Suffolk House
Chiswick Mall
London, UK W4 2PR
Telephone: 0044 207 499 5900

Anil Agarwal
16 Berkeley Street
London, UK W1J 8DZ
Telephone: 0044 207 499 5900

Navin Agarwal
Vedanta House
75 Nehru Road, Vile Parle (E)
Mumbai, India 400 099
Telephone: 0091 22 6646 1000

Kuldip Kaura
Vedanta House
75 Nehru Road, Vile Parle (e)
Mumbai, India 400 099
Telephone: 000091 22 6646 1000

Executive Officers:

DD Jalan, Chief Financial Officer
Vedanta House
75 Nehru Road, Vile Parle (E)
Mumbai, India 400 099
Telephone: 0091 22 6646 1000

Ajay Paliwal, Deputy Chief Financial Officer
16 Berkeley Street

London, UK W1J 8DZ
Telephone: 0044 207 499 5900

Deepak Kumar, Company Secretary
16 Berkeley Street
London, UK W1J 8DZ
Telephone: 0044 207 499 5900

Welter Trading Limited

Directors:	Alexis Tsielepis
Aisopou 12, Ayios Tychonas
P.C. 4521, Limassol, Cyprus
Telephone: 00 35 725 871 000

Ajay Paliwal
16 Berkeley Street
London, UK W1J 8DZ
Telephone: 0044 207 499 5900

Popi Savva,
Aigyptou, 38A Kapsalos,
P.C. 3087, Limassol, Cyprus
Telephone: 00 35 725 871 000

Executive Officers:  NONE

Volcan Investments Limited

Directors:	ELCO (Trustee) Limited
Loyalist Plaza
Don Mackay Boulevard
P.O. Box No: AB - 20377
Marsh Harbour
Island of Abaco
Bahamas
Telephone: 001 242 367 2558

ELCO (Nominee) Limited
Loyalist Plaza
Don Mackay Boulevard
P.O. Box No: AB - 20377
Marsh Harbour
Island of Abaco
Bahamas
Telephone: 001 242 367 2558

Mr. Dwarka Prasad Agarwal
(D.P. Agarwal)
Vedanta House
75 Nehru Road, Vile Parle (E)
Mumbai, India 400 099
Telephone: 0091 22 6646 1000

Executive Officers:  NONE

Twin Star International Limited

Directors:	Uday Kumar Gujadhur
10 Frère Felix de Valois Street
Port Louis, Mauritus
Telephone: 00230 202 3000

Yuvraj Kumar Juwaheer
10 Frère Felix de Valois Street
Port Louis, Mauritus
Telephone: 00230 202 3000

Ajay Paliwal
16 Berkeley Street
London, UK W1J 8DZ
Telephone: 0044 207 499 5900

Hare Narain Maskara
16 Berkeley Street
London, UK W1J 8DZ
Telephone: 0044 207 499 5900

Executive Officers: NONE

3) Business and background of entities.

The business of each member of the Purchaser Group is as follows:

Vedanta Resources plc:	Diversified metals and mining
Welter Trading Limited:	Holding company
Volcan Investments Limited:	Holding company
Twin Star International Limited:	Holding company

The state or other place of organization of each member of the Purchaser Group is as follows:

Vedanta Resources plc:	United Kingdom corporation
Welter Trading Limited:	Cyprus corporation
Volcan Investments Limited:	Bahamas corporation
Twin Star International Limited:	Mauritius corporation

4) No member of the Purchaser Group has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the last five years.

5) During the last five years, no member of the Purchaser Group has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction (except for matters that were dismissed without sanction or settlement) resulting in a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws, except that certain directors, officers and other insiders of Sterlite Gold Ltd. (the “Company” or “Sterlite Gold”), including Vedanta Resources plc, Volcan Investments Limited and Twin Star International Limited, were subject to management cease trade orders imposed by the Ontario Securities Commission which together covered the period from April 4, 2006 until May 5, 2006 as a result of the Company’s delay in filing its audited financial statements for the fiscal year ended December 31, 2005, related management’s discussion and analysis and annual information form for the year ended December 31, 2005.

6) Business and background of natural persons.

The current principal occupation or employment of each director and executive officer of the Purchaser Group, and the name, principal business and address of any corporation or other organization in which the employment or occupation is conducted are as follows:

Vedanta Resources plc

Directors:	Naresh Chandra
Country of Citizenship: India
Principal occupation or employment: Retired Consultant
Name of employer: None
Principal business of employer: None
Address of principal employer: None
Material occupations for past five years, including name, principal business and address of employer: Retired as Senior Indian Administrative Service (IAS) Officer from Government of India

Aman Mehta
Country of Citizenship: India
Principal occupation or employment: Retired Professional
Name of employer: None
Principal business of employer: None
Address of principal employer: None

Material occupations for past five years, including name, principal business and address of employer: CEO of the Hong Kong & Shanghai Banking Corporation Ltd., Hong Kong from January 1999 to 31 December 2003. Address: One Queen’s Road Central, Hong Kong. Principal Business: Banking. Since retired.

Shailendra Kumar Tamotia
Country of Citizenship: India
Principal occupation or employment: Retired Consultant
Name of employer: None
Principal business of employer: None
Address of principal employer: None
Material occupations for past five years, including name, principal business and address of employer: President & CEO, Indian Aluminum Company Limited. From 2000 to 2004. Principal Business: Aluminum mining. Since retired.

Euan MacDonald
Country of Citizenship: United Kingdom
Principal occupation or employment: Retired Professional
Name of employer: None
Principal business of employer: None
Address of principal employer: None
Material occupations for past five years, including name, principal business and address of employer:

▪	Executive Vice Chairman, HSBC Securities and Capital Markets.

▪	Head of the Corporate Finance Advisory Team, HSBC Republic, London.

▪	Retired since 2002

Anil Agarwal
Country of Citizenship: India
Principal occupation or employment: Chairman of The Group
Name of employer: Vedanta Resources plc
Principal business of employer: Diversified metals and mining
Address of principal employer: 16 Berkeley Street
                London, UK W1J 8DZ

Material occupations for past five years, including name, principal business and  address of employer: For the past 30 years has been employed by Vedanta Resources plc or its subsidiaries.

Navin Agarwal
Country of Citizenship: India
Principal occupation or employment: Deputy Chairman of Vedanta Resources Plc
Name of employer: Vedanta Resources Plc
Principal business of employer: Diversified metals and mining
Address of principal employer: 16 Berkeley Street
London, UK W1J 8DZ

Material occupations for past five years, including name, principal business and address of employer: For the past 20 years has been employed by Vedanta Resources plc or its subsidiaries.

Kuldip Kaura
Country of Citizenship: India
Principal occupation or employment: CEO
Name of employer: Vedanta Resources plc
Principal business of employer: Diversified metals and mining
Address of principal employer: 16 Berkeley Street
London, UK W1J 8DZ

Material occupations for past five years, including name, principal business and address of employer: For the past 5 years has been employed by Vedanta Resources plc or its subsidiaries.

Executive Officers:

DD Jalan
Country of Citizenship: India
Principal occupation or employment: CFO
Name of employer: Vedanta Resources plc
Principal business of employer: Diversified metals and mining
Address of principal employer: 16 Berkeley Street
London, UK W1J 8DZ

Material occupations for past five years, including name, principal business and address of employer: For the past 5 years has been employed by Vedanta Resources plc or its subsidiaries.

Ajay Paliwal
Country of Citizenship: United Kingdom
Principal occupation or employment: Deputy Chief Financial Officer
Name of employer: Vedanta Resources plc
Principal business of employer: Diversified metals and mining
Address of principal employer: 16 Berkeley Street
London, UK W1J 8DZ

Material occupations for past five years, including name, principal business and address of employer: Director of Ernst & Young LLP. Address: 1 More London Place, London, UK SE1 2AF. Principal Business: Chartered Accountants and Registered Auditors.

Deepak Kumar
Country of Citizenship: United Kingdom
Principal occupation or employment: Company Secretary
Name of employer: Vedanta Resources Plc
Principal business of employer: Diversified metals and mining
Address of principal employer: 16 Berkeley Street
London, UK W1J 8DZ

Material occupations for past five years, including name, principal business and address of employer:

•	Audit Senior, Barclays Bank Plc
Address: 1 Churchill Place
  London, UK E14 5HP
Principal Business: Banking

•	Internal Auditor, Ernst & Young LLP
Address: 1 Moore London Place
  London, UK SE1 2AF
Principal Business:  Chartered Accountants and Registered Auditors

•	Assistant Manager, Shea & Co.
Address: 105 Stanstead Road
  London, UK SE23 1HH
Principal Business: Chartered Accountants

Welter Trading Limited

Directors	Alexis Tsielepis
Country of Citizenship: Cyprus
Principal occupation or employment: Chartered Accountant
Name of employer: Costas Tsielepis & Co.
Principal business of employer: Chartered Accountant Firm
Address of principal employer: 221 Chr Haggipavlou, Helios Court, 1st Floor
P.C. 3036, Limassol, Cyprus

Material occupations for past five years, including name, principal business and address of employer:
Name of employer: PricewaterhouseCoopers
Address: No. 1 Embankment Place, London, UK WC2N 6RH
Principal Business: Chartered Accountants and Registered Auditors
Principal occupation or employment: Chartered Accountant trainee

Name of employer: Costa Tsielepis & Co
Address: 221 Chr. Haggipavlou St, 3036 Limassol, Cyprus
Principal Business: Tax and auditing
Principal occupation or employment: Tax consultant

Ajay Paliwal
Country of Citizenship: United Kingdom
Principal occupation or employment: Deputy Chief Financial Officer
Name of employer: Vedanta Resources plc
Principal business of employer: Diversified metals and mining
Address of principal employer: 16 Berkeley Street

Material occupations for past five years, including name, principal business and address of employer:
Name of employer: Ernst & Young LLP
Address: 1 More London Place, London, UK SE1 2AF
Principal Business: Chartered Accountants and Registered Auditors
Principal occupation or employment: Director

Popi Savva
Country of Citizenship: Cyprus
Principal occupation or employment: Office Manager
Principal occupation or employment: Chartered Accountant
Name of employer: Costas Tsielepis & Co.
Principal business of employer: Chartered Accountant Firm
Address of principal employer: 221 Chr Haggipavlou, Helios Court, 1st Floor
P.C. 3036, Limassol, Cyprus

Material occupations for past five years, including name, principal business and address of employer:
Name of employer: Costa Tsielepis & Co.
Address: 221 Chr. Haggipavlou St, 3036 Limassol, Cyprus
Principal Business: Tax and auditing
Principal occupation or employment: PA to Costas Tsielepis

Executive Officers: NONE

Volcan Investments Limited

Directors:	Dwarka Prasad Agarwal
Country of Citizenship: United Kingdom
Principal occupation or employment: Director
Name of employer: Volcan Investments Limited
Principal business of employer: Holding company

Address of principal employer: Loyalist Plaza, Don Mackey Boulevard
P.O. Box AB-20377
Marsh Harbour
Island of Abaco
Bahamas

Material occupations for past five years, including name, principal business and address of employer: Director of each of: Twin Star Holdings, Ltd., Twin Star International Limited, Volcan Investments Limited and Sterlite Industries.

Executive Officers: NONE

Twin Star International Limited

Directors:	Uday Kumar Gujadhur
Country of Citizenship: Mauritius
Principal occupation or employment: Director
Name of employer: Multiconsult Ltd.
Principal business of employer: Global business
Address of principal employer: 10 Frère Felix de Valois Street
Port Louis, Mauritius
Telephone: 00 230 202 3000

Material occupations for past five years, including name, principal business and address of employer: Director of Multiconsult Ltd.

Yuvraj Kumar Juwaheer
Country of Citizenship: Mauritius
Principal occupation or employment: Director
Name of employer: Multiconsult Ltd.
Principal business of employer: Global business
Address of principal employer: 10 Frère Felix de Valois Street
Port Louis, Mauritius
Telephone: 00 230 202 3000

Material occupations for past five years, including name, principal business and address of employer: Director of Multiconsult Ltd.

Ajay Paliwal
Country of Citizenship: United Kingdom
Principal occupation or employment: Deputy Chief Financial Officer
Name of employer: Vedanta Resources plc
Principal business of employer: Diversified metals and mining
Address of principal employer: 16 Berkeley Street
London, UK W1J 8DZ

Material occupations for past five years, including name, principal business and address of employer:

Name of employer: Ernst & Young LLP

Address: 1 More London Place, London, UK SE1 2AF
Principal Business: Chartered Accountants and Registered Auditors
Principal occupation or employment: Director

Hare Narain Maskara
Country of Citizenship: United Kingdom
Principal occupation or employment: Assistant Company Secretary
Name of employer: Vedanta Resources plc
Principal business of employer: Diversified metals and mining
Address of principal employer: 16 Berkeley Street
London, UK W1J 8DZ

Material occupations for past five years, including name, principal business and address of employer: Working for the Purchaser Group and associated companies for the last 14 years.

Executive Officers: NONE

7)    Based on a review of questionnaires submitted by such persons to the Purchasing Group, none of the directors and officers of any member of the Purchasing Group has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the last five years.

Based on a review of questionnaires submitted by such person to the Purchasing Group, during the last five years, none of the directors and officers of any member of the Purchasing Group has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction (except for matters that were dismissed without sanction or settlement) resulting in a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws, except that certain directors, officers and other insiders of the Company, including Vedanta Resources plc, Volcan Investments Limited and Twin Star International Limited were subject to management cease trade orders imposed by the Ontario Securities Commission which together covered the period from April 4, 2006 until May 5, 2006 as a result of the Company’s delay in filing its audited financial statements for the fiscal year ended December 31, 2005, related management’s discussion and analysis and annual information form for the year ended December 31, 2005.

8) Ownership of and Trading in Securities of the Company

Except for (i) Anil Agarwal and Navin Agarwal (each of whom is a director of Vedanta Resources plc), Dwarka Prasad Agarwal and Agnivesh Agarwal, who, collectively, own or control, directly or indirectly all of the shares of Volcan Investments Limited, (ii) Volcan Investments Limited, Vedanta Resources plc’s 54% controlling shareholder, (iii) Vedanta Resources plc, Welter Trading Limited’s 100% controlling shareholder (iv) Welter Trading Limited, Twin Star International Limited’s 100% controlling shareholder, and (v) Twin Star

International Limited, which, as of November 20, 2006, owns 219,620,300 common shares of Sterlite Gold in aggregate representing approximately 82.8% of the outstanding common shares of Sterlite Gold, none of the Purchasing Group or any director or senior officer of the Purchasing Group, nor to the knowledge of such directors and senior officers, after reasonable enquiry, any associate of a director or senior officer of any member of the Purchasing Group, any person or company holding more than 10% of any class of equity securities of the Purchasing Group, or any person or company acting jointly or in concert with the Purchasing Group, owns or exercises control or direction over any class of securities of Sterlite Gold.

Other than pursuant to the Offer (as defined in this Notice to United States Shareholders), none of the Purchasing Group or any director or senior officer of any member of the Purchasing Group, nor to the knowledge of such directors and senior officers, after reasonable enquiry, any associate of a director or senior officer of any member of the Purchasing Group, any person or company holding more than 10% of any class of equity securities of any member of the Purchasing Group, or any person or company acting jointly or in concert with any member of the Purchasing Group, has traded in any securities of Sterlite Gold during the 24-month period preceding the date hereof. See also Section 9 of the Circular, “Agreements Relating to the Offer - Share Purchase Agreement”.

9)  Commitments to Acquire Securities of the Company

Other than pursuant to the Support Agreement (as defined in this Notice to United States Shareholders), the Share Purchase Agreement (as defined in this Notice to United States Shareholders) and the Offer, none of the Purchasing Group or any director or senior officer of any member of the Purchasing Group, nor, to the knowledge of such directors and senior officers, after reasonable enquiry, any associate of a director or senior officer of any member of the Purchasing Group, any person or company holding more than 10% of any class of equity securities of any member of the Purchasing Group, or any person or company acting jointly or in concert with any member of the Purchasing Group, has entered into any commitments to acquire any equity securities of Sterlite Gold. See Section 9 of the Circular, “Agreements Relating to the Offer — Support Agreement” and “Agreements Relating to the Offer — Share Purchase Agreement” for a description of the terms and conditions of such commitments.

10)  Agreements, Arrangements or Understandings

There are no arrangements or agreements made or proposed to be made between any member of the Purchasing Group and any of the directors or senior officers of Sterlite Gold, including any payments or other benefits proposed to be made or given by way of compensation for loss of office or as to their remaining in or retiring from office if the Offer is successful. In addition, there are no contracts, arrangements or understandings, formal or informal, between any member of the Purchasing Group and any security holder of Sterlite Gold with respect to the Offer or any person or company with respect to any securities of Sterlite Gold in relation to the Offer.

The instructions accompanying this Letter of Acceptance and Transmittal should be read carefully before this Letter of Acceptance and Transmittal is completed. The Depositary or your broker or other financial advisor can assist you in completing this Letter of Acceptance and Transmittal (see below for addresses and telephone numbers for the Depositary).

LETTER OF ACCEPTANCE AND TRANSMITTAL

for Common Shares

of

STERLITE GOLD LTD.

Pursuant to the Offer dated August 25, 2006, as extended and as supplemented by the Notice to United States Shareholders dated November [•], 2006 by

TWIN STAR INTERNATIONAL LIMITED

a wholly-owned subsidiary of

VEDANTA RESOURCES PLC

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME)
ON __________, 2006 (THE “EXPIRY TIME”), UNLESS EXTENDED OR WITHDRAWN.

This Letter of Acceptance and Transmittal (“Letter of Transmittal”) (or a manually signed facsimile hereof), properly completed and duly executed in accordance with the instructions and rules set out below, together with all other required documents, must accompany share certificates for common shares (“Common Shares”) of Sterlite Gold Ltd. (“Sterlite Gold”) deposited by holders of Common Shares in the United States pursuant to the offer (the “Offer”) dated August 25, 2006, as extended and as supplemented by the Notice to United States Shareholders dated November [•], 2006 made by Twin Star International Limited (the “Offeror”), an indirect wholly-owned subsidiary of Vedanta Resources plc, to holders of Common Shares in the United States (“Shareholders”). Shareholders may also accept the Offer by following the procedures for book-entry transfer set forth herein, provided that the confirmation of a book-entry transfer of Common Shares (the “Book-Entry Confirmation”) into the Depositary’s account at the Depository Trust Company (“DTC”), together with an Agent’s Message (as defined herein) in respect thereof or a properly completed letter of acceptance and transmittal and any other required documents, are received by the Depositary at its office in Toronto prior to the Expiry Time.

The terms and conditions of the Offer are incorporated by reference into this Letter of Transmittal. References to the Offer to Purchase and Circular are deemed to be, where appropriate, references to the Offer to Purchase and Circular as supplemented by the Notice to United States Shareholders dated November [•], 2006. Capitalized terms used but not defined in this Letter of Transmittal have the meanings ascribed to them in the Offer to Purchase and Circular.

Shareholders who wish to deposit Common Shares pursuant to the Offer but whose certificate(s) representing such Common Shares are not immediately available or if the certificate(s) and all other required documents cannot be delivered to the Depositary prior to the Expiry Time, may nevertheless validly deposit those Common Shares under the Offer according to the guaranteed delivery procedures set forth in the Offer to Purchase and Circular and the notice of guaranteed delivery in the form accompanying the Notice to United States Shareholders dated November [•], 2006 (the “Notice of Guaranteed Delivery”).

This Letter of Transmittal is to be used if certificate(s) are to be forwarded herewith or, unless an Agent’s Message is utilized, if delivery of Common Shares is to be made by book-entry transfer to an account maintained by the Depositary at DTC.

This Letter of Transmittal is only to be used by Shareholders in the United States.

Delivery of this Letter of Transmittal to an address other than as set forth below will not constitute a valid delivery to the Depositary. You must sign this Letter of Transmittal in the appropriate space provided below and you must also complete the Substitute Form W-9 set forth below (see Instruction 8, “Substitute Form W-9”).
2

TO:	TWIN STAR INTERNATIONAL LIMITED

AND TO:	CIBC MELLON TRUST COMPANY, as Depositary, at its office set out herein.

The undersigned delivers to you the enclosed certificate(s) for Common Shares. Subject only to the provisions of the Offer regarding withdrawal, the undersigned irrevocably accepts the Offer for such Common Shares upon the terms and conditions contained in the Offer. The following are the details of the enclosed certificate(s).

COMMON SHARES
Common Share Certificate Number	Name(s) in which Registered	Number of Common Shares Represented by Certificate	Number of Common Shares Deposited*

TOTAL:
(If space is insufficient please attach a list to this Letter of Transmittal in the above form.)
* Unless otherwise indicated, the total number of Common Shares evidenced by all certificates delivered will be deemed to have been deposited. See Instruction 6.

The undersigned acknowledges receipt of the Offer to Purchase and Circular and represents and warrants that (i) the undersigned has full power and authority to deposit, sell, assign and transfer the deposited Common Shares covered by this Letter of Transmittal (the “Deposited Shares”) and any and all Other Securities (as defined below) being deposited and all interests therein; (ii) the undersigned depositing the Deposited Shares (and any Other Securities) or the person on whose behalf the Deposited Shares (and any Other Securities) are being deposited has good legal title to and is the beneficial owner of the Deposited Shares and any and all Other Securities and all interests therein; (iii) the Deposited Shares (and any Other Securities) and all interests therein have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Shares (or any Other Securities) or any interest therein, to any other person; (iv) the deposit of the Deposited Shares (and any Other Securities) complies with applicable Laws; and (v) when the Deposited Shares (and any Other Securities) are taken up and paid for by the Offeror, the Offeror will acquire good title thereto, free and clear of all liens, restrictions, charges, encumbrances, claims, equities and rights of others. The acceptance of the Offer pursuant to the procedures set forth herein shall constitute an agreement between the depositing Shareholder and the Offeror in accordance with the terms and conditions of the Offer.

IN CONSIDERATION OF THE OFFER AND FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in the Offer to Purchase and Circular and in this Letter of Transmittal, subject only to the provisions of the Offer to Purchase regarding withdrawal rights, the undersigned irrevocably accepts the Offer for and in respect of the Deposited Shares and (unless deposit is to be made pursuant to the procedure for deposit by book-entry transfer set forth in the Notice to United States Shareholders in the section captioned “How Do I Tender My Common Shares?”) delivers to you the enclosed certificate(s) representing the Deposited Shares and, on and subject to the terms and conditions of the Offer to Purchase, the undersigned hereby deposits, sells, assigns and transfers to, or upon the order of, the Offeror all of the right, title and interest of the undersigned in and to the Deposited Shares and together with all rights and benefits arising therefrom, including the right to any and all dividends (other than certain cash dividends, distributions or payments as described in the Offer to Purchase and Circular), distributions, payments, securities, rights, warrants, assets or other interests which may be declared, paid, issued, accrued, distributed, made or transferred on or after the date the Offer is extended to Shareholders on or in respect of the Deposited Shares or any of them (collectively, “Other Securities”), as well as the right to receive any and all Other Securities. If, on or after the date the Offer is extended to Shareholders, Sterlite Gold should declare or pay any dividend or declare, make or pay any other distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to any Common Shares, which is or are payable or distributable to the Shareholders of record on a record date which is prior to the date of transfer of such Common Shares into the name of the Offeror or its nominees or transferees on the registers maintained by or on behalf of Sterlite Gold in respect of Common Shares following acceptance thereof by the Offeror for purchase pursuant to the Offer, then, without prejudice to the Offeror’s rights under Section 4 of the Offer to Purchase, “Conditions of the Offer”, (a) in the case of any cash dividends, distributions or payments, the amount of the dividends, distributions or payments shall be received and held by the depositing Shareholder for the account of the Offeror until the Offeror pays for such
3

Common Shares, and to the extent that such dividends, distributions or payments do not exceed the purchase price per Common Share payable by the Offeror pursuant to the Offer, the purchase price per Common Share payable by the Offeror pursuant to the Offer will be reduced by the amount of any such dividend, distribution or payment, and (b) in the case of any non-cash dividends, distributions, payments, rights or other interests, the whole of any such non-cash dividend, distribution, payment, right or other interest will be received and held by the depositing Shareholder for the account of the Offeror and shall be promptly remitted and transferred by the depositing Shareholder to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer, and (c) in the case of any cash dividends, distributions or payments in an amount that exceeds the purchase price per Common Share payable by the Offeror pursuant to the Offer, the whole of such cash dividend, distribution or payment will be received and held by the depositing Shareholder for the account of the Offeror and shall be promptly remitted and transferred by the depositing Shareholder to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance, the Offeror will be entitled to all rights and privileges as the owner of any such dividend, distribution, payment, right or other interest and may withhold the entire consideration payable by the Offeror pursuant to the Offer or deduct from the consideration payable by the Offeror pursuant to the Offer the amount or value thereof, as determined by the Offeror in its sole discretion.

If the undersigned’s certificate(s) representing Common Shares are not immediately available or the undersigned cannot deliver its certificate(s) and all other required documents to the Depositary prior to the Expiry Time, the undersigned may nevertheless validly deposit such Common Shares according to the guaranteed delivery procedures set forth in the Offer to Purchase and Circular and the Notice of Guaranteed Delivery.

The execution of this Letter of Transmittal (or in the case of Common Shares deposited by book-entry transfer with DTC, an Agent’s Message) irrevocably appoints each officer of the Depositary, each director or officer of the Offeror, and any other person designated by the Offeror in writing, as the true and lawful agents, attorneys, attorneys-in-fact and proxies of the undersigned with respect to Deposited Shares taken up and paid for under the Offer and any Other Securities. Such power of attorney shall be effective from and after the date the Offeror takes up and pays for the Deposited Shares with full power of substitution and resubstitution in the name of and on behalf of the undersigned (such power of attorney, coupled with an interest, being irrevocable) to: (i) transfer ownership of the Deposited Shares (and any Other Securities) on the account books maintained by DTC, together with all accompanying evidence of transfer and authenticity, to or upon the order of the Offeror; (ii) register or record the transfer or cancellation of Deposited Shares (and any Other Securities) on the appropriate registers maintained by or on behalf of Sterlite Gold; (iii) vote, execute and deliver (provided the same is not contrary to applicable Law), as and when requested by the Offeror, any instruments of proxy, authorization or consent in form and on terms satisfactory to the Offeror in respect of all or any of the Deposited Shares (and any Other Securities), revoke any such instrument, authorization or consent or designate in such instrument, authorization or consent any person or persons as the proxy of such holder in respect of the Deposited Shares (and any Other Securities) for all purposes including, without limitation, in connection with any meeting (whether annual, special or otherwise or any adjournment or postponement thereof) of securityholders; (iv) execute and negotiate any cheques or other instruments representing any Other Securities payable to or to the order of, or endorsed in favour of, the holder of the Deposited Shares (and any Other Securities); (v) exercise any rights of the undersigned with respect to the Deposited Shares (and any Other Securities); and (vi) execute all such further and other documents, transfers or other assurances as may be necessary or desirable in the sole judgment of the Offeror to effectively convey the Deposited Shares and Other Securities to the Offeror.

The undersigned agrees, effective on and after the date of take up, not to vote any of the Deposited Shares or Other Securities at any meeting (whether annual, special or otherwise or any adjournment or postponement thereof) of Shareholders or holders of Other Securities and, except as may otherwise be agreed with the Offeror, not to exercise any of the other rights or privileges attached to the Deposited Shares or Other Securities, and agrees to execute and deliver to the Offeror, at any time and from time to time, as and when requested by the Offeror, any and all instruments of proxy, authorizations or consents, in form and on terms satisfactory to the Offeror, in respect of all or any of the Deposited Shares or Other Securities and to designate in any such instruments of proxy the person or persons specified by the Offeror as the proxy or the proxy nominee or nominees of the undersigned in respect of the Deposited Shares and any Other Securities. Upon such appointment, all prior proxies given by the undersigned with respect to such Deposited Shares or Other Securities shall be revoked and no subsequent proxies may be given by the undersigned with respect thereto. The undersigned agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the Deposited Shares or Other Securities by or on behalf of the undersigned, unless the Deposited Shares are not taken up and paid for under the Offer.

The undersigned covenants to execute and deliver to the Offeror, at any time and from time to time, as and when requested by the Offeror, any additional documents and other assurances necessary or desirable to complete the sale, assignment and transfer of the Deposited Shares and Other Securities to the Offeror.
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The undersigned acknowledges that all authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal may be exercised during any subsequent legal incapacity of such Shareholder and shall, to the extent permitted by Law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned in this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned instructs the Offeror and the Depositary, upon the Offeror taking up and paying for the Deposited Shares, to mail the cheque(s) by first class mail, postage prepaid, to the undersigned at the address specified by the undersigned herein, or if no such address is specified, to such address as shown on the registers maintained by or on behalf of Sterlite Gold, or to hold such cheque(s) for pick-up, in accordance with the instructions given below. All amounts payable by the Offeror for Deposited Shares will be in Canadian dollars. If for any reason any Deposited Shares are not taken up and paid for pursuant to the terms and conditions of the Offer or if certificates are submitted for more Common Shares than are deposited, Deposited Shares that are not purchased will be returned, at the Offeror’s expense as soon as practicable following the Expiry Time or withdrawal or termination of the Offer, by either (i) sending new certificates representing the Deposited Shares not purchased or returning the deposited certificates (in the name of and to the address specified by the undersigned herein, or if such name or address is not so specified, in such name and to such address as shown on the registers maintained by or on behalf of Sterlite Gold) by first-class mail, postage prepaid, or (ii) in the case of Common Shares deposited by book-entry transfer of such Common Shares in the Depositary’s account at DTC, such Common Shares will be credited to the depositing Shareholder’s account maintained with DTC. The undersigned acknowledges that the Offeror has no obligation pursuant to the instructions given below to transfer any Deposited Shares from the name of the registered holder thereof if the Offeror does not purchase any of the Deposited Shares.

The undersigned agrees that all questions as to the validity, form, eligibility (including timely receipt) and acceptance of any Common Shares deposited pursuant to the Offer and of any notice of withdrawal will be determined by the Offeror in its sole discretion and that such determination will be final and binding and acknowledges that there is no duty or obligation of the Offeror, the Depositary or any other person to give notice of any defects or irregularities in any deposit or notice of withdrawal and no liability shall be incurred by any of them for failure to give any such notice. The Offeror reserves the absolute right to reject any and all deposits or notices of withdrawal which it determines not to be in proper form or which may be unlawful to accept under the laws of any jurisdiction. The Offeror reserves the absolute right to waive any defects or irregularities in the deposit or withdrawal of any Common Shares. The Offeror’s interpretation of the terms and conditions of the Offer, including this Letter of Transmittal, the Offer to Purchase and Circular and the Notice of Guaranteed Delivery, will be final and binding.

The undersigned hereby declares that the undersigned (a) is not acting for the account or benefit of a person in or from any jurisdiction outside of the United States and (b) is not in, or delivering this Letter of Transmittal from, any jurisdiction outside of the United States.
5

BLOCK A ☐ ISSUE CHEQUE(S) IN THE NAME OF: (please print or type): (Name) (Street Address and Number) (City and State) (Zip Code) (Telephone — Business Hours) (Social Security or Federal Tax ID Number)	BLOCK B ☐ SEND CHEQUE(S) (UNLESS BOX C IS CHECKED) TO (please print or type): (Name) (Street Address and Number) (City and State) (Zip Code)

BLOCK C ☐ HOLD CHEQUE(S) FOR PICK-UP AT THE OFFICES OF THE DEPOSITARY WHERE THIS LETTER OF TRANSMITTAL IS DEPOSITED. (Check Box)

SIGN HERE
Signature guaranteed by
(if required under Instruction 4)

Dated: ______________________________________, 2006

Authorized Signature of Guarantor	Signature of Shareholder or Authorized Representative
(see Instruction 5)

Name of Guarantor (please print or type)	Name of Shareholder (please print or type)

Address of Guarantor (please print or type)	Name of Authorized Representative, if applicable
(please print or type)

Daytime telephone number of Shareholder or Authorized Representative

Daytime facsimile number of Shareholder or Authorized Representative

Social Security Number of Shareholder or Authorized Representative

6

BLOCK D

☐  CHECK HERE IF COMMON SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF
  GUARANTEED DELIVERY PREVIOUSLY SENT TO THE TORONTO OFFICE OF THE
  DEPOSITARY AND COMPLETE THE FOLLOWING (please print or type):

Name of Registered Holder: _____________________________________________________

Date of Execution of Notice of Guaranteed Delivery: ___________________________________

Window Ticket Number (if any): __________________________________________________

Name of Institution which Guaranteed Delivery: ______________________________________

BLOCK E

☐
CHECK HERE IF THE DEPOSITED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE DEPOSITORY TRUST COMPANY AND COMPLETE THE FOLLOWING: (ONLY PARTICIPANTS IN THE DEPOSITORY TRUST COMPANY MAY DELIVER COMMON SHARES BY BOOK-ENTRY TRANSFER.)

Name of Depositing Institution: ________________________________________________________________________

The Depository Trust Company
Account Number _____________________________	Transaction Code Number ______________________

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INSTRUCTIONS

1. Use of Letter of Transmittal

(a)
This Letter of Transmittal or a manually signed facsimile copy hereof, properly completed and duly executed, together with accompanying certificate(s) representing the Common Shares (or a Book-Entry Confirmation together with the Agent’s Message with respect thereto) and any other required documents, must be received by the Depositary at any of the offices specified below prior to 5:00 P.M. (Toronto time) on __________, 2006, the Expiry Time, unless the Offer is withdrawn or extended or unless the procedures for guaranteed delivery set out in Instruction 2 below are employed. Shareholders accepting the Offer using book-entry transfer must ensure that the required documents are sent to the Depositary at its office in Toronto.

(b)
Under certain circumstances, it may be necessary for a Shareholder to deliver certificate(s) representing Common Shares at different times. In those circumstances, Shareholders should deliver this Letter of Transmittal or a manually signed facsimile copy hereof, properly completed and duly executed, with each delivery of certificates.

(c)
In all cases, the method of delivery of this Letter of Transmittal, any accompanying certificate(s) representing Common Shares or an Agent’s Message and all other required information, is at the option and risk of the person depositing same, and delivery will be deemed effective only when such documents are actually received. The Offeror recommends that the necessary documentation be delivered by hand to the Depositary at any of its offices specified below and a receipt obtained or, if mailed, that registered mail with return receipt requested be used and that proper insurance be obtained. Shareholders whose Common Shares are registered in the name of an investment advisor, stock broker, bank, trust company or other nominee should contact that investment advisor, stock broker, bank, trust company or other nominee for assistance in depositing those Common Shares under the Offer.

2. Procedure for Guaranteed Delivery

If a Shareholder wishes to deposit Common Shares pursuant to the Offer and (i) certificate(s) representing such Common Shares are not immediately available, or (ii) the certificate(s) and all other required documents cannot be delivered to the Depositary prior to the Expiry Time, those Common Shares nevertheless may be deposited validly under the Offer provided that all of the following conditions are met:

(a)	the deposit is made by or through an Eligible Institution (as defined below);

(b)
a Notice of Guaranteed Delivery in the form accompanying the Notice to United States Shareholders dated October [•], 2006 or a facsimile thereof, properly completed and duly executed, is received by the Depositary prior to the Expiry Time at the Toronto office of the Depositary as set forth in the Notice of Guaranteed Delivery; and

(c)
the certificate(s) representing Deposited Shares in proper form for transfer, together with this Letter of Transmittal or a manually signed facsimile copy hereof, properly completed and duly executed, including a guarantee by an Eligible Institution, and all other documents required by this Letter of Transmittal, are received by the Depositary at the Toronto office of the Depositary prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs.

The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary at its Toronto office as specified in the Notice of Guaranteed Delivery and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery. Delivery to any office other than the Toronto office of the Depositary does not constitute delivery for purposes of satisfying a guaranteed delivery.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP) (members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada or the National Association of Securities Dealers, Inc. or banks or trust companies in the United States).
8

Shareholders may also accept the Offer by following the procedures for book-entry transfer, provided that a Book-Entry Confirmation into the Depositary's account at DTC, together with an Agent's Message in respect thereof or a properly completed and duly executed Letter of Transmittal and any other required documents, are received by the Depositary at its office in Toronto prior to the Expiry Time. The Depositary has established an account at DTC for the purpose of the Offer. Any financial institution that is a participant in DTC's systems may cause DTC to make a book-entry transfer of a holder's Common Shares into the Depositary's account in accordance with DTC's procedures for such transfer. However, as noted above, although delivery of Common Shares may be effected through book-entry transfer at DTC, either a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in lieu of a Letter of Transmittal, and any other required documents, must, in any case, be received by the Depositary, at its office in Toronto prior to the Expiry Time. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Depositary.

The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the Depositary and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgement from the participant in DTC depositing the Common Shares which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal as if executed by such participant and that the Offeror may enforce such agreement against such participant.

3. Signatures

This Letter of Transmittal must be completed and signed by the holder of Common Shares accepting the Offer or by such holder’s duly authorized representative (in accordance with Instruction 5).

(a)
If this Letter of Transmittal is signed by the registered holder(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) is held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

(b)
If this Letter of Transmittal is signed by a person other than the registered holder(s) of the accompanying certificate(s) or if a cheque is to be issued to a person other than the registered owner(s):

(i)	such deposited certificate(s) must be endorsed, or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered holder(s); and

(ii)
the signature(s) on the endorsement panel or power of attorney must correspond exactly to the name(s) of the registered holder(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 4 below.

4. Guarantee of Signatures

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Common Shares (which for purposes of this document, shall include any participant in DTC whose name appears on a security position listing as the owner of Common Shares deposited herewith), if cheque(s) are to be sent to an address other than the address of the registered holder(s) as shown on the register of holders maintained by Sterlite Gold, or if Common Shares not purchased are to be returned to a person other than such registered holder(s) or sent to an address other than the address of the registered holder(s) as shown on the register of holders maintained by Sterlite Gold, such signature must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

5. Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal is executed by a person acting as an executor, administrator, trustee, guardian, or on behalf of a corporation, partnership or association, or is executed by any other person acting in a representative or fiduciary capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Either of the Offeror or the Depositary, at its discretion, may require additional evidence of authority or additional documentation.

6. Partial Tenders
9

If less than the total number of Common Shares evidenced by any certificate submitted is to be deposited under the Offer, fill in the number of Common Shares to be deposited in the appropriate space on this Letter of Transmittal. In such case, the Depositary will use commercially reasonable efforts to cause new certificate(s) for the number of Common Shares not deposited to be sent to the registered holder unless otherwise provided in the appropriate box on this Letter of Transmittal as soon as practicable after the Expiry Time. The total number of Common Shares evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated.

7. Commissions and Stock Transfer Taxes

No brokerage fees or commissions will be payable if the Offer is accepted by depositing Common Shares directly with the Depositary to accept the Offer. If the certificates for Deposited Shares not deposited or purchased under the Offer are to be registered in the name of any person other than the registered holder, or if certificates for Deposited Shares are registered in the name of any person other than the person signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be payable by the seller which may result in a deduction from the purchase price unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted.

8. Substitute Form W-9

Under U.S. federal income tax law, a Shareholder whose Deposited Shares are accepted for payment pursuant to the Offer may be subject to backup withholding on the value of the Common Shares received by that Shareholder at a rate of 28%.

U.S. Residents. To prevent backup withholding, a Shareholder that is a resident of the United States for United States federal income tax purposes is required to notify the Depositary of the Shareholder's current taxpayer identification number ("TIN") by completing the enclosed Substitute Form W-9, certifying that the TIN provided on that form is correct (or that such Shareholder is awaiting receipt of a TIN) and that the Shareholder is a U.S. person including a U.S. resident alien, and that (i) the Shareholder has not been notified by the Internal Revenue Service ("IRS") that the Shareholder is subject to backup withholding as a result of failure to report all interest or dividends or (ii) after being so notified, the IRS has notified the Shareholder that the Shareholder is no longer subject to backup withholding. If the Depositary is not provided with the correct TIN, such Shareholder may be subject to a $50 penalty imposed by the IRS and payments that are made to such Shareholder pursuant to the Offer may be subject to backup withholding (see below).

Each Shareholder is required to give the Depositary the TIN (e.g., Social Security number or employer identification number) of the record holder of the Common Shares. If the Common Shares are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report. A Shareholder who does not have a TIN may check the box in Part 3 of the Substitute Form W-9 if such Shareholder has applied for a number or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the Shareholder must also complete the "Certificate of Awaiting Taxpayer Identification Number" below in order to avoid backup withholding. If the box is checked, payments made will be subject to backup withholding unless the Shareholder has furnished the Depositary with his or her TIN by the time payment is made. A Shareholder who checks the box in Part 3 in lieu of furnishing a TIN should furnish the Depositary with the shareholder's TIN as soon as it is received.

Certain Shareholders (including, among others, all corporations) are not subject to these backup withholding requirements. To avoid possible erroneous backup withholding, a Shareholder who is a resident of the United States for U.S. federal income tax purposes and is exempt from backup withholding should complete the Substitute Form W-9 by providing his or her correct TIN, signing and dating the form, and writing "exempt" on the face of the form.

All Shareholders are encouraged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements and to determine which form should be used to avoid backup withholding.

If backup withholding applies, the Depositary is required to withhold 28% of any payments to be made to the Shareholder. Backup withholding is not an additional tax. Rather, the U.S. tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the IRS. The Depositary cannot refund amounts withheld by reason of backup withholding.
10

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.

9. Lost Certificates

If a certificate representing Common Shares has been lost, destroyed, mutilated or mislaid, this Letter of Transmittal should be completed as fully as possible and forwarded to the Depositary along with a completed Affidavit of Lost or Destroyed Certificate(s). The premium payable to obtain a surety bond that is required to replace a Shareholder’s lost certificate will be deducted from the Shareholder’s Offer proceeds. The premium for such surety bond may be calculated on the Affidavit of Lost or Destroyed Certificate(s).

10. Miscellaneous

(a)
If the space on this Letter of Transmittal is insufficient to list all certificates for Common Shares, additional certificate numbers and number of securities may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Common Shares are registered in different forms (e.g. “John Doe” and “J. Doe”), a separate Letter of Transmittal should be signed for each different registration.

(c)
No alternative, conditional or contingent deposits will be accepted and no fractional Common Shares will be purchased. All depositing Shareholders by execution of this Letter of Transmittal (or a facsimile thereof) waive any right to receive any notice of the acceptance of Deposited Shares for payment.

(d)
The Offer and all contracts resulting from acceptance thereof shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario and the courts of appeal therefrom.

(e)
Questions and requests for assistance may be directed to the Depositary. Additional copies of the Notice to United States Shareholders dated October [•], 2006, the Offer to Purchase and Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Depositary.

(f)	Deposits of Common Shares made using this Letter of Transmittal will not be accepted from or on behalf of Shareholders in any jurisdiction outside of the United States.

11

SUBSTITUTE Form W-9	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number OR Employer Identification Number ("TIN"")

Department of the Treasury, Internal Revenue Service Request for Taxpayer Identification Number ("TIN") and Certification

Part 2 —
Certification — Under penalties of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) after being so notified, the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. person (including a U.S. resident alien).

Signature: ___________________________
Part 3 — Awaiting TIN ☐
Name: ______________________________
Date: _______________________________

Address: ____________________________
(Please Print)

NOTE:
FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature: _______________________________________	Date: ______________________

12

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help you determine the number to give the payer.

For this type of account:			Give the name and SOCIAL SECURITY number of —

1.	Individual		The individual
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)
4.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or single-owner LLC		The owner(3)

For this type of account:			Give the EMPLOYER IDENTIFICATION number of —

6.	Sole proprietorship or single-owner LLC		The owner(3)
7.	A valid trust, estate, or pension trust		Legal entity(4)
8.	Corporate or LLC electing corporate status on Form 8832		The corporation
9.	Association, club, religious, charitable, educational or other tax-exempt organization		The organization
10.	Partnership or multi-member LLC		The partnership
11.	A broker or registered nominee		The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments		The public entity
___________

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.

(2)	Circle the minor's name and furnish the minor's Social Security number.

(3)
You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or Employer Identification number (if you have one). If you are a sole proprietor, IRS encourages you to use your Social Security number.

(4)
List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.
13

Obtaining a Number

If you do not have a Taxpayer Identification Number, you should apply for one immediately. To apply for a Social Security number, obtain Form SS-5, Application for a Social Security Card, from your local Social Security Administration Office or on-line at www.ssa.gov/online/ss5.html. You may also obtain this form by calling 1-800-772-1213. Use Form W-7, Application for an IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can obtain Forms W-7 and SS-4 by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS Web Site at www.irs.gov.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

•
An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement arrangement, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•	The U.S. or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the U.S., or any political subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency, or instrumentality thereof.

Other payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A trust exempt from tax under Section 664 of the Code or described in Section 4947 of the Code.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A middleman known in the investment community as a nominee or custodian.

•	A dealer in securities or commodities required to register in the U.S., the District of Columbia or a possession of the U.S.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a) of the Code.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A foreign central bank of issue.

Payments of dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

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•	Payments made by certain foreign organizations.

Exempt payees described above should file a Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(2), 6045 and 6050A of the Code and the regulations promulgated thereunder.

Privacy Act Notice. — Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and may provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)
Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to wilful neglect.

(2)
Civil Penalty for False Information with Respect to Withholding. — If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)	Criminal Penalty for Falsifying Information. — Wilfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

15

The Depositary for the Offer is:

CIBC MELLON TRUST COMPANY

By Mail

P.O. Box 1036
Adelaide Street Postal Station
Toronto, Ontario, Canada
M5C 2K4

By Registered Mail, Hand or by Courier

199 Bay Street
Commerce Court West, Securities Level
Toronto, Ontario, Canada
M5L 1G9

Toll-free: 1-800-387-0825
Phone: (416) 643-5500
E-Mail: inquiries@cibcmellon.com

Any questions and requests for assistance may be directed by Shareholders to the Depositary at its telephone numbers and locations set out above. Shareholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

16

THIS IS NOT A LETTER OF ACCEPTANCE AND TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY
for Common Shares
of
STERLITE GOLD LTD.
Pursuant to the Offer dated August 25, 2006, as extended and supplemented by the Notice to United States Shareholders dated November [•], 2006 of
TWIN STAR INTERNATIONAL LIMITED
a wholly-owned subsidiary of
VEDANTA RESOURCES PLC

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME)
ON ___________, 2006 (THE “EXPIRY TIME”), UNLESS EXTENDED OR WITHDRAWN.

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used by shareholders of Sterlite Gold Ltd. in the United States (“Shareholders”) to accept the offer dated August 25, 2006, as extended and as supplemented by the Notice to United States Shareholders dated November [•], 2006 (the “Offer”) made by Twin Star International Limited (the “Offeror”), an indirect wholly-owned subsidiary of Vedanta Resources plc, for all of the issued and outstanding common shares (“Common Shares”) of Sterlite Gold Ltd. (“Sterlite Gold”) not already owned by the Offeror and its affiliates, if (i) the certificate(s) representing such Common Shares are not immediately available, or (ii) the certificate(s) and all other required documents cannot be delivered to the Depositary prior to the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary at its office in Toronto listed below and must include a guarantee by an Eligible Institution in the form set forth herein. Delivery to any office other than the Toronto office of the Depositary does not constitute delivery for purposes of satisfying a guaranteed delivery.

This Notice of Guaranteed Delivery is only to be used by Shareholders in the United States.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. References to the Offer to Purchase and Circular are deemed to be, where appropriate, references to the Offer to Purchase and Circular, as supplemented by the Notice to United States Shareholders dated November [•], 2006. Capitalized terms used but not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer to Purchase and Circular dated August 25, 2006 .

TO: CIBC MELLON TRUST COMPANY, as Depositary

By Mail:	By Registered Mail, Hand or by Courier:	By Facsimile Transmission:
P.O. Box 1036	199 Bay Street	(416) 643.3148
Adelaide Street Postal Station	Commerce Court West, Securities Level
Toronto, Ontario	Toronto, Ontario
M5C 2K4	M5L 1G9
Canada	Canada

If a Shareholder wishes to deposit Common Shares pursuant to the Offer and (i) the certificate(s) representing such Common Shares are not immediately available, or (ii) the certificate(s) and all other required documents cannot be delivered to the Depositary prior to the Expiry Time, those Common Shares nevertheless may be deposited validly under the Offer by utilizing the procedures contemplated by this Notice of Guaranteed Delivery, provided that all of the following conditions are met:

(a)  the deposit is made by or through an Eligible Institution (as defined below);

(b)  this Notice of Guaranteed Delivery or a facsimile hereof, properly completed and duly executed, including a guarantee by an Eligible Institution in the form specified below, is received by the Depositary, at its Toronto office at the address specified above, prior to the Expiry Time; and

(c)  the certificate(s) representing deposited Common Shares in proper form for transfer, together with a letter of acceptance and transmittal in the form accompanying the Notice to United States Shareholders dated November [•], 2006 (the “Letter of Transmittal”) or a manually signed facsimile thereof, properly completed and duly executed and all other documents required by the Letter of Transmittal, are received by the Depository at the Toronto office of the Depositary, at the address specified above, prior to 5:00 p.m. (Toronto time) on the third trading day on the Toronto Stock Exchange after the date on which the Expiry Time occurs.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP) (members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada or the National Association of Securities Dealers, Inc. or banks or trust companies in the United States).

THIS NOTICE OF GUARANTEED DELIVERY MAY BE DELIVERED BY HAND OR TRANSMITTED BY FACSIMILE TRANSMISSION OR MAILED TO THE DEPOSITARY AT ITS TORONTO OFFICE AS SPECIFIED ABOVE AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET FORTH HEREIN. DELIVERY TO ANY OFFICE OTHER THAN THE TORONTO OFFICE OF THE DEPOSITARY SHALL NOT CONSTITUTE DELIVERY FOR THE PURPOSES OF SATISFYING A GUARANTEED DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATES FOR COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR COMMON SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

2

TWIN STAR INTERNATIONAL LIMITED
NOTICE OF GUARANTEED DELIVERY

TO: TWIN STAR INTERNATIONAL LIMITED

AND TO: CIBC MELLON TRUST COMPANY, as Depositary

The undersigned hereby deposits to the Offeror, upon the terms and subject to the conditions set forth in the Offer to Purchase and Circular and the Letter of Transmittal, receipt of which is hereby acknowledged, the Common Shares described below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”, and Instruction 2 of the Letter of Transmittal, “Procedures for Guaranteed Delivery”.

COMMON SHARES
Common Share Certificate Number	Name(s) in which Registered	Number of Common Shares Represented by Certificate	Number of Common Shares Deposited*

TOTAL:
(If space is insufficient please attach a list to this Notice of Guaranteed Delivery in the above form.)
* Unless otherwise indicated, the total number of Common Shares evidenced by all certificates delivered will be deemed to have been deposited.

Signature(s) of Holder(s) of Common Shares	Address(es)

Name (please print)

Date

Zip Code

Telephone Number (business hours)

3

GUARANTEE
(not to be used for signature guarantee)

The undersigned, an Eligible Institution, guarantees delivery to the Depositary, at its address in Toronto set forth herein, of the certificate(s) representing the Common Shares deposited hereby, each in proper form for transfer, together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly signed with any required signature guarantees, covering the deposited Common Shares, and all other documents required by the Letter of Transmittal, prior to 5:00 p.m. (Toronto time) on the third trading day on the Toronto Stock Exchange after the date on which the Expiry Time occurs.

Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Dated:           , 2006

Firm

Authorized Signature

Name and Title (please print or type)

Address of Firm

Area Code and Telephone Number

4